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TABLE OF CONTENTS Prospectus Supplement

Filed Pursuant to Rule 424B5
Registration No. 333-208652

PROSPECTUS SUPPLEMENT
(to prospectus dated December 21, 2015)

Dividend Reinvestment and Stock Purchase Plan
11,859,410 Shares
Common Stock

        This prospectus supplement amends and restates in its entirety the prospectus supplement dated December 21, 2015 (the "Prior Prospectus Supplement") related to our Dividend Reinvestment and Stock Purchase Plan (the "Plan"), which supplements the accompanying prospectus dated December 21, 2015, in connection with the appointment of Computershare Trust Company, N.A. as our new Plan Administrator for the Plan, effective May 24, 2018. Pursuant to the Prior Prospectus Supplement, we registered 13,302,702 shares of our common stock. Of those 13,302,702 shares of our common stock, 11,859,410 shares remain unsold as of May 24, 2018.

        The Plan provides a convenient and economical way for our stockholders and other investors to purchase shares of our common stock and to reinvest cash dividends in additional shares of our common stock. You should read this prospectus supplement carefully before you invest and retain it for future reference. This prospectus supplement relates to 11,859,410 shares of our common stock registered for sale under the Plan. We currently pay regular monthly distributions to holders of our common stock, which is listed on the New York Stock Exchange under the symbol "O." On May 23, 2018, the last reported sale price of our common stock on the New York Stock Exchange was $52.98 per share.

        Participation in the Plan is entirely voluntary and you may discontinue your participation at any time.

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  If you are not already a stockholder, you may become a participant in the Plan by enrolling online at www.computershare.com/realtyincome or by submitting an Initial Enrollment Form (for new investors) to the Plan Administrator, Computershare Trust Company, N.A., and making an initial cash investment in our common stock of at least $1,500 (which you may satisfy by authorizing a minimum of fifteen (15) automatic monthly investments of at least $100) and up to a maximum of $50,000.

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  If you are a registered holder of shares of our common stock and participate in the Plan, you may purchase additional shares of our common stock by reinvesting all or a portion of the cash dividends paid on your shares of our common stock, or by making optional cash investments of at least $100 and up to a maximum of $50,000 per month.

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  If you are a beneficial owner of shares held by a broker or other custodial institution for your account, you may participate in the Plan if your broker has established procedures that permit its customers to participate in plans such as ours.

        The purchase price for shares of our common stock purchased directly from us for dividend reinvestments or optional cash investments not exceeding $50,000 will be the average of the high and low sale price per share as reported on the consolidated tape for New York Stock Exchange listed securities administered by the Consolidated Tape Association on the last day on which our common stock was traded before the investment date. The purchase price for shares of our common stock purchased by the Plan Administrator on the open market will be the weighted average price of the relevant batch of all shares purchased by the Plan Administrator for Plan participants on the relevant investment date. Shares of our common stock purchased directly from us for an optional cash investment of more than $50,000 will be priced at the volume weighted average price per share of our common stock as traded on the New York Stock Exchange during regular trading hours on the purchase dates, less any applicable discount.

        Investing in our common stock involves risks. See "Risk Factors" beginning on page S-1 of this prospectus supplement and in our periodic reports and other information we file with the Securities and Exchange Commission.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is May 24, 2018

Prospectus Supplement

Prospectus

        You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of the securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein are accurate only as of those documents' respective dates. Our business, financial condition, results of operation and prospectus may have changed since those dates.

        This document is in two parts. The first part is the prospectus supplement, which adds to and updates information contained in the accompanying prospectus. The second part, the prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus, you should rely on the information in this prospectus supplement.

        Before purchasing any securities, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the incorporated documents described under the heading "Incorporation by Reference" in this prospectus supplement and the accompanying prospectus.

        Unless otherwise expressly stated or the context otherwise requires, references to "dollars" and "$" in this prospectus supplement and the accompanying prospectus are to United States dollars.

RISK FACTORS

        Before you decide to participate in the Plan, you should carefully consider the risks, uncertainties and any cautionary language or other information incorporated by reference in this prospectus supplement and the accompanying prospectus, including (i) the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, (ii) our subsequent Quarterly Reports on Form 10-Q and (iii) the other information contained in this prospectus supplement and the accompanying prospectus, including the information described under the caption "Forward-Looking Statements" in the accompanying prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, before acquiring any securities.

Risks Relating to Participation in the Plan

You will not know the price of the shares of our common stock you are purchasing under the Plan at the time you authorize the investment or elect to have your dividends reinvested.

        The price of shares of our common stock may fluctuate between the time you decide to purchase shares under the Plan and the time of actual purchase. In addition, during this time period, you may become aware of additional information that might affect your investment decision, but you may not be able to change or cancel your purchase authorization.

You will not be able to direct the specific time or price at which your shares are sold under the Plan.

        If you instruct the Plan Administrator to sell shares under the Plan, you will not be able to direct the time and price at which your shares are sold, except for prices specified for Day Limit Orders or GTC Limit Orders, in each case as described in this prospectus supplement. The price of our shares may decline between the time you decide to sell shares and the time of actual sale. If you decide to withdraw from the Plan, the Plan Administrator will send you a Direct Registration Account Statement unless you request a certificate for whole shares credited under the Plan. If you request a certificate, the market price of our shares may decline between the time you decide to withdraw and the time you receive the certificate.

DESCRIPTION OF THE PLAN

Purpose

        The primary purpose of the Plan is to provide our common stockholders, as well as new investors, with a convenient and economical method of purchasing our common stock. Once enrolled in the Plan, you may reinvest cash dividends and, through optional cash payments, purchase additional shares of our common stock at regular intervals. Although we expect the Plan to appeal to many stockholders, it is entirely optional. If you are a stockholder and do not participate in the Plan, you will receive cash dividends and distributions in the usual manner, as and when we declare and pay them. A secondary purpose of the Plan is to enable us to raise additional capital by selling newly issued shares of our common stock under the Plan.

Advantages of Plan Participation

        Participation in the Plan will enable you to:

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  Make an initial investment in shares of our common stock through the Plan if you are not already a stockholder, with an initial cash investment of at least $1,500, which you may satisfy by authorizing a minimum of fifteen (15) automatic monthly investments of at least $100, and which may not exceed $50,000 per month unless we agree to waive that limit.

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  Invest in additional shares of our common stock if you are already a holder of our common stock by making optional cash investments at any time of at least $100 and not more than $50,000 per month, unless we agree to waive that limit in any month.

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  Choose to have cash dividends on some or all of your shares of our common stock automatically reinvested in shares of our common stock.

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  Continue to receive cash dividends on any shares of our common stock held in the Plan that you have not chosen to reinvest in additional shares of our common stock, subject to the minimum reinvestment requirements as discussed below.

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  Make automatic monthly investments in additional shares of our common stock by electronic funds transfer.

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  Deposit all of your common stock certificates with the Plan Administrator for safekeeping, thereby reducing your risk of loss of physical certificates.

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  Have full investment of your funds under the Plan because the Plan permits your account to be credited with both whole and fractional shares. Dividends will be paid not only on whole shares but also proportionately on fractional shares.

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  Sell or make gifts of shares of our common stock held in the Plan.

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  Receive notices of Plan transactions and periodic statements of Plan activity.

Administration

        Plan Administrator.    Computershare Trust Company, N.A. (or a successor thereto) will serve as the Plan Administrator, and will purchase shares of our common stock for participants in the Plan, serve as custodian for shares on deposit in the Plan, keep records, send statements of account to Participants and perform other duties relating to the Plan. Shares of our common stock purchased under the Plan will be registered in the name of the Plan Administrator (or its nominee) and held by the Plan Administrator for each participant in the Plan. Effective May 24, 2018, Computershare Trust Company, N.A. serves as transfer agent, registrar and dividend paying agent for our common stock.

        Contacting the Plan Administrator.    For inquiries and requests for service regarding the Plan, including optional cash investments, sales, transfers, deposits or withdrawals, or to provide notices to the Plan Administrator, you may contact the Plan Administrator as follows:

By telephone:	You may speak to a representative of the Plan Administrator by calling 1-877-218-2434 (toll free) from the United States and Canada or 1-781-575-3017 from outside the United States and Canada.
In writing:	You may send your inquiry, request or notice to the following address:
Computershare Trust Company, N.A.
P.O. Box 505005
Louisville, KY 40233-5005
Or via overnight delivery service:
Computershare Trust Company, N.A.
462 South 4th Street
Suite 1600
Louisville, KY 40202
Please include in your letter a telephone number where you may be reached during business hours in addition to your name, address and Plan account number.

        Online Access.    In order to promote cost efficiency and to minimize the impact of paper on the environment, we actively encourage Plan participants to access their accounts and perform a variety of transactions electronically through the Plan Administrator's website at www.computershare.com/realtyincome. Online access to your Plan account will require your Plan account number, which will be sent to you by the Plan Administrator and is located on your Plan Account statement. At the website you be prompted to create a password and you will need to follow the instructions accordingly.

        Notices to You.    The Plan Administrator will send all notices and other communications to you at your last known address on file with the Plan Administrator. You should notify the Plan Administrator promptly of any change in address.

        Use of Broker/Dealer.    The Plan Administrator is authorized to choose a broker/dealer, including an affiliated broker/dealer, to effect open market purchases and sales of shares of our common stock for Plan participants. The broker/dealer will receive fees and commissions for effecting such transactions. From time to time we may change the amount of fees charged to Plan participants.

Eligibility to Participate

        You may participate in the Plan if you are:

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  a current stockholder of record of our common stock (shares are registered in your name with our transfer agent);

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  a new investor who is a person or legal entity residing in the United States; or

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  a new investor who is a citizen or resident of a country other than the United States, if there are no laws or governmental regulations that would prohibit you from participating in the Plan, or that would affect the terms of the Plan.

        If you are a beneficial owner of shares of our common stock held by a broker or other custodial institution for your account, you may participate in the Plan only if your broker or custodian has established procedures that permit its customers to participate in plans such as the Plan, or if you become a stockholder of record of our common stock. You can become a stockholder of record by transferring one or more of the shares of our common stock from your brokerage or custodial account into your name, or by enrolling in the Plan as a new investor. We reserve the right to deny, modify, suspend or terminate participation by any person or entity.

Restrictions on Eligibility

        REIT Qualification Restrictions.    We may terminate, by written notice at any time, any participant's individual participation in the Plan if we determine, in our sole discretion, that such participation would be in violation of the ownership limits set forth in our charter or otherwise jeopardize our status as a real estate investment trust, or REIT. See "Restrictions on Ownership and Transfers of Stock" on page 35 of the accompanying prospectus. To the extent that the reinvestment of dividends or distributions (as applicable) under the Plan would cause a participant or any other person to exceed the ownership limits, such reinvestment will be void ab initio. Any such participant will be entitled to receive cash dividends or distributions (as applicable), without interest, in lieu of such reinvestment.

        Exclusion from the Plan for Short-term Trading, Illegality or Other Practices.    Participants should not use the Plan to engage in short-term trading activities or any other activities that could affect the normal trading volume or pricing of shares of our common stock. If a participant does engage in those activities we may prevent that participant from continuing to participate in the Plan. In addition, we also may prevent participation by financial intermediaries, investment clubs or other nominees who engage in positioning transactions in order to benefit from any discount from the market price for shares acquired under the Plan. You also will not be able to participate in the Plan if your participation (i) could result in a violation of any securities laws or any other applicable laws, (ii) could require additional steps by us or you to ensure compliance with any laws, or (iii) is not authorized or lawful in your jurisdiction.

        Restrictions at Our Discretion.    We reserve the right to modify, suspend or terminate participation in the Plan by otherwise eligible stockholders in order to eliminate practices which we determine, in our sole discretion, to be inconsistent with the purposes or operation of the Plan or which may adversely affect the market price or trading volume of shares of our common stock.

Joining the Plan

        If you are eligible to participate in the Plan, you may join the Plan at any time. Once you have enrolled, you will remain enrolled until you withdraw from the Plan, we terminate the Plan or we terminate your participation in the Plan.

        The steps you must take to join the Plan vary depending upon whether you are already a registered holder of shares of our common stock:

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  If you already own our common stock and the shares are registered in your name, you must complete and submit a Registered Stockholder Enrollment Form, a copy of which is available by contacting the Plan Administrator at 1-877-218-2434 (or 1-781-575-3017 outside of the United States and Canada). You may also join the Plan by enrolling online at www.computershare.com/realtyincome.

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  If you do not currently own any shares of our common stock, you may join the Plan if you make an initial cash investment of at least $1,500, which you may satisfy by authorizing a minimum of fifteen (15) automatic monthly investments of at least $100. You must complete and submit an Initial Enrollment Form (for new investors), a copy of which is available by contacting the Plan Administrator. You may also join the Plan by enrolling online at www.computershare.com/realtyincome, and make your required initial investment by one of the methods described below under the caption "Optional Investments within Plan Limits—Payment Options." The maximum initial investment is $50,000 unless we agree to waive that limit in accordance with the procedures described below under the caption "Optional Investments in Excess of Plan Limits."

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  If you currently own shares of our common stock but the shares are held in a brokerage or other custodial institution account, you can participate directly in the Plan by coordinating your participation in the Plan through the broker or other intermediary in whose name your shares are held (if your broker or other intermediary has procedures that permit such participation), by directing your broker or other intermediary to register some or all of your shares directly in your name with our transfer agent and then enrolling in the Plan as described in the first bullet point, or by enrolling in the Plan as a new investor as described in the second bullet point.

Investment Options

        The Registered Stockholder Enrollment Form and the Initial Enrollment Form (for new investors) allow you to decide the extent of your participation in the Plan. By checking the appropriate box on either form, you indicate which features of the Plan you will use:

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  Full Dividend Reinvestment:  Select this option if you wish to reinvest the dividends on all shares of our common stock registered in your name, minus any applicable withholding taxes, in additional shares of our common stock. You will also be entitled to invest optional cash payments in additional shares of our common stock.

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  Partial Dividend Reinvestment by Percentage of Shares:  Select this option if you wish to receive in cash a designated portion of the dividends on the shares of our common stock registered in your name, minus any applicable withholding taxes, with the balance to be applied to the purchase of additional shares of our common stock. Such designation is made by specifying the percentage of dividends to be reinvested. The amount of such dividends paid in cash will be paid to you by check or you can designate all or a portion of the cash dividend you are entitled to receive to be deposited directly into your bank account. You must designate the banking information where you want your dividends deposited.

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  All Dividends Paid in Cash (No Dividend Reinvestment):  Select this option if you wish to participate in the Plan by making only optional cash investments. You will receive cash dividends and distributions, when and if declared by our Board of Directors, on all of the shares of our common stock registered in your name or beneficially owned by you.

IMPORTANT:

        If you return a signed Registered Stockholder Enrollment Form or Initial Enrollment Form (for new investors) to the Plan Administrator without any of the boxes checked, the Plan Administrator will automatically enroll you in the full dividend reinvestment alternative.

        The Plan Administrator will not process your Registered Stockholder Enrollment Form or Initial Enrollment Form (for new investors) if the form does not have the proper signature(s).

        If you own fewer than 100 shares, you will receive an annual statement detailing all transactions for the year, including 1099-DIV tax reporting information. If you own 100 shares or more, you will receive monthly account statements. These statements contain information that is required for tax reporting purposes. Therefore it is imperative that you keep the statements until Plan shares have been disposed of and all tax obligations have been met.

Dividend Reinvestment

        Dividend Reinvestment Dates.    Dividends will be reinvested in additional shares of our common stock on the regular dividend payment dates (each of which is an "investment date" for reinvested dividends), or as soon as practicable thereafter. Historically, we have paid dividends on or about the fifteenth day of each month. No interest will be paid on dividends held by the Plan Administrator until after an investment date.

        Initial Dividend Option Selection.    If a Registered Stockholder Enrollment Form or Initial Enrollment Form (for new investors) specifying "Full Dividend Reinvestment" or "Partial Dividend Reinvestment" is properly completed and received by the Plan Administrator before the dividend record date then reinvestment of the designated dividends will commence with that dividend payment date.

        Change in Dividend Option Selection.    You can change your investment option at any time by completing an Enrollment Form and returning it to the Plan Administrator or by submitting a request to the Plan Administrator. You can also change your investment option online at www.computershare.com/realtyincome or over the telephone by calling the Plan Administrator. The Plan Administrator must receive notice of your change in dividend reinvestment option before the dividend record date for the change to be effective in connection with that dividend.

        Payment of Cash Dividends.    If you choose partial dividend reinvestment, you can have your cash dividends deposited directly into your U.S. financial institution account, instead of receiving a check by mail. To have your cash dividends deposited electronically, you must request an Authorization for

Electronic Direct Deposit Form or enroll online at www.computershare.com/realtyincome. You should allow 30 days from the date of the Plan Administrator's receipt of the completed form or online request for the direct deposit to be established. You also may change your designated U.S. financial institution account for direct deposit or discontinue this feature by notifying the Plan Administrator in writing or online at www.computershare.com/realtyincome.

Optional Investments within Plan Limits

        Maximum and Minimum Investment Amounts.    If you are a participant in the Plan, you may purchase additional shares of our common stock at any time by using the Plan's optional cash investment feature. Optional cash investments may not be less than $100 and not more than $50,000 per month, unless we agree to waive that limit in any month. Dividend amounts reinvested in additional shares and stock certificates deposited in the Plan for safekeeping do not count toward the $50,000 per month limit.

        If you are not already a Plan participant at the time you wish to make an optional cash investment, you must enroll in the Plan in connection with that investment by submitting an Initial Enrollment Form (for new investors). Your initial cash investment must be at least $1,500, which you may satisfy by authorizing a minimum of fifteen (15) automatic monthly investments of at least $100, and may not exceed $50,000 unless we agree to waive that limit.

        An optional cash investment in excess of $50,000 initially or per month may only be made after submission to us of a written request for a waiver, and after we have given our written approval, which we may grant or deny in our sole discretion. See the discussion below under the caption "Optional Investments in Excess of Plan Limits."

        Investment Dates.    Except as provided in the following paragraph, optional cash investments received by the Plan Administrator are invested in shares of our common stock weekly, typically on Friday or, if such day is not a business day, on the next business day (each of which is an "investment date" for optional cash investments) or as soon as practicable thereafter. Depending on the number of shares being purchased and current trading volume in the shares, purchases may be executed in multiple transactions and may be traded on more than one day. Shares purchased will be credited to your Plan account on each investment date or as soon as practicable thereafter. Optional cash investments received two business days before a given investment date will be invested on that investment date. Optional cash payments received on or after that time will be held by the Plan Administrator until the next investment date. We recommend that optional cash payments be sent so as to be received shortly before an investment date since no interest will be paid on cash held until an investment date.

        Under the Plan, you may elect to have monthly optional cash investments automatically deducted by electronic funds transfer from your checking or savings account at any qualified U.S. financial institution that participates in the automated clearing house. These automatic monthly deductions are made on the 5th day of each month, the 25th day of each month or both, or if such date is not a business day, the deduction will be made on the next business day. Funds so deducted will be invested as provided in the previous paragraph.

        Participants should be aware that the share price may fluctuate between the time your purchase request is received by the Plan Administrator and the time the investment is made. The Plan Administrator may, at its own discretion, accept written requests to revoke instructions if requests are received prior to the investment being made.

        Payment Options.    You have the following three payment options when making optional cash investments. In each case, necessary funds must be drawn in U.S. dollars from an account with a U.S. financial institution.

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  By Check:  You may send the Plan Administrator a check made payable to "Computershare-Realty Income." To make an initial investment by check at the time you join the Plan, you should enclose your check with your appropriate Enrollment Form and mail it to the Plan Administrator at the address indicated above under the caption "Administration." To make a payment by check when you are already a Plan participant, you should mail the tear-off portion of your Plan account statement along with your check to the Plan Administrator or send a letter noting your account information and requested optional cash investment amount. Cash, third party checks, money orders, traveler's checks and checks not drawn on a U.S. financial institution or not in U.S. dollars will not be accepted and will be returned to the sender.

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  By One-Time Online Investment:  You may make one-time optional cash investments online through the Plan Administrator's website at www.computershare.com/realtyincome. To purchase shares of our common stock online, you must authorize the withdrawal of funds from your U.S. financial institution checking or savings account by electronic funds transfer. You can authorize an electronic funds transfer withdrawal from your U.S. financial institution checking or savings account by completing the authorization online at www.computershare.com/realtyincome. You may make an initial investment online at the time you join the Plan in connection with a one-time online enrollment. Stockholders enrolled in the Plan may submit individual online investments at any time. If you authorize a one-time optional cash investment online at www.computershare.com/realtyincome, the estimated debit date and investment date are provided on the confirmation page at the conclusion of the online purchase process. You should review this information carefully prior to confirming an online purchase request.

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  By Recurring Automatic Withdrawal from Your U.S. Financial Institution Account:  If you wish to make regular monthly investments without writing checks, in connection with your enrollment in the Plan, you can authorize an automatic monthly electronic funds transfer withdrawal from your U.S. financial institution checking or savings account by completing and submitting to the Plan Administrator a Direct Debit Authorization Form with a voided blank check or deposit slip for the account from which funds are to be drawn. You may obtain a Direct Debit Authorization Form from the Plan Administrator by calling 1-877-218-2434 (or 1-781-575-3017 outside of the United States and Canada). You may also provide the authorization online at www.computershare.com/realtyincome. Funds will be deducted from your account on the 5th day of each month, the 25th day of each month or both (or, if that day is not a business day, on the next business day). You should allow four to six weeks for your first automatic withdrawal to be initiated. You may change or terminate your automatic withdrawal authorization online or by written notice to the Plan Administrator at least 10 business days before the next scheduled cash withdrawal. It is your responsibility to notify the Plan Administrator immediately of any changes in electronic funds transfer information as it relates to your authorized monthly deduction.

        Insufficient Funds.    A $35 fee will be assessed if any check is returned unpaid, or if an automatic withdrawal from your U.S. financial institution account fails due to insufficient funds. In addition, the Plan Administrator may consider the request for the investment of these funds null and void and may immediately remove any shares already credited to your Plan account in anticipation of receiving those funds. These shares will be sold to recover any uncollected funds and the return fee. If the net proceeds of the sale of such shares are insufficient to recover in full the uncollected amounts plus the return fee, the Plan Administrator reserves the right to sell such additional shares from any of your accounts maintained by the Plan Administrator as may be necessary to recover in full the uncollected balance plus the return fee.

        Refunds.    You may obtain a refund of any optional cash purchase payment not yet invested by requesting the Plan Administrator to refund your payment. The Plan Administrator must receive your request not later than two business days prior to the next investment date. If the Plan Administrator receives your request later than the specified date, your cash purchase payment will be applied to the purchase of shares of our common stock.

        Making Changes to Recurring Automatic Withdrawals.    You may change the amount of your automatic monthly investments online at www.computershare.com/realtyincome or by submitting a new Direct Debit Authorization Form to the Plan Administrator. You may discontinue automatic monthly investments online at www.computershare.com/realtyincome or by notifying the Plan Administrator in writing at the address provided above under the caption "Administration." If the Plan Administrator receives your new instructions at least ten business days before the next debit date, the change will be effective for that month. A fee of $35 will be charged on any returned unpaid electronic fund transfers.

Purchase of Shares within Plan Limits

        Source of Shares.    We have the sole discretion to determine whether shares purchased under the Plan will come from the authorized and unissued shares of our common stock or shares purchased on the open market or in negotiated transactions by the Plan Administrator. We will generally not change our determination as to the source of the shares more than once in any three month period.

        Pricing of Shares Purchased from Us.    The price at which authorized and unissued shares of our common stock will be purchased from us will be the average of the high and low price per share paid on the last day on which our common stock was traded preceding the investment date as reported on the consolidated tape for New York Stock Exchange ("NYSE") listed securities administered by the Consolidated Tape Association.

        Pricing of Shares Purchased in the Market.    For shares purchased on the open market by the Plan Administrator under the Plan, whether through dividend reinvestment, initial cash investment or optional cash investment, the Plan Administrator may combine your funds with funds of other Plan participants and generally will batch purchase types (dividend reinvestments, initial cash investments and optional cash investments) for separate execution by the Plan Administrator's broker/dealer. Depending on the number of shares being purchased and current trading volume in shares of our common stock, the Plan Administrator's broker/dealer may, in the Plan Administrator's discretion, combine and execute separate batches, execute each purchase type in several batches throughout a trading day, and/or execute purchases for any batch or batches in multiple transactions and over more than one day. For each purchased batch, the price per share of our common stock purchased for each Plan participant's Plan account, whether purchased with reinvested dividends, with initial cash investments or with optional cash investments, shall be the weighted average price of the specific batch for shares of the common stock purchased by the Plan Administrator's broker/dealer on that investment date of which those shares of common stock formed a part.

        With respect to any such purchases of shares of our common stock on the open market, the Plan Administrator or its broker/dealer will determine the timing, manner and terms of such purchases. Since purchase prices for our common stock are established on the applicable investment date, a Plan participant loses any potential advantages otherwise available to such Plan participant that arise from being able to select the timing of its investments. The Plan Administrator will have no responsibility as to the market value of shares acquired for Plan participants' accounts.

Waiver Requests within an Announced Waiver Discount Period.

        Optional cash investments of more than $50,000 per month (including any initial investments in excess of $50,000) ("Large Cash Purchase") may be made only by investors that submit a request for waiver. Large Cash Purchase requests may be approved by us in our sole discretion at any time.

        Submission of Requests for Waiver.    Investors who wish to make Large Cash Purchases for any month should telephone Realty Income at 1-855-204-9800 or access Realty Income's corporate website at www.realtyincome.com/investors/investor-resources/waiver-discount-information to determine if we will be considering Large Cash Purchase requests for such month. When you inquire, you will be informed of one of the following:

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  that we are not currently considering Large Cash Purchase requests; or

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  that we will be considering Large Cash Purchase requests, in which case we will provide information about submitting a Large Cash Purchase request form.

        Large Cash Purchase request forms may be obtained online through our website at www.realtyincome.com/investors/investor-resources/waiver-discount-information or by requesting a copy by calling Realty Income at 1-855-204-9800. We must receive completed Large Cash Purchase requests by delivery to Waiver-Discount@realtyincome.com by no later than 1:00 p.m. Pacific Time on the third business day before the first day of the "pricing period" for the applicable waiver period, as described below. We will notify by return email or by telephone any investor whose Large Cash Purchase request has been approved (including the amount of the investment approved) by 1:00 p.m. Pacific Time on the second business day before the first day of the applicable pricing period. The Plan Administrator must receive good funds relating to any approved Large Cash Purchase request by wire transfer to the account designated by us no later than 11:00 p.m. Pacific Time on the business day before the first day of the applicable pricing period. All such funds received after 11:00 p.m. Pacific Time on such business day may be returned without interest.

        Action on Large Cash Purchase Requests.    We have the sole discretion to grant or refuse to grant, in whole or in part, a Large Cash Purchase request. In acting on a Large Cash Purchase request, we will consider relevant factors, including without limitation:

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  whether the Plan is then purchasing shares of common stock from us or in the open market;

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  our need for additional funds;

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  the attractiveness of obtaining funds through the sale of shares of common stock under the Plan compared to other available sources of funds;

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  the purchase price likely to apply to any sale of shares of common stock under the Plan;

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  the party submitting the request, including the extent and nature of that party's prior participation in the Plan and the number of shares of common stock held by that party; and

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  the aggregate amount of Large Cash Purchases in excess of $50,000 for the month for which we have received Large Cash Purchase requests under the Plan.

        Large Cash Purchases will be priced as follows:

  •
  To determine the purchase price of shares of common stock purchased from us pursuant to a Large Cash Purchase request, we will fix the number of trading days in the "pricing period" for the applicable investment. The pricing period generally will consist of one to 15 consecutive trading days, unless the pricing period is extended as described below. On each trading day, we will generally apply an equal portion of the amount approved for investment pursuant to a Large Cash Purchase request to the purchase of shares of common stock, subject to the qualifications described below. Each day in the pricing period on which shares of common stock are purchased is referred to as a "Purchase Date." The price for shares of common stock purchased on each Purchase Date in a pricing period will be equal to 100% (less any applicable discount, as described below) of the composite volume weighted average price, rounded to four decimal places, of shares of common stock, as traded on the composite exchanges during regular NYSE hours, up to and including the closing print, on the Purchase Date. We will obtain this composite exchange pricing information from Bloomberg, LP or, if Bloomberg, LP is no longer providing this information, another authoritative source.

  •
  We may establish for each pricing period a minimum, or "threshold," price applicable to purchases made pursuant to a Large Cash Purchase request. We will make this determination in our discretion after a review of, among other factors, current market conditions, the level of participation in the Plan and our current and projected capital needs. We will notify an investor of the establishment of a threshold price at the time the Large Cash Purchase request has been approved.

  •
  If established for any pricing period, the threshold price will be stated as a dollar amount which the composite volume weighted average price of shares of common stock, rounded to four decimal places, as traded during regular NYSE hours, up to and including the closing print, must equal or exceed for each trading day of such pricing period (not adjusted for discounts, if any) in order for such trading day to be considered a Purchase Date.

        Except as provided below, any trading day for which such volume weighted average price is less than the applicable threshold price will not be considered a Purchase Date, and no funds will be invested in shares of common stock on that date. Funds that are not invested will be returned without interest, as described below, unless an investor elects to purchase shares at the threshold price (less any applicable discount), up to the allowable daily allocation. The availability of this option must be elected by us prior to the commencement of the pricing period.

  •
  The establishment of the threshold price and the potential return of a portion of investment funds apply only to investments made pursuant to Large Cash Purchase requests. Establishing a threshold price for a particular pricing period will not affect the establishment of a threshold price for any subsequent pricing period.

  •
  If we establish a threshold price for any pricing period, we may elect to extend that pricing period. If we do so, the initial pricing period may be extended by the number of trading days during the initial pricing period, up to three trading days, during which the threshold price is not satisfied or there are no trades of shares of common stock on the composite exchanges.

  •
  Neither we nor the Plan Administrator are required to notify you that a threshold price has been established for any pricing period.

  •
  If we elect to grant a pricing period extension and the threshold price is satisfied for any additional trading day during an extension, that trading day will be included as a Purchase Date for the extended pricing period. For example, if the extension feature is in use and the initial pricing period is ten trading days, but the threshold price is not satisfied on three out of those ten days, the pricing period will be extended by three trading days. If the threshold price is satisfied on any of the three trading days during the extension period, each of those three trading days will be a Purchase Date for that pricing period.

  •
  We may, in our sole discretion, establish a discount from the market price otherwise applicable to Large Cash Purchases (including initial investments) made pursuant to a request for waiver, but we are not obligated to do so. Any discount (including any applicable brokerage fees paid by us) may be 0.0% to 1.25% of the regular market price and may be varied by us in our sole discretion. We may establish any discount in our sole discretion after a review of, among other factors, current market conditions, the level of participation in the Plan, the attractiveness of obtaining financing through the sale of shares of common stock as compared to other sources of funds, and our current and projected capital needs. Establishing a discount for a particular pricing period will not affect the establishment of a discount for any subsequent pricing period.

  •
  Any investor purchasing shares of common stock pursuant to a request for a Large Cash Purchase will be treated as the beneficial owner of all shares of common stock purchased on each Purchase Date in the applicable pricing period as of the close of business on such Purchase Date, although Plan shares of common stock will not be credited to such investor's account until the conclusion of the pricing period unless we elect to use the "continuous settlement feature" described below for that pricing period.

  •
  If we elect to use the continuous settlement feature, shares of common stock will be credited to the Plan accounts of investors purchasing shares of common stock pursuant to requests for a Large Cash Purchase within three business days after each Purchase Date. We may activate the continuous settlement feature for a particular investment at the time we determine other pricing terms in respect of shares of common stock to be sold pursuant to a Large Cash Purchase request.

  •
  We will return, without interest, any amount to be invested pursuant to a Large Cash Purchase request that is not applied to the purchase of shares of common stock because the threshold price is not met or shares of common stock are not traded on the composite exchanges on any trading day during a pricing period or extension, as applicable. Any such uninvested funds will be returned within five business days after the last day of the applicable pricing period, as it may be extended. The amount returned will be based on the number of days on which the threshold price was not satisfied or no trades were reported on the composite exchanges compared to the total number of days in the pricing period or extended pricing period, as applicable. For example, the amount returned for a ten-day pricing period will equal one-tenth of the total amount of your proposed Large Cash Purchase investment for each trading day on which the threshold price is not satisfied or shares of common stock are not traded on the composite exchanges.

  •
  From time to time, financial intermediaries, including brokers and dealers, and other persons may engage in positioning transactions in order to benefit from any waiver discounts applicable to investments made pursuant to requests for waiver for Large Cash Purchases under the Plan. Those transactions may cause fluctuations in the trading volume of our common stock. Financial intermediaries and such other persons who engage in positioning transactions may be deemed to be underwriters. We have no arrangements or understandings, formal or informal, with any person relating to the sale of shares of common stock to be received under the Plan. We reserve the right to modify, suspend or terminate participation in the Plan by otherwise eligible persons to eliminate practices that are inconsistent with the purpose of the Plan.

        We may alter, amend, supplement or waive, in our sole discretion, the time periods and/or other parameters relating to optional cash purchases in excess of $50,000 made by one or more participants in the Plan or new investors, at any time and from time to time, prior to the granting of any request for waiver or during an active pricing period with notification to participants before a trading day begins. With such notification the participant may decide whether or not to participate in the modified feature or parameter.

Full and Fractional Shares

        Your Plan account will be credited with the number of shares, including fractions computed to six decimal places, equal to the total amount you invest (less applicable fees) divided by the applicable purchase price per share. Shares purchased under the Plan will be issued in book-entry form.

        Pricing Limitations Relating to REIT Status.    The Company reserves the right to impose pricing limitations if it determines such limitations are appropriate to comply with the tax rules applicable to REITs.

Reports to Plan Participants

        If you participate in the Plan, you will receive a transaction advice following each optional cash investment or sale or transfer of shares, and will receive an account statement whenever your dividend is reinvested for any month in which your Plan account had activity showing all transactions year-to-date (shares purchased or sold, amounts invested, amount of dividends, purchase prices) and the total number of shares in the account. In the future, we may send quarterly, semi-annual or annual statements rather than monthly statements. If we decide to change the frequency of the account statement, we will notify you. The statement will also include specific cost basis information in accordance with applicable law. These statements are your continuing record of the tax cost of your purchases of shares of our common stock under the Plan, and should be retained for income tax purposes until such time as you have disposed of all such shares. You may also review your Plan account and transactions online at www.computershare.com/realtyincome. You will also receive copies of each prospectus and any amendments or supplements to prospectuses describing the Plan, and copies of our annual reports to stockholders and proxy statements. You may also review these documents (except for income tax information) on our website, www.realtyincome.com, or the website of the SEC, www.sec.gov.

Participation and Transaction Fees

        The following fees apply to your participation in the Plan:

Enrollment in Plan—current stockholders	No fee
Initial Investment—new investors	No fee
Reinvestment of dividends	Company paid
Optional investments
• Service fee—automatic monthly investments	Company paid
• Service fee—individual electronic investments	Company paid
• Service fee—check optional investments	Company paid
• Per share processing fee (open market purchases only)	Company paid
Sale of shares
• Batch Order	$15.00
• Market Order	$25.00
• Limit Order per transaction (Day/GTC)	$25.00
• Trading fee (includes brokerage fees and commissions)	$0.12 per share
• Electronic deposit of sale proceeds	$5.00 U.S. accounts
• Agent assistance fee	$15.00 per request
Gift or other transfer of shares	Company paid
Prior year duplicate statement of account	$15.00 per year requested
Returned check or failed electronic payment fee	$35.00

        From time to time, we may change the amount of fees charged to Plan participants.

Depositing Shares into the Plan

        You may deposit any of our common stock certificates in your possession and registered in your name with the Plan Administrator at no cost. Shares so deposited in the Plan will be transferred into the name of the Plan Administrator, as custodian of your shares under the Plan, and credited to your Plan account. Thereafter, the shares will be treated in the same manner as shares purchased through the Plan and dividends on all such deposited shares will be reinvested to the extent you elected the dividend reinvestment option. Certificates should be unendorsed and sent to the Plan Administrator by registered or certified mail with return receipt requested and properly insured because you will bear the risk if the certificates are lost or stolen in transit. Certificates should be mailed to the following address:

  Computershare Trust Company, N.A.
  P.O. Box: 505005
  Louisville, KY 40233-5005

  Or via overnight delivery service to:
  Computershare Trust Company, N.A.
  462 South 4th Street
  Suite 1600
  Louisville, KY 40202

        Depositing your stock certificates in the Plan offers two significant advantages. First, the risk to you associated with loss, theft or destruction of stock certificates is eliminated. If a stock certificate is lost, stolen or destroyed, no transfer or sale of the shares may take place until a replacement certificate is obtained. This procedure is not always simple and usually results in costs and paperwork to you, to us and to our transfer agent. Second, the deposited shares may be sold through the Plan in a convenient and efficient manner.

Withdrawing Shares from Your Plan Account

        You may withdraw any number of whole shares from your Plan account at any time by notifying the Plan Administrator to that effect in writing, by telephone or online at www.computershare.com/realtyincome. You may obtain the shares to be withdrawn in book-entry form through the direct registration system maintained by our transfer agent. Any shares remaining in your Plan account will continue to be credited to that account, and dividends paid with respect to such remaining shares will be reinvested in additional shares in accordance with your dividend reinvestment election until your participation in the Plan is terminated. The Plan Administrator will generally process the withdrawal of your shares as promptly as possible after your request is received.

Pledging Your Plan Account Shares

        You may not pledge any shares of our common stock held in your Plan account as collateral for a loan or other obligation. If you wish to pledge shares held in your Plan account, you must first withdraw from your Plan account the number of shares you wish to pledge.

Selling Your Shares

        Plan participants may instruct the Plan Administrator to sell shares under the Plan through a Batch Order, Market Order, Day Limit Order or GTC Limit Order.

        Batch Order (telephone, mail).    The Plan Administrator will combine each request to sell through the Plan with other Plan participant sale requests for a Batch Order. Shares are then periodically submitted in bulk to a broker/dealer for sale on the open market. Shares will be sold no later than five business days after receipt of the request (except where deferral is necessary under state or federal laws or regulations). Bulk sales may be executed in multiple transactions and over more than one day depending on the number of shares being sold and current trading volumes. All sales requests in writing will be submitted as Batch Order sales. To maximize cost savings for Batch Order sale requests, the Plan Administrator will seek to sell shares in round lot transactions. For this purpose the Plan Administrator may combine each selling Plan participant's shares with those of other selling Plan participants. In every case of a Batch Order sale, the price to each selling Plan participant will be the weighted average sale price obtained by the Plan Administrator's broker for each aggregate order placed by the Plan Administrator and executed by the broker, less a service fee of $15.00 and a trading fee of $0.12 per share sold. Once entered, a Batch Order request cannot be canceled.

        Market Order (online or telephone).    The Plan participant's request to sell shares in a Market Order will be at the prevailing market price when the trade is executed. If such an order is placed during market hours, the Plan Administrator will promptly submit the shares to a broker/dealer for sale on the open market. Once entered, a Market Order request cannot be canceled. You may request a Market Order sale only online at www.computershare.com/realtyincome or by calling the Plan Administrator directly at 1-877-218-2434 (or 1-781-575-3017 if calling from outside of the United States and Canada). Market Order sale requests made in writing will be submitted as Batch Order sales. Any sales requests received after 4:00 p.m. Eastern Time will be placed promptly on the next trading day. The price will be the market price for shares obtained by the Plan Administrator's broker, less a service fee of $25.00 and a processing fee of $0.12 per share sold. Depending on the number of shares being sold and current trading volume in the shares, a Market Order may only be partially filled or not filled at all on the trading day in which it is placed, in which case the order, or remainder of the order, as applicable, will be cancelled at the end of such day. To determine if your shares were sold, you should check your account online at www.computershare.com/realtyincome or call the Plan Administrator directly at 1-877-218-2434 (or 1-781-575-3017 if calling from outside of the United States and Canada). If your Market Order sale was not filled and you still want the shares to be sold, you will need to re-enter the sale request.

        Day Limit Order (online or telephone).    The Plan participant's request to sell shares in a Day Limit Order will be promptly submitted by the Plan Administrator to a broker/dealer. The broker/dealer will execute as a Market Order when and if the stock reaches, or exceeds the specified price on the day the order was placed (for orders placed outside of market hours, the next trading day). The order is automatically canceled if the price is not met by the end of that trading day. Depending on the number of shares being sold and current trading volumes, the order may only be partially filled and the remainder of the order canceled. The order may be cancelled by the applicable stock exchange, by the Plan Administrator at its sole discretion or, if the Plan Administrator's broker/dealer has not filled the order, at your request made online at www.computershare.com/realtyincome or by calling the Plan Administrator directly at 1-877-218-2434 (or 1-781-575-3017 if calling from outside of the United States and Canada). You may request a Day Limit Order sale only online at www.computershare.com/realtyincome or by calling the Plan Administrator directly at 1-877-218-2434 (or 1-781-575-3017 if calling from outside of the United States and Canada). Day Limit Order sale requests made in writing will be submitted as Batch Order sales. There is a service fee of $25.00 and a processing fee of $0.12 per share sold for each Day Limit Order sale.

        Good-Til-Canceled (GTC) Limit Order (online or telephone).    A GTC Limit Order request will be promptly submitted by the Plan Administrator to a broker/dealer. The broker/dealer will execute as a Market Order when and if the stock reaches, or exceeds the specified price at any time while the order remains open (up to the date requested or 30 days for a GTC Limit Order). Depending on the number of shares being sold and current trading volumes, sales may be executed in multiple transactions and may be traded on more than one day. If an order is traded on more than one day during which the market is open, a separate service fee will be charged for each such day. The order (or any unexecuted portion thereof) is automatically cancelled if the trading price is not met by the end of the order period. The order may be cancelled by the applicable stock exchange, by the Plan administrator at its sole discretion or, if the Plan Administrator's broker/dealer has not filled the order, at your request made online at www.computershare.com/realtyincome or by calling the Plan Administrator directly at 1-877-218-2434 (or 1-781-575-3017 if calling from outside of the United States and Canada). You may request a GTC Limit Order sale only online at www.computershare.com/realtyincome or by calling the Plan Administrator directly at 1-877-218-2434 (or 1-781-575-3017 if calling from outside of the United States and Canada). GTC Limit Order sale requests made in writing will be submitted as Batch

Order sales. There is a service fee of $25.00 and a processing fee of $0.12 per share sold for each GTC Limit Order sale.

        General.    All sales requests processed over the telephone by a customer service representative entail an additional fee of $15.00. All per share processing fees include any brokerage commissions the Plan Administrator is required to pay. All fractional shares will be rounded up to a whole share for purposes of calculating the per share processing fee. Fees are deducted from the proceeds derived from the sale. The Plan Administrator may, under certain circumstances, require a transaction request to be submitted in writing. Please contact the Plan Administrator to determine if there are any limitations applicable to your particular sale request. Proceeds are normally paid by check, which are distributed within 24 hours of after your sale transaction has settled.

        The Plan Administrator reserves the right to decline to process a sale if it determines, in its sole discretion, that supporting legal documentation is required. Instructions sent to the Plan Administrator to sell shares are binding and may not be rescinded. In addition, no one will have any authority or power to direct the time or price at which shares for the Plan are sold, except for prices specified for Day Limit Orders or GTC Limit Orders, and no one, other than the Plan Administrator, will select the broker/dealer(s) through or from whom sales are made.

        Plan participants should be aware that the price of our shares of our common stock may rise or fall during the period between a request for sale, its receipt by the Plan Administrator, and the ultimate sale on the open market. Instructions for a Market Order or a Batch Order are binding and may not be rescinded.

        If a Plan participant elects to sell shares online at www.computershare.com/realtyincome, he or she may utilize the Plan Administrator's international currency exchange service to convert sale proceeds to local currency prior to being sent to the Plan participant. Receiving your sales proceeds in a local currency and having a check drawn on a local bank avoids the time consuming and costly "collection" process required for cashing U.S. dollar checks. This service is subject to additional terms and conditions and fees, which a Plan participant must agree to online.

        If you want to sell shares through your own broker/dealer, you may request your broker/dealer transfer your shares in your Plan account in book-entry form through the direct registration system maintained by our transfer agent to your account with your broker/dealer.

        Plan Participants must perform their own research and must make their own investment decisions. Neither the Plan Administrator nor any of its affiliates will provide any investment recommendations or investment advice with respect to transactions made through the Plan.

Basis of Shares Sold

        Absent an election to the contrary from you, the Plan Administrator intends to use the first-in, first-out ("FIFO") method when determining the tax basis of any shares of our common stock acquired by or for you under the Plan. Under this method, the shares sold or transferred are charged against the earliest lot purchased or acquired by or for you to determine the basis of the shares. In the alternative, investors may designate their preference of "specific identification" cost basis or the "average basis method" at any time. Such designation must be in writing to the Plan Administrator. An investor who participates in a "dividend reinvestment plan" (or "DRP") may use the "average basis method" when determining the tax basis of any shares they hold in the DRP. We believe and intend to take the position that the Plan qualifies as a DRP. Under this method, after you notify the Plan Administrator of your election to use the average basis method, all sales or other dispositions of shares of our common stock that you hold in the Plan that were acquired on or after January 1, 2012 would generally have a single basis, which would be determined by averaging the basis of all shares acquired through the Plan since such date. You should consult your tax advisor regarding the average basis method and the elections that are appropriate for you.

Gifts and Other Transfers of Shares

        Plan participants may transfer ownership of some or all of their shares held through the Plan by calling the Plan Administrator at 1-877-218-2434 (or 1-781-575-3017 outside of the United States and Canada) for complete transfer instructions. Plan participants may also obtain information about transferring shares through the Computershare Transfer Wizard at www.computershare.com/transferwizard. The Computershare Transfer Wizard will guide a Plan participant through the transfer process, assist in completing the required transfer form, and identify other necessary documentation Plan participants may need to provide. Plan Participants will be asked to send to the Plan Administrator written transfer instructions and to include a Medallion signature guarantee by a financial institution, which provides assurance that the individual signing is in fact the owner of the shares in the Plan participant's Plan account. A notarized signature is not sufficient. Most banks and brokers offer Medallion signature guarantee services upon request. Any shares so transferred will be withdrawn from your account, and your next account statement or transaction advice will reflect the number of shares withdrawn.

Termination of Participation

        You may terminate participation in the Plan prior to any dividend payment date by giving written notice of termination, signed by all persons for whom the account is carried, to the Plan Administrator, by calling the Plan Administrator, contacting the Plan Administrator online at www.computershare.com/realtyincome, or in writing by completing the transaction form attached to each Plan statement and returning it to the Plan Administrator's address. If the notice of termination is received by the Plan Administrator on or after record date for a dividend payment, the Plan Administrator, in its sole discretion, may either pay such dividend in cash or reinvest it in shares of our common stock on behalf of the terminating Plan participant. If such dividend is reinvested, the Plan Administrator may sell the shares purchased and remit the proceeds to the Plan participant, less any service fees, processing fees and any other costs of sale.

        Upon termination of participation in the Plan, unless you have requested on the Plan termination notice that the Plan Administrator sell some or all of your shares, the Plan Administrator will send you a direct registration statement representing the number of full shares held in your name and a check in the amount of the market value of any fractional share, less any service fees, processing fees and any other costs of sale.

        Generally, you may elect to re-enroll in the Plan at any time, simply by following the same procedures used to enroll initially. However, the Plan Administrator may reject your Enrollment Form if we believe that you have enrolled in the Plan and withdrawn too often. In addition, we may withdraw you from the Plan if your Plan account is less than one whole share as a result of withdrawals or sales of stock and you are not reinvesting dividends or distributions from any stock registered in your name. We would take these actions because we intend to minimize unnecessary administrative expense and to encourage use of the Plan as a long-term stockholder investment service.

  Other Information

        Stock Dividends, Stock Splits and Other Corporate Actions.    Any stock dividend or shares resulting from stock splits with respect to shares, both full and fractional, credited to your Plan account will be added to your account. If there occurs any other transaction that results in the number of outstanding shares of our common stock being increased or decreased without the receipt of consideration by us, such as a recapitalization, reclassification, reverse stock split or other combination of shares, your Plan account balance will be adjusted to reflect the results of such a transaction.

        Voting of Shares.    If on the record date for a meeting of stockholders there are shares credited to your Plan account, proxy materials will be sent to you for such meeting. The Plan Administrator will vote all shares credited to your Plan account (including any fractional share) as you direct at each meeting of stockholders if you return a properly executed proxy in a timely manner. If you return a properly executed proxy but no instructions are set forth thereon with respect to an item, then all shares credited to your Plan account will be voted in the same manner as for non-participating stockholders who return proxies and do not provide instructions with respect to that item—that is, in accordance with the recommendation of our Board of Directors. You may instead vote all of such shares in person at the stockholders' meeting.

        Stockholder Communications.    If you participate in the Plan, you will receive all communications sent to all holders of our common stock. If you elect to receive stockholder communications electronically, you may receive these communications by email instead of in paper form.

        Multiple Accounts.    We reserve the right to aggregate all optional investments for Plan participants with more than one account using the same name, address or social security or taxpayer identification number. We also may aggregate Plan accounts that we believe to be under common control or management or to have common ultimate beneficial ownership. If we exercise our right to aggregate investments and the resulting investment in the Plan would exceed $50,000 per month without a request for waiver approved by us, the amount in excess of $50,000 will be returned without interest as promptly as reasonably practicable.

        Interpretation of the Plan.    We reserve the right to interpret and regulate the Plan as we deem necessary or desirable in connection with the Plan's operations. Any such determination by us will be conclusive and binding on Plan participants.

        Change of Plan Administrator.    We reserve the right to appoint another institution to serve as Plan Administrator in place of the current Plan Administrator. All Plan participants will receive notice of any such change.

        Plan Change or Termination.    At our direction, the Plan Administrator may terminate your participation in the Plan if you do not own at least one full share in your name or held through the Plan. We also reserve the right to deny, modify, suspend or terminate participation in the Plan by otherwise eligible persons to the extent we deem it advisable or necessary in our discretion to comply with applicable laws or to eliminate practices that are not consistent with the purposes of the Plan. If your participation in the Plan is terminated, you will receive a direct registration for all full Plan shares and a check in the amount of the market value of any fractional Plan share. We also reserve the right to suspend, modify or terminate the Plan at any time. You will receive notice of any suspension, material modification or termination of the Plan. We and the Plan Administrator also reserve the right to change any administrative procedures of the Plan.

        Responsibilities of the Plan Administrator and Realty Income.    Neither we nor the Plan Administrator or its independent agent will be liable for any act done in good faith or required by applicable law or for any good faith omission to act. This includes any claim of liability (i) arising out of the failure to terminate your account upon your death prior to receipt of a notice in writing of such death, (ii) with respect to the prices or times at which shares are purchased or sold under the Plan, except for prices specified for Day Limit Orders or GTC Limit Orders, (iii) relating to any fluctuation in the value of the shares acquired for Plan participants, or (iv) your failure to receive communications regarding the Plan if you have failed to update your address or e-mail address on file with the Plan Administrator.

        Neither we nor the Plan Administrator, which is acting solely as our agent in connection with the Plan, will have any duties or responsibilities in connection with the Plan other than those expressly set forth in the Plan or as imposed by applicable laws, and no implied duties, fiduciary or otherwise, shall be read into the Plan.

        In the absence of negligence or willful misconduct on its part, the Plan Administrator, whether acting directly or through agents or attorneys shall not be liable for any action taken, suffered, or omitted or for any error of judgment made by it in the performance of its duties hereunder. In no event shall the Plan Administrator be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profit), even if the Plan Administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

        The Plan Administrator shall: (i) not be required to and shall make no representations and have no responsibilities as to the validity, accuracy, value or genuineness of any signatures or endorsements, other than its own; and (ii) not be obligated to take any legal action hereunder that might, in its judgment, involve any expense or liability, unless it has been furnished with reasonable indemnity.

        The Plan Administrator shall not be responsible or liable for any failure or delay in the performance of its obligations under the Plan arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities; computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental actions; it being understood that the Plan Administrator shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

        Shares of our common stock acquired under the Plan are not insured by the Federal Deposit Insurance Corporation or any other government agency, are not deposits or other obligations of, and are not guaranteed by, Computershare Trust Company, N.A., and are subject to investment risks, including possible loss of principal amount invested. Computershare Trust Company, N.A. and Realty Income provide no advice and make no recommendations with respect to purchasing or selling shares of Realty Income. Any decision to purchase or sell must be made by each individual Plan Participant based on his or her own research and judgment.

        The Plan and its operation are governed by and shall be construed in accordance with the laws of the state of California.

        The payment of dividends is at the discretion of our Board of Directors and will depend upon future earnings, our financial condition, applicable law and other factors. The Board of Directors may change the amount and timing of dividends at any time without notice.

        You should recognize that neither we nor the Plan Administrator can provide any assurance of a profit or protection against loss on any shares purchased under the Plan.

SUPPLEMENTAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The discussion below is a supplement to, and is intended to be read together with, the under the heading "United States Federal Income Tax Considerations" in Exhibit 99.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission ("SEC") on February 27, 2018 (including Exhibit 99.1 thereto) (the "February 27, 2018 Form 8-K"), which was filed pursuant to Item 8.01 of Form 8-K. The February 27, 2018 Form 8-K (including Exhibit 99.1 thereto) is incorporated by reference into the accompanying prospectus and supersedes and replaces, in their entirety, (i) the discussion under the heading "United States Federal Income Tax Considerations" in Exhibit 99.1 to our Current Report on Form 8-K filed with the SEC on February 27, 2017, (ii) the discussion under the heading "United States Federal Income Tax Considerations" in Exhibit 99.1 to our Current Report on Form 8-K filed with the SEC on August 4, 2016 and (iii) the discussion under the heading "United States Federal Income Tax Considerations" in the accompanying prospectus and in our registration statement on Form S-3 (File No. 333-208652) filed with the SEC on December 21, 2015.

        The following is a general summary of certain U.S. federal income tax considerations to U.S. Participants and Non-U.S. Participants (each as defined below) in the Plan. For purposes of this discussion, references to "we," "our" and "us" mean only Realty Income Corporation and do not include any of its subsidiaries, except as otherwise indicated. This summary is for general information only and is not tax advice. The information in this summary is based on:

  •
  the Internal Revenue Code of 1986, as amended (the "Code");

  •
  current, temporary and proposed Treasury Regulations promulgated under the Code;

  •
  the legislative history of the Code;

  •
  administrative interpretations and practices of the Internal Revenue Service (the "IRS"); and

  •
  court decisions;

in each case, as of the date of this prospectus supplement. In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings that are not binding on the IRS except with respect to the particular taxpayers who requested and received those rulings. This summary is qualified in its entirety by the applicable Code provisions, Treasury Regulations promulgated under the Code, and administrative and judicial interpretations thereof. New legislation, Treasury Regulations, administrative interpretations and practices and/or court decisions may significantly and adversely affect the U.S. federal income tax consequences of participating in the Plan, including those described in this discussion. Any such changes could apply retroactively to transactions preceding the date of the change. We have not requested, and do not plan to request, any rulings from the IRS regarding the tax consequences associated with participating in the Plan, and the statements in this prospectus supplement, the accompanying prospectus and the February 27, 2018 Form 8-K are not binding on the IRS or any court. Thus, we can provide no assurance that the tax considerations contained in this discussion will not be challenged by the IRS or will be sustained by a court if challenged by the IRS. This summary does not discuss any state, local or non-U.S. tax consequences, or any tax consequences arising under any U.S. federal tax laws other than U.S. federal income tax laws, associated with the participation of U.S. Participants and Non-U.S. Participants in the Plan.

        You are urged to consult your tax advisors regarding the tax consequences to you of:

  •
  participation in the Plan and any elections you make under the Plan;

  •
  the acquisition, ownership and disposition of the common stock offered under this prospectus supplement, including the U.S. federal, state, local, foreign and other tax consequences;

  •
  our election to be taxed as a REIT for U.S. federal income tax purposes; and

  •
  potential changes in applicable tax laws.

        This discussion is limited to U.S. Participants who hold shares of our common stock as "capital assets" within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a participant's particular circumstances. In addition, except where specifically noted, it does not address consequences relevant to participants subject to special rules, including, without limitation:

  •
  U.S. expatriates and former citizens or long-term residents of the United States;

  •
  persons subject to the alternative minimum tax;

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  U.S. Participants whose functional currency is not the U.S. dollar;

  •
  persons holding our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

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  banks, insurance companies, and other financial institutions;

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  REITs or regulated investment companies;

  •
  brokers, dealers or traders in securities;

  •
  "controlled foreign corporations," "passive foreign investment companies," and corporations that accumulate earnings to avoid U.S. federal income tax;

  •
  S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

  •
  tax-exempt organizations or governmental organizations;

  •
  persons subject to special tax accounting rules as a result of any item of gross income with respect to our common stock being taken into account in an applicable financial statement;

  •
  persons deemed to sell our common stock under the constructive sale provisions of the Code; and

  •
  persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation.

        THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT INTENDED AS TAX ADVICE. PLAN PARTICIPANTS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF PARTICIPATING IN THE PLAN ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

  Participation in the Plan by U.S. Participants and Non-U.S. Participants

        The following summary describes certain U.S. federal income tax consequences of participating in the Plan to U.S. Participants. When we use the term "U.S. Participant," we mean a participant in the Plan securities that, for U.S. federal income tax purposes, is or is treated as:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate the income of which is subject to U.S. federal income tax regardless of its source; or

  •
  a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more "United States persons" (within the meaning of Section 7701(a)(30) of the Code) or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

        A Non-U.S. Participant is a Participant in the Plan who is neither a U.S. Participant nor an entity treated as a partnership for U.S. federal income tax purposes.

        If an entity treated as a partnership for U.S. federal income tax purposes participates in the Plan, the tax treatment of a partner in the partnership will depend on the status of the partner. the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships participating in the Plan and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

  Tax Considerations for U.S. Participants

        Distributions a U.S. Participant receives on shares of our common stock the participant holds in the Plan and that are reinvested in additional shares will be treated for U.S. federal income tax purposes as taxable stock distributions to the participant. Accordingly, to the extent we have current or accumulated earnings and profits for U.S. federal income tax purposes, a U.S. Participant will receive taxable dividend income. The amount of any distribution a U.S. Participant will be treated as having received depends, in part, on the facts existing at the time of the distribution. Assuming the participation and transaction fees charged to U.S. Participants are sufficient to pay any brokerage commissions in connection with any shares of common stock purchased through the Plan, we expect the amount of the distribution to be equal to the amount of the cash dividend the participant could have received if the participant had not elected to reinvest that cash pursuant to the Plan. The U.S. federal income tax consequences of making optional cash purchases of shares through the plan are not entirely clear. The IRS may take the position that the excess, if any, of the fair market value of the common shares acquired on the purchase date over the amount of the cash payment is treated as a distribution to a U.S. Participant, particularly if the participant also participates in the dividend reinvestment portion of the plan. You should consult your tax advisor to determine how to treat any such discount for U.S. federal income tax purposes. For a discussion of the tax treatment of our distributions, see Exhibit 99.1 to the February 27, 2018 Form 8-K under the heading "United States Federal Income Tax Considerations—Taxation of Taxable U.S. Holders of Our Capital Stock." You will receive an IRS Form 1099-DIV after the end of the year which will show for the year your total dividend income, your amount of any return of capital distribution and your amount of any capital gain dividend.

        The IRS has held in certain private letter rulings that brokerage commissions paid by a corporation with respect to open market purchases on behalf of participants in a dividend reinvestment plan or pursuant to the optional cash purchase features of a plan were to be treated as constructive distributions to participants who were stockholders of the corporation. In these rulings the IRS determined that the payment of these fees or commissions was subject to income tax in the same manner as distributions and includable in the participant's cost basis of the shares purchased. Under the Plan, you are required to pay certain fees and costs associated with certain transactions and your participation in the Plan. We presently expect such amounts will be sufficient to pay certain third party costs, such as brokerage commissions, related to purchases and sales of shares of our common stock. To the extent that we pay brokerage commissions or similar costs in excess of the amounts paid by stockholders who are U.S. Participants with respect to any open market or privately negotiated purchases made with reinvested dividends or optional cash purchases by the Plan Administrator, we presently intend to take the position that such participants received their proportionate amount of the commissions or similar costs as distributions in addition to the amounts described above. We intend to take the position that administrative expenses of the Plan paid by us are not constructive distributions to U.S. Participants.

        We believe and intend to take the position that the Plan qualifies as a "dividend reinvestment plan" (or "DRP") (as defined in applicable Treasury Regulations). As set forth in "Description of the Plan—Basis of Shares Sold" above, absent an election to the contrary from a participant, the Plan Administrator intends to use the FIFO method when determining the tax basis of any shares of our common stock acquired by or for participants under the Plan. Under this method, the shares sold or transferred are charged against the earliest lot purchased or acquired by or for a participant to determine the basis of the shares. In the alternative, participants may designate their preference of "specific identification" cost basis or the "average basis method" at any time. Such designation must be in writing to the Plan Administrator. An investor who participates in a DRP may use the "average basis method" when determining the tax basis of any shares they hold in the DRP. Under this method, after a U.S. Participant notifies the Plan Administrator of the participant's election to use the average basis method, all sales or other dispositions of shares of our common stock that the participant holds in the Plan that were acquired on or after January 1, 2012 would generally have a single basis, which would be determined by averaging the basis of all shares acquired through the Plan since such date.

        To the extent the average basis method does not apply, a U.S. Participant's tax basis in shares of our common stock the participant acquires under the dividend reinvestment features of the Plan generally will be equal to the total amount of distributions the participant is treated as receiving, as described above, and the participant's tax basis in shares of common stock the participant acquires through an optional cash purchase under the Plan generally will equal the amount of the optional cash payment plus the amount of any discount or brokerage commissions treated as a dividend.

        A U.S. Participant's holding period for the shares of our common stock acquired under the Plan will begin on the day following the date such shares were purchased for the participant's account. Consequently, shares of our common stock purchased at different times will have different holding periods.

        A U.S. Participant will not realize any gain or loss when the participant receives certificates for whole shares of our common stock credited to the participant's account, either upon the participant's request, when the participant withdraws from the Plan or if the Plan terminates. However, a U.S. Participant will recognize gain or loss when whole shares of our common stock acquired under the Plan are sold or exchanged. A U.S. Participant will also recognize gain or loss when the participant receives a cash payment for a fractional share of our common stock credited to the participant's account when the participant withdraws from the Plan or if the Plan terminates. The amount of the U.S. Participant's gain or loss will equal the difference between the amount the participant receives for the participant's shares or fractional shares of our common stock, net of any costs of sale paid by the participant, and the participant's tax basis of such shares. For a discussion of the tax treatment of dispositions of our common stock, see Exhibit 99.1 to the February 27, 2018 Form 8-K under the heading "United States Federal Income Tax Considerations—Taxation of Taxable U.S. Holders of Our Capital Stock."

  Tax Considerations for Non-U.S. Participants

        Participation in the Plan may cause a Non-U.S. Participant to receive a taxable distribution, as described above in "—Tax Considerations for U.S. Participants." With respect to any such taxable distributions, a Non-U.S. Participant generally will be subject to the U.S. federal income tax consequences, including the imposition of applicable U.S. federal withholding, described in Exhibit 99.1 to the February 27, 2018 Form 8-K under the heading "United States Federal Income Tax Considerations—Taxation of Non-U.S. Holders of Our Capital Stock."

USE OF PROCEEDS

        We have no basis for estimating the number of shares of our common stock that ultimately will be purchased from us pursuant to the Plan or the prices at which such shares will be sold. The net proceeds from the sale of any shares of authorized and unissued stock sold pursuant to the Plan will be added to our general funds and used for general corporate purposes. We will receive no proceeds from shares purchased on the open market pursuant to the Plan.

PLAN OF DISTRIBUTION

        Except to the extent the Plan Administrator purchases common stock in the open market, we will sell directly to you, through the Plan Administrator, the shares of common stock acquired under the Plan. The shares of common stock may be resold in market transactions on any national securities exchange on which shares of our common stock trade or in privately negotiated transactions. Our common stock is listed on the NYSE under the symbol "O." Our website is www.realtyincome.com.

        We may sell our common stock under the Plan to persons, including brokers or dealers and other financial intermediaries, that, in connection with any resales of those shares, may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended. We have no arrangements or understandings, formal or informal, with any person relating to the sale of shares of our common stock to be received under the Plan. We will not extend to any such person any rights or privileges other than those to which it would be entitled as a participant under the Plan, nor will we enter into any agreement with any such person regarding such person's purchase of such shares or any resale of distribution thereof.

        Pursuant to the Plan, we may be requested to approve optional cash investments in excess of the allowable maximum amounts pursuant to the Plan, including on behalf of participants that may be engaged in the securities business. Under some circumstances, we may, in our discretion, approve such requests. If such requests are submitted for any investment date for an aggregate amount in excess of the amount we are willing to accept, we may honor such requests in order of receipt, pro rata, or by any other method which we determine to be appropriate.

        We reserve the right to deny, suspend or terminate participation in the Plan by otherwise eligible persons to eliminate practices that are inconsistent with the purpose of the Plan.

        Subject to the availability of shares of common stock registered for issuance under the Plan, there is no total maximum number of shares of common stock that can be issued pursuant to the reinvestment of dividends and optional cash investments. In connection with any optional cash investments in which the Plan Administrator purchases shares of common stock in the open market, you will currently not pay transaction and trading fees in connection with automated monthly investments and individual electronic funds investments. You will have to pay any fees payable in connection with your voluntary sale of shares from your Plan account and/or withdrawal of shares from the Plan. For additional information, see "Description of the Plan—Participation and Transaction Fees."

        Our common stock may not be available under the Plan in all states or other jurisdictions. We are not making an offer to sell our common stock in any state or other jurisdiction where the offer or sale is not permitted.

LEGAL MATTERS

        A legal opinion regarding the validity of the shares of common stock to be issued pursuant to the Plan will be passed upon for us by Venable LLP, Baltimore, Maryland.

EXPERTS

        The consolidated balance sheets of Realty Income Corporation and subsidiaries as of December 31, 2017 and 2016, and the related consolidated statements of income, equity, and cash flows for each of the years in the three-year period ended December 31, 2017, the related notes, and the related financial statement schedule III, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2017, have been incorporated by reference in the accompanying prospectus in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference therein, and upon the authority of said firm as experts in accounting and auditing.

INCORPORATION BY REFERENCE

        As described in the accompanying prospectus under the caption "Incorporation by Reference," we have incorporated by reference in the accompanying prospectus specified documents that we have filed or may file with the SEC under the Securities Exchange Act of 1934, as amended. However, no document or information that we have "furnished" or may in the future "furnish" to (rather than "file" with) the SEC shall be incorporated by reference into this prospectus supplement or the accompanying prospectus.

PROSPECTUS

REALTY INCOME CORPORATION

Debt Securities, Common Stock, Preferred Stock, Depositary Shares and Warrants

        Realty Income Corporation, a Maryland corporation, may from time to time offer in one or more series or classes (1) our debt securities, (2) shares of our common stock, $0.01 par value per share, (3) shares or fractional shares of our preferred stock, $0.01 par value per share, (4) depositary shares representing fractional interests in shares of our preferred stock or (5) warrants to purchase our debt securities, common stock, preferred stock or depositary shares, on terms to be determined at the time of the offering. Our debt securities, our common stock, our preferred stock, our depositary shares and our warrants (collectively referred to as our securities), may be offered, separately or together, in separate series or classes, in amounts, at prices and on terms that will be set forth in one or more prospectus supplements to this prospectus or other offering materials.

        The specific terms of the securities with respect to which this prospectus is being delivered will be set forth in the applicable prospectus supplement or other offering materials and will include, where applicable:

  •
  in the case of our debt securities, the specific title, aggregate principal amount, currency, form (which may be registered, bearer, certificated or global), authorized denominations, maturity, rate (or manner of calculating the rate) and time of payment of interest, terms for redemption at our option or repayment at the holder's option, terms for sinking fund payments, terms for conversion into other securities offered hereby, covenants and any initial public offering price;

  •
  in the case of our common stock, any initial public offering price;

  •
  in the case of our preferred stock, the specific designation, preferences, right of conversion into other securities offered hereby and other rights, voting powers, restrictions, limitations as to transferability, dividends and other distributions and terms and conditions of redemption and any initial public offering price;

  •
  in the case of depositary shares, the fraction of a share of preferred stock represented by each such depositary share and any initial public offering price; and

  •
  in the case of warrants, whether such warrants will be exercisable for our debt securities, common stock, preferred stock or depositary shares and the duration, exercise price and any initial public offering price.

        In addition, the specific terms may include limitations on actual, beneficial or constructive ownership and restrictions on transfer of the securities, in each case as may be appropriate, among other purposes, to preserve our status as a real estate investment trust, or REIT, for United States federal income tax purposes. The applicable prospectus supplement or other offering materials may also contain information, where applicable, about United States federal income tax considerations relevant to, and any exchange listing of, the securities covered by the prospectus supplement or other offering materials, as the case may be.

        Investing in our securities involves risks. See "Risk Factors" on page 3 of this prospectus.

        Our common stock is traded on the New York Stock Exchange under the symbol "O." On December 18, 2015, the last reported sale price of the common stock on the New York Stock Exchange was $51.08 per share.

        Our securities may be offered directly, through agents designated from time to time by us, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of our securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement or other offering materials. This prospectus may not be used to consummate sales of the offered securities unless it is accompanied by a prospectus supplement describing the method and terms of the offering of those offered securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 21, 2015.

ABOUT THIS PROSPECTUS

        Unless this prospectus otherwise indicates or the context otherwise requires, all references to "Realty Income," "our," "us" and "we" in this prospectus mean Realty Income Corporation and its subsidiaries on a consolidated basis.

        This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, utilizing a "shelf" registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act. Under this shelf registration process, we may, from time to time, sell any of the securities, or any combination of the securities, described in this prospectus in one or more offerings. This prospectus only provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a prospectus supplement and may provide you with a free writing prospectus or other offering materials (collectively, "offering materials") that will contain specific information about the terms of that offering. The prospectus supplement or other offering materials may also add, update or change information contained or incorporated by reference in this prospectus. You should read both this prospectus and any prospectus supplement or other offering materials together with additional information described under the headings "Where You Can Find More Information" and "Incorporation by Reference." If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement or other offering materials, you should rely on the information in the applicable prospectus supplement or other offering materials.

        As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. For further information, we refer you to the registration statement, including its exhibits and schedules. Statements contained or incorporated by reference in this prospectus about the provisions or contents of any contract, agreement or any other document referred to are not necessarily complete. For each of these contracts, agreements or documents filed as an exhibit to the registration statement, we refer you to the actual exhibit for a more complete description of the matters involved. You should rely only on the information contained or incorporated by reference in this prospectus and in any supplement to this prospectus or, if applicable, any other offering materials we may provide you. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus, the accompanying prospectus supplement or any other offering materials is accurate only as of the date on their respective covers, and you should assume that the information appearing in any document incorporated or deemed to be incorporated by reference in this prospectus or any accompanying prospectus supplement is accurate only as of the date that document was filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since those dates.

THE COMPANY

        Realty Income, The Monthly Dividend Company®, is an S&P 500 real estate company with the primary business objective of generating dependable monthly cash dividends from a consistent and predictable level of cash flow from operations. Our monthly dividends are supported by the cash flow from our property portfolio. We seek to increase earnings and distributions to stockholders through active portfolio management, asset management and the acquisition of additional properties.

        We have in-house acquisition, portfolio management, asset management, credit research, real estate research, legal, finance and accounting, information technology, and capital markets capabilities. As of September 30, 2015, we owned a diversified portfolio of 4,473 properties located in 49 states and Puerto Rico, with over 74.8 million square feet of leasable space leased to 236 different commercial tenants doing business in 47 industry segments. Of the 4,473 properties in the portfolio at September 30, 2015, 4,454, or 99.6%, were single-tenant properties, and the remaining properties were multi-tenant properties. At September 30, 2015, of the 4,454 single-tenant properties, 4,380 were leased with a weighted average remaining lease term (excluding rights to extend a lease at the option of the tenant) of approximately 10.1 years.

        We are organized to operate as an equity real estate investment trust, commonly referred to as a REIT. Our principal executive offices are located at 11995 El Camino Real, San Diego, California 92130 and our telephone number is (858) 284-5000. Our common stock is listed on The New York Stock Exchange, or NYSE, under the ticker symbol "O" with a cusip number of 756109-104. Our central index key number is 726728. Our 6.625% Monthly Income Class F Cumulative Redeemable Preferred Stock, or the Class F preferred stock, is listed on the NYSE under the ticker symbol "OprF" with a CUSIP number of 756109-807.

 RISK FACTORS

        Investing in our securities involves risks. In evaluating an investment in our securities, you should carefully consider the risk factors described under the caption "Risk Factors" in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which are incorporated or deemed to be incorporated by reference in this prospectus, in addition to the other risks and uncertainties described in the documents incorporated and deemed to be incorporated by reference herein and described in the applicable prospectus supplement and any other offering materials we may provide you in connection with an offering of our securities. As used under the captions "Risk Factors" in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, references to our capital stock include both our common stock and any class or series of our preferred stock and references to our stockholders include holders of our common stock and any class or series of our preferred stock, in each case unless otherwise expressly stated or the context otherwise requires. Please also refer to the section below entitled "Forward-Looking Statements."

 FORWARD-LOOKING STATEMENTS

        This prospectus, any related prospectus supplements or other offering materials and the documents incorporated or deemed to be incorporated by reference herein or therein contain or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. When used in this prospectus, any related prospectus supplements or other offering materials and the documents incorporated or deemed to be incorporated by reference herein or therein, the words "estimated," "anticipated," "expect," "believe," "intend" and similar expressions are intended to identify forward-looking statements. Forward-looking statements include, without limitation, discussions of strategy, plans and intentions and statements regarding estimated or future results of operations (including, without limitation, estimated and future normalized and adjusted funds from operations and net income). Forward-looking statements are subject to risks, uncertainties and assumptions about us, including, among other things:

  •
  our anticipated growth strategies;

  •
  our intention to acquire additional properties and the timing of these acquisitions;

  •
  our intention to sell properties and the timing of these property sales;

  •
  our intention to re-lease vacant properties;

  •
  anticipated trends in our business, including trends in the market for long-term net-leases of freestanding, single-tenant properties; and

  •
  future expenditures for development projects.

        Future events and actual results, financial and otherwise, may differ materially from the results discussed in or implied by the forward-looking statements. In particular, forward-looking statements regarding estimated or future results of operations are based upon numerous assumptions and estimates and are inherently subject to substantial uncertainties and actual results of operations may differ materially from those expressed or implied in the forward-looking statements, particularly if actual events differ from those reflected in the estimates and assumptions upon which such forward-looking statements are based. Some of the factors that could cause actual results to differ materially are:

  •
  our continued qualification as a real estate investment trust;

  •
  general business and economic conditions;

  •
  competition;

  •
  fluctuating interest rates;

  •
  access to debt and equity capital markets;

  •
  continued volatility and uncertainty in the credit markets and broader financial markets;

  •
  other risks inherent in the real estate business, including tenant defaults, potential liability relating to environmental matters, illiquidity of real estate investments and potential damages from natural disasters;

  •
  impairments in the value of our real estate assets;

  •
  changes in the tax laws of the United States of America;

  •
  the outcome of any legal proceedings to which we are a party or which may occur in the future; and

  •
  acts of terrorism and war.

        Additional factors that may cause risks and uncertainties include those discussed in the sections entitled "Business," "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, and also include risk factors and other information discussed in other documents that are incorporated or deemed to be incorporated by reference in this prospectus.

        You are cautioned not to place undue reliance on forward-looking statements contained or incorporated by reference in this prospectus. Those forward-looking statements speak only as of the respective dates of those documents and we undertake no obligation to update any information contained herein or incorporated herein by reference or to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the respective dates of those documents or to reflect the occurrence of unanticipated events. In light of these risks and uncertainties, the forward-looking events discussed in this prospectus and the documents incorporated by reference herein might not occur.

 USE OF PROCEEDS

        Unless otherwise described in the applicable prospectus supplement or other offering materials, we intend to use the net proceeds from the sale of our securities for general corporate purposes, which may include, among other things, the repayment or repurchase of our indebtedness, the development and acquisition of additional properties and other acquisition transactions, and the expansion and improvement of certain properties in our portfolio.

 RATIOS OF EARNINGS FROM CONTINUING OPERATIONS TO FIXED CHARGES AND
COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

        The following table sets forth the ratios of earnings from continuing operations to fixed charges and the ratios of earnings from continuing operations to combined fixed charges and preferred stock dividends for the periods shown. The ratios of earnings from continuing operations to fixed charges were computed by dividing our earnings from continuing operations by our fixed charges. For this purpose, earnings from continuing operations consist of income from continuing operations before interest expense. Fixed charges consist of interest costs (including capitalized interest) and the amortization of debt issuance costs. In computing the ratios of earnings from continuing operations to combined fixed charges and preferred stock dividends, preferred stock dividends consist of dividends on our 7.375% Monthly Income Class D Cumulative Redeemable Preferred Stock, or Class D preferred stock, our 6.75% Monthly Income Class E Cumulative Redeemable Preferred Stock, or Class E preferred stock, and our Class F preferred stock to the extent outstanding during the periods set forth below. On May 27, 2004 and October 19, 2004, we issued 4,000,000 shares and 1,100,000 shares, respectively, of our Class D preferred stock and, on March 1, 2012, we redeemed all of our outstanding shares of Class D preferred stock. On December 7, 2006, we issued 8,800,000 shares of our Class E preferred stock. We redeemed all of the outstanding shares of our Class E preferred stock on October 24, 2014. On February 7, 2012 and April 19, 2012, we issued 14,950,000 shares and 1,400,000 shares, respectively, of our Class F preferred stock. All of these shares of Class F preferred stock are outstanding as of the date of this prospectus.

	Nine Months Ended September 30,	Year Ended December 31,
	2015	2014	2013	2012	2011	2010
Ratio of Earnings from Continuing Operations to Fixed Charges	2.1x	2.2x	2.0x	2.1x	2.3x	2.2x
Ratio of Earnings from Continuing Operations to Combined Fixed Charges and Preferred Stock Dividends	1.9x	1.9x	1.6x	1.6x	1.9x	1.7x

DESCRIPTION OF DEBT SECURITIES

General

        This prospectus describes certain general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a prospectus supplement, a pricing supplement or other offering materials. We will also indicate in the supplement or other offering materials whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. Our debt securities will be our direct obligations and they may be secured or unsecured, senior or subordinated indebtedness. We may issue our debt securities under one or more indentures. Each indenture and the certificate or certificates evidencing the debt securities of each series will be in the form filed or incorporated by reference as an exhibit to the registration statement containing this prospectus, a post-effective amendment to the registration statement or a document incorporated by reference herein and may be obtained as described below under "Where You Can Find More Information." The form of indenture is subject to any amendments or supplements that may be adopted from time to time. We will enter into each indenture with a trustee and the trustee for each indenture may be the same. Each indenture will be subject to, and governed by, the Trust Indenture Act of 1939, as amended. Unless otherwise expressly stated in the applicable prospectus supplement, the debt securities will be issued under an indenture as of October 28, 1998 between us and The Bank of New York Mellon Trust Company, N.A., as successor trustee, a copy of which has been incorporated by reference as an exhibit to the registration statement containing this prospectus. Because this description of debt securities is a summary, it does not contain all the information that may be important to you and this description is subject to, and qualified in its entirety by reference to, the form of the applicable indenture and the certificate evidencing the debt securities of the applicable series. You should read the applicable indenture and the form of certificate evidencing the applicable debt securities in their entirety to assure that you have all the important information you need to make any required decisions. Unless otherwise expressly stated or the context otherwise requires, all references to the "Company," "Realty Income," "our," "we" and "us" and all similar references appearing under this caption "Description of Debt Securities" mean Realty Income Corporation excluding its subsidiaries. All other capitalized terms used, but not defined, in this section shall have the meanings set forth in the applicable indenture.

Terms

        The particular terms of any series of our debt securities will be described in a prospectus supplement or other offering materials. Additionally, any applicable modifications of or additions to the general terms of our debt securities, described in this prospectus and in the applicable indenture, will also be described in a prospectus supplement or other offering materials. Accordingly, for a description of the terms of any series of our debt securities, you must refer to both the prospectus supplement or other offering materials, if any, relating to those debt securities and the description of the debt securities set forth in this prospectus. If any particular terms of our debt securities, described in a prospectus supplement or other offering materials, differ from any of the terms described in this prospectus, then those terms as set forth in the relevant prospectus supplement or other offering materials will control.

        Except as set forth in any prospectus supplement or other offering materials, our debt securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time by our board of directors, a committee of the board of directors or as set forth in the applicable indenture or one or more supplements to that indenture. All of our debt securities of one series need not be issued at the same time, and unless otherwise provided, a series may be reopened for issuance of additional debt securities without the consent of the holders of the debt securities of that series.

        Each indenture will provide that we may, but need not, designate more than one trustee for the indenture, each with respect to one or more series of our debt securities. Any trustee under an indenture may resign or be removed with respect to one or more series of our debt securities, and a successor trustee may be appointed to act with respect to that series. If two or more persons are acting as trustee to different series of our debt securities, each trustee shall be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee and, except as otherwise indicated in this prospectus, any action taken by a trustee may be taken by that trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the applicable indenture.

        This summary sets forth certain general terms and provisions of our indentures and our debt securities. For a detailed description of a specific series of debt securities, you should consult the prospectus supplement or other offering materials for that series. The prospectus supplement or other offering materials will contain the following information, to the extent applicable:

  (1)
  the title and ranking of those debt securities;

  (2)
  the aggregate principal amount of those debt securities and any limitation thereon;

  (3)
  the price at which those debt securities will be issued and, if other than the principal amount of those debt securities, the portion of the principal amount payable upon declaration of acceleration of the maturity thereof, or (if applicable) the portion of the principal amount of those debt securities that is convertible into other securities offered hereby, or the method by which any convertible portion of those debt securities shall be determined;

  (4)
  if those debt securities are convertible, the terms on which they are convertible, including the initial conversion price or rate and conversion period and, in connection with the preservation of our status as a REIT, any applicable limitations on the ownership or transferability of the securities into which those debt securities are convertible;

  (5)
  the date or dates, or the method for determining the date or dates, on which the principal of those debt securities will be payable;

  (6)
  the rate or rates (which may be fixed or variable), or the method by which the rate or rates shall be determined, at which those debt securities will bear interest, if any;

  (7)
  the date or dates, or the method for determining the date or dates, from which any interest will accrue, the dates upon which that interest will be payable, the record dates for payment of that interest, or the method by which any of those dates shall be determined, the persons to whom that interest shall be payable, and the basis upon which that interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

  (8)
  the place or places where the principal of (and premium, if any) and interest, if any, on debt securities will be payable, where debt securities may be surrendered for conversion, registration of transfer or exchange and where notices or demands to or upon us relating to debt securities and the indenture may be served;

  (9)
  the period or periods, if any, within which, the price or prices at which, and the terms and conditions upon which those debt securities may be redeemed, as a whole or in part, at our option;

  (10)
  our obligation, if any, to redeem, repay or purchase those debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of those debt securities, and the period or periods within which, the price or prices at which, and the terms and conditions upon which, those debt securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to this obligation;

  (11)
  if other than U.S. dollars, the currency or currencies in which those debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

  (12)
  whether the amount of payments of principal of (and premium, if any) or interest, if any, on those debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be based on a currency, currencies, currency unit or units or composite currency or currencies) and the manner in which those amounts shall be determined;

  (13)
  whether those debt securities will be issued in certificated and/or book-entry form, and, if in book-entry form, the identity of the depositary for those debt securities;

  (14)
  whether those debt securities will be in registered or bearer form and, if in registered form, the denominations thereof if other than $2,000 and any integral multiple of $1,000 in excess thereof and, if in bearer form, the denominations thereof and terms and conditions relating thereto;

  (15)
  the applicability, if any, of the defeasance and covenant defeasance provisions described herein or set forth in the applicable indenture, or any modification of the indenture;

  (16)
  any deletions from, modifications of or additions to the events of default or our covenants with respect to those debt securities;

  (17)
  whether and under what circumstances we will pay any additional amounts on those debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem those debt securities in lieu of making this payment;

  (18)
  the subordination provisions, if any, relating to those debt securities;

  (19)
  the provisions, if any, relating to any security provided for those debt securities; and

  (20)
  any other terms of those debt securities.

        If the applicable prospectus supplement provides or other offering materials provide, we may issue the debt securities at a discount below their principal amount and provide for less than the entire principal amount of the debt securities to be payable upon declaration of acceleration of the maturity thereof ("Original Issue Discount Securities"). In those cases, any material United States federal income tax, accounting and other considerations applicable to Original Issue Discount Securities will be described in the applicable prospectus supplement or other offering materials.

Denominations, Interest, Registration and Transfer

        Unless otherwise described in the applicable prospectus supplement or other offering materials, the debt securities of any series will be issuable in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

        Unless otherwise described in the applicable prospectus supplement or other offering materials, we will pay the principal of (and premium, if any) and interest on any series of debt securities at the applicable trustee's corporate trust office, the address of which will be set forth in the applicable prospectus supplement or other offering materials, provided however, that unless otherwise provided in the applicable prospectus supplement or other offering materials, we may make interest payments (1) by check mailed to the address of the person entitled to the payment as that address appears in the applicable register for those debt securities, or (2) by wire transfer of funds to the person at an account maintained within the United States.

        Subject to certain limitations imposed on debt securities issued in book-entry form, the debt securities of any series will be exchangeable for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and tenor upon surrender of those debt securities at the office of any transfer agent we designate for that purpose. In addition, subject to certain limitations imposed on debt securities issued in book-entry form, the debt securities of any series may be surrendered for conversion or registration of transfer thereof at the office of any transfer agent we designate for that purpose. Every debt security surrendered for conversion, registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer and the person requesting that transfer must provide evidence of title and identity satisfactory to us and the applicable transfer agent. No service charge will be made for any registration of transfer or exchange of any debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. We may at any time rescind the designation of any transfer agent appointed with respect to the debt securities of any series or approve a change in the location through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for that series. We may at any time designate additional transfer agents with respect to any series of debt securities.

        Neither we nor any trustee shall be required to:

  •
  issue, register the transfer of, or exchange debt securities of any series if that debt security may be among those selected for redemption during a period beginning at the opening of business 15 days before the mailing or first publication, as the case may be, of notice of redemption of those debt securities and ending at the close of business on

  1.
  the day of mailing of the relevant notice of redemption if the debt securities of that series are issuable only in registered form, or

  2.
  the day of the first publication of the relevant notice of redemption if the debt securities of that series are issuable in bearer form, or

  3.
  the day of mailing of the relevant notice of redemption if those debt securities are issuable in both bearer and registered form and there is no publication; or

  •
  register the transfer of or exchange any debt security in registered form, or portion thereof, so selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part; or

  •
  exchange any debt security in bearer form selected for redemption, except in exchange for a debt security of that series in registered form that is simultaneously surrendered for redemption; or

  •
  issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the holder's option, except the portion, if any, of that debt security not to be repaid.

No Protection in the Event of a Change of Control

        Unless we state otherwise in the applicable prospectus supplement, the debt securities of any series will not contain any provisions which may afford holders of the debt securities of such series protection in the event of a change of control of Realty Income or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control), which could adversely affect holders of debt securities.

Merger, Consolidation or Sale of Assets

        Each indenture will provide that we will not consolidate with, sell, lease or convey all or substantially all of our assets to, or merge with or into, any person unless:

  •
  either we shall be the continuing entity, or the successor person (if not us) formed by or resulting from the consolidation or merger or which shall have received the transfer of the assets shall be a corporation organized and existing under the laws of the United States or any State thereof and shall expressly assume (1) our obligation to pay the principal of (and premium, if any) and interest on all the debt securities issued under the indenture and (2) the due and punctual performance and observance of all the covenants and conditions contained in the indenture and in the debt securities to be performed or observed by us;

  •
  immediately after giving effect to the transaction and treating any indebtedness that becomes our obligation or the obligation of any Subsidiary as a result of the transaction as having been incurred, and treating any liens on any property or assets of ours or any Subsidiary that are incurred, created or assumed as a result of the transaction as having been created, incurred or assumed, by us or the Subsidiary at the time of the transaction, no event of default under the indenture, and no event that, after notice or the lapse of time, or both, would become an event of default, shall have occurred and be continuing; and

  •
  an officers' certificate and legal opinion covering these conditions shall be delivered to the trustee.

Certain Covenants

        Existence.    Except as permitted under the heading above entitled "—Merger, Consolidation or Sale of Assets," we will be required under each indenture to do or cause to be done all things necessary to preserve and keep in full force and effect our corporate existence, all material rights (by charter, bylaws and statute) and all material franchises; provided, however, that we shall not be required to preserve any right or franchise if our board of directors determines that the preservation thereof is no longer desirable in the conduct of our business.

        Maintenance of Properties.    Each indenture will require us to cause all of our material properties used or useful in the conduct of our business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will require us to cause to be made all necessary repairs, renewals, replacements, betterments and improvements to those properties, as in our judgment may be necessary so that the business carried on in connection with those properties may be properly and advantageously conducted at all times; provided, however, that we and our Subsidiaries shall not be prevented from selling or otherwise disposing of these properties for value in the ordinary course of business.

        Insurance.    Each indenture will require us to, and to cause each of our Subsidiaries to, keep in force upon all of our and their properties and operations policies of insurance carried with responsible companies in such amounts and covering all risks as shall be customary in the industry in accordance with prevailing market conditions and availability.

        Payment of Taxes and Other Claims.    Each indenture will require us to pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed on us or any of our Subsidiaries or upon the income, profits or property of us or any of our Subsidiaries and (b) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a lien upon our property or the property of any Subsidiary; provided, however, that we shall not be required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim the amount, applicability or validity of which we are contesting in good faith through appropriate proceedings.

        Provisions of Financial Information.    Whether or not we are subject to Section 13 or 15(d) of the Exchange Act, we will be required by each indenture, within 15 days after each of the respective dates by which we would have been required to file annual reports, quarterly reports and other documents with the SEC if we were subject to those Sections of the Exchange Act to:

  •
  transmit by mail to all holders of debt securities issued under the indenture, as their names and addresses appear in the applicable register for those debt securities, without cost to the holders, copies of the annual reports, quarterly reports and other documents that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject to those Sections;

  •
  file with the applicable trustee copies of the annual reports, quarterly reports and other documents that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject to those Sections; and

  •
  supply promptly, upon written request and payment of the reasonable cost of duplication and delivery, copies of these documents to any prospective holder of the debt securities.

        Except as may otherwise be provided in the prospectus supplement or other offering materials relating to any series of debt securities, the term "Subsidiary," as used in any indenture means any other person of which more than 50% of (a) the equity or other ownership interests or (b) the total voting power of shares of capital stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, trustees or general or managing partners thereof is at the time owned by us or one or more of our Subsidiaries or a combination thereof.

        Additional Covenants.    If we make any additional covenants with respect to any series of debt securities, those covenants will be set forth in the prospectus supplement or other offering materials relating to those debt securities.

Events of Default, Notice and Waiver

        Unless otherwise provided in the applicable indenture, each indenture will provide that the following events are "events of default" for any series of debt securities issued under it:

  (1)
  default for 30 days in the payment of any installment of interest on any debt security of that series;

  (2)
  default in the payment of the principal of (or premium, if any, on) any debt security of that series when due, whether at stated maturity or by declaration of acceleration, notice of redemption, notice of option to elect repayment or otherwise;

  (3)
  default in the deposit of any sinking fund payment, when and as due by the terms of any debt security of that series;

  (4)
  default in the performance of any of our other covenants contained in the indenture or in any debt security of that series (other than a covenant added to the indenture solely for the benefit of a series of debt securities issued thereunder other than that series), which continues for 60 days after written notice is given to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the outstanding debt securities of that series;

  (5)
  default under any bond, debenture, note or other evidence of indebtedness for money borrowed by us or any of our Subsidiaries (including obligations under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles, but not including any indebtedness or obligations for which recourse is limited to property purchased) in an aggregate principal amount in excess of $25,000,000 or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by us or any of our Subsidiaries (including such leases, but not including such indebtedness or obligations for which recourse is limited to property purchased) in an aggregate principal amount in excess of $25,000,000, whether the indebtedness exists at the date of the relevant indenture or shall thereafter be created, which default shall have resulted in the indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable or which default shall have resulted in the obligation being accelerated, without the acceleration having been rescinded or annulled;

  (6)
  certain events of bankruptcy, insolvency or reorganization with respect to us or any of our Significant Subsidiaries; or

  (7)
  any other event of default provided with respect to a particular series of debt securities.

The term "Significant Subsidiary" as used above has the meaning ascribed to the term in Rule 1-02 of Regulation S-X promulgated under the Securities Act, as the Regulation was in effect on January 1, 1996.

        If an event of default under any indenture with respect to debt securities of any series at the time outstanding occurs and is continuing, then the applicable trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal amount (or, if the debt securities of that series are Original Issue Discount Securities or Indexed Securities, that portion of the principal amount as may be specified in the terms thereof) of all the debt securities of that series to be due and payable immediately by written notice thereof to us (and to the applicable trustee if given by the holders). However, at any time after the declaration of acceleration with respect to debt securities of a series has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of not less than a majority of the principal amount of the outstanding debt securities of that series may rescind and annul the declaration and its consequences if:

  •
  we shall have deposited with the applicable trustee all required payments of the principal of (and premium, if any) and interest on the debt securities of that series (other than principal that has become due solely as a result of the acceleration), plus certain fees, expenses, disbursements and advances of the applicable trustee; and

  •
  all events of default, other than the nonpayment of accelerated principal (or specified portion thereof), premium, if any, and interest with respect to debt securities of that series, have been cured or waived as provided in the indenture.

        Each indenture will also provide that the holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive any past default with respect to that series and its consequences, except:

  •
  a default in the payment of the principal of (or premium, if any) or interest on any debt security of that series; or

  •
  a default in respect of a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected by the default.

        Each indenture will require each trustee to give notice of a default under the indenture to the holders of debt securities within 90 days unless the default shall have been cured or waived, subject to certain exceptions; provided, however, that the trustee may withhold notice to the holders of any series of debt securities of any default with respect to that series (except a default in the payment of the principal of (or premium, if any) or interest on any debt security of that series or in the payment of any sinking fund installment in respect of any debt security of that series) if specified Responsible Officers of the trustee consider a withholding to be in those holders' interest.

        Each indenture will provide that no holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to the indenture or for any remedy thereunder, except in the case of failure of the trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of that series, as well as an offer of indemnity reasonably satisfactory to it, and no direction inconsistent with the written request has been given to the trustee during the 60-day period by holders of a majority in principal amount of the outstanding debt securities of that series. This provision will not prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on those debt securities at the respective due dates thereof.

        Each indenture will provide that, subject to provisions in the Trust Indenture Act of 1939 relating to its duties in case of default, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of any series of the debt securities then outstanding under the indenture, unless those holders shall have offered to the trustee reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee; provided that the direction shall not conflict with any rule of law or the indenture, and provided further that the trustee may refuse to follow any direction that may involve the trustee in personal liability or that may be unduly prejudicial to the holders of debt securities of that series not joining in the direction to the trustee.

        Within 120 days after the close of each fiscal year, we will be required to deliver to the trustee a certificate, signed by one of several specified officers, stating whether or not the officer has knowledge of any default under the indenture and, if so, specifying each default and the nature and status thereof.

Modification of the Indenture

        Modifications and amendments of any indenture will be permitted with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities of each series issued under the indenture affected by the modification or amendment; provided, however, that no modification or amendment may, without the consent of the holder of each debt security affected thereby:

  •
  change the stated maturity of the principal of, or any installment of principal of, or interest (or premium, if any) on any debt security;

  •
  reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of any debt security, or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon declaration of acceleration of the maturity of the Original Issue Discount Security or would be provable in bankruptcy, or adversely affect any right of repayment at the option of the holder of any debt security (or reduce the amount of premium payable upon any repayment);

  •
  change the place of payment, or the coin or currency, for payment of principal of (or premium, if any) or interest on any debt security;

  •
  impair the right to institute suit for the enforcement of any payment on or with respect to any debt security when due;

  •
  reduce the above-stated percentage of outstanding debt securities of any series necessary to modify or amend the indenture to waive compliance with certain provisions of the indenture or certain defaults and consequences under the indenture or to reduce the quorum or voting requirements set forth in the indenture; or

  •
  modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect the action or to provide that certain other provisions may not be modified or waived without the consent of the holder of each outstanding debt security affected thereby.

        The holders of a majority in aggregate principal amount of outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive (insofar as that series is concerned) our compliance with certain restrictive covenants in the applicable indenture.

        We, along with the trustee, shall be permitted to modify and amend an indenture without the consent of any holder of debt securities for any of the following purposes:

  •
  to evidence the succession of another person to our obligations under the indenture;

  •
  to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in the indenture;

  •
  to add events of default for the benefit of the holders of all or any series of debt securities;

  •
  to add or change any provisions of the indenture to provide that debt securities in bearer form may be registerable as to principal or to change or eliminate any restrictions on the payment of principal of or any premium or interest on debt securities in bearer form or to make certain other provisions relating to debt securities in bearer form, provided that such action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect;

  •
  to change or eliminate any provisions of the indenture, provided that any such change or elimination does not apply to any outstanding debt securities of a series created prior to the date of the amendment or supplement that are entitled to the benefit of that provision;

  •
  to secure the debt securities;

  •
  to establish the form or terms of debt securities of any series, including the provisions and procedures, if applicable, for the conversion of debt securities into common stock or preferred stock;

  •
  to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee;

  •
  to cure any ambiguity or to correct any defect or inconsistency in the indenture, or to make any other provisions with respect to matters or questions arising under the indenture which shall not be inconsistent with the provisions of the indenture, provided, however, that such action shall not adversely affect the interests of holders of debt securities of any series in any material respect; or

  •
  to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance, covenant defeasance and discharge of any series of debt securities, provided, however, that this action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect.

        Each indenture will provide that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver described in the indenture or whether a quorum is present at a meeting of holders of debt securities:

  •
  the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding shall be the amount of the principal of that security that would be due and payable as of the date of the determination upon declaration of acceleration of the maturity thereof;

  •
  the principal amount of any debt security denominated in a foreign currency that shall be deemed outstanding shall be the U.S. dollar equivalent, determined on the issue date for the debt security, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent on the issue date of the debt security of the amount determined as provided in the first bullet above);

  •
  the principal amount of an Indexed Security that shall be deemed outstanding shall be the principal face amount of the Indexed Security at original issuance, unless otherwise provided with respect to the Indexed Security in the applicable prospectus supplement; and

  •
  debt securities owned by us or any other obligor upon the debt securities or any affiliate of ours or of the other obligor shall be disregarded.

        Each indenture will contain provisions for convening meetings of the holders of debt securities of a series. A meeting may be called at any time by the trustee, and also, upon our request or request of the holders of at least 10% in principal amount of the outstanding debt securities of a series, in any case upon notice given as provided in the indenture. Except for any consent or waiver that must be given by the holder of each debt security affected thereby, any resolution presented at a meeting or at an adjourned meeting duly reconvened at which a quorum is present, may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding debt securities of the series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of the specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the indenture will be binding on all holders of debt securities of that series. The persons holding or representing a majority in principal amount of the outstanding debt securities of a series shall constitute a quorum for a meeting of holders of that series; provided, however, that if any action is to be taken at a meeting with respect to a consent or waiver that may be given by the holders of not less than a specified percentage in principal amount of the outstanding debt securities of that series, the persons holding or representing the specified percentage in principal amount of the outstanding debt securities of that series will constitute a quorum.

        Notwithstanding the foregoing provisions, each indenture will provide that if any action is to be taken at a meeting of holders of debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the indenture expressly provides may be made, given or taken by the holders of that series and one or more additional series: (a) there shall be no minimum quorum requirement for the meeting and (b) the principal amount of the outstanding debt securities of all those series that are entitled to vote in favor of the request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether the request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the indenture.

Discharge, Defeasance and Covenant Defeasance

        Unless otherwise indicated in the applicable prospectus supplement or other offering materials, upon our request any indenture shall cease to be of further effect with respect to any series of debt securities issued under the indenture specified in our request (except as to certain limited provisions of the indenture which shall survive) when either (a) all debt securities of that series have been delivered to the trustee for cancellation or (b) all debt securities of that series have become due and payable or will become due and payable within one year (or are scheduled for redemption within one year) and we have irrevocably deposited with the applicable trustee, in trust, funds in the currency or currencies, currency unit or units or composite currency or currencies in which those debt securities are payable an amount sufficient to pay the entire indebtedness on those debt securities in respect of principal (and premium, if any) and interest to the date of the deposit (if those debt securities have become due and payable) or to the stated maturity or redemption date, as the case may be.

        Each indenture will provide that, unless otherwise indicated in the applicable prospectus supplement or other offering materials, we may elect either to:

  •
  defease and be discharged from any and all obligations with respect to any series of debt securities (except for the obligation, if any, to pay additional amounts in respect of certain taxes imposed on non-U.S. holders of debt securities and the obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities and to hold money for payment in trust) ("defeasance"); or

  •
  be released from our obligations with respect to certain covenants (which will be described in the relevant prospectus supplement or other offering materials) applicable to the debt securities under the applicable indenture (which may include, subject to a limited exception, the covenants described under "—Certain Covenants"), and any omission to comply with these obligations shall not constitute a default or an event of default with respect to those debt securities ("covenant defeasance"), in either case upon our irrevocable deposit with the applicable trustee, in trust, of an amount, in the currency or currencies, currency unit or units or composite currency or currencies in which those debt securities are payable at stated maturity, or Government Obligations (as defined below), or both, applicable to those debt securities that through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on those debt securities, and any mandatory sinking fund or analogous payments on those debt securities, on the scheduled due dates.

        A trust may only be established if, among other things, we have delivered to the applicable trustee an opinion of counsel (as specified in the applicable indenture) to the effect that the holders of those debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. Additionally, in the case of defeasance, an opinion of counsel must refer to and be based on a ruling of the Internal Revenue Service (the "IRS") or a change in applicable United States federal income tax law occurring after the date of the applicable indenture. In the event of defeasance, the holders of those debt securities will thereafter be able to look only to the trust fund for payment of principal (and premium, if any) and interest.

        "Government Obligations" means securities that are (a) direct obligations of the United States of America or the government which issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged, or (b) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the

United States of America or the government which issued the foreign currency in which the debt securities of that series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or the other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any Government Obligation or a specific payment of interest on or principal of any Government Obligation held by a custodian for the account of the holder of a depository receipt; provided, however, that (except as required by law) the custodian is not authorized to make any deduction from the amount payable to the holder of the depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by the depository receipt.

        Unless otherwise provided in the applicable prospectus supplement or other offering materials, if after we have deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to debt securities of any series:

  •
  the holder of a debt security of that series is entitled to, and does, elect pursuant to the applicable indenture or the terms of that debt security to receive payment in a currency, currency unit or composite currency other than that in which the deposit has been made in respect of that debt security, or

  •
  a Conversion Event (as defined below) occurs in respect of the currency, currency unit or composite currency in which the deposit has been made,

then the indebtedness represented by that debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest on that debt security as they become due out of the proceeds yielded by converting the amount so deposited in respect of that debt security into the currency, currency unit or composite currency in which the debt security becomes payable as a result of the election or Conversion Event based on the applicable market exchange rate. "Conversion Event" means the cessation of use of:

  •
  a currency, currency unit or composite currency both by the government of the country which issued the currency and for the settlement of transactions by a central bank or other public institution of or within the international banking community; or

  •
  any currency unit or composite currency for the purposes for which it was established.

        In the event we effect a covenant defeasance with respect to any debt securities and those debt securities are declared due and payable because of the occurrence of any event of default, other than an event of default due to a breach of any of the covenants as to which there has been covenant defeasance (which covenants would no longer be applicable to those debt securities as a result of such covenant defeasance), the cash and Government Obligations on deposit with the applicable trustee may not be sufficient to pay amounts due on those debt securities at the time of the acceleration resulting from the event of default. We would, however, remain obligated to make payment of the amounts due at the time of acceleration.

        The applicable prospectus supplement or other offering materials may further describe the provisions, if any, permitting the defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Conversion Rights

        The terms and conditions, if any, upon which the debt securities are convertible into common stock, preferred stock or other securities offered hereby will be set forth in the applicable prospectus supplement or other offering materials relating to those debt securities. The terms will include whether the debt securities are convertible into common stock, preferred stock, or other securities offered hereby, and the conversion price or rate (or manner of calculation thereof), and may include, if applicable, the conversion period, provisions as to whether conversion will be at our option or the option of the holders, the events requiring an adjustment of the conversion price or rate and provisions affecting conversion in the event of the redemption of the debt securities and any restrictions on conversion, including restrictions directed at maintaining our REIT status.

Unclaimed Payments

        We will be repaid for all amounts we pay to a paying agent or a trustee for the payment of the principal of or any premium or interest on any debt security that remains unclaimed at the end of two years after the principal, premium or interest has become due and payable, and the holder of that debt security may look only to us for payment of the principal, premium or interest.

Global Securities

        The debt securities of a series may be issued in whole or in part in the form of one or more global securities (the "Global Securities") that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement or other offering materials relating to that series. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the applicable prospectus supplement or other offering materials relating to that series.

 DESCRIPTION OF COMMON STOCK

        We have authority to issue 370,100,000 shares of our common stock, $0.01 par value per share. As of December 18, 2015, we had outstanding 249,713,573 shares of our common stock.

General

        The following description of our common stock sets forth certain general terms and provisions of our common stock to which any prospectus supplement or other offering materials may relate, including a prospectus supplement or other offering materials providing that our common stock will be issuable upon conversion of our debt securities, preferred stock or depositary shares or upon exercise of our warrants. The statements below describing our common stock are summaries, do not contain all of the information that may be important to you, and are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our charter and bylaws, copies of which have been filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part or to a document incorporated or deemed to be incorporated by reference herein and may be obtained as described below under "Where You Can Find More Information." Unless otherwise expressly stated or the context otherwise requires, all references to the "Company," "Realty Income," "our," "we" and "us" and all similar references appearing under this caption "Description of Common Stock" mean Realty Income Corporation excluding its subsidiaries.

Terms

        Subject to the preferential rights of any other class or series of stock and to the provisions of our charter regarding the restrictions on ownership and transfer of stock, holders of our common stock are entitled to receive dividends when, as and if authorized by our board of directors and declared by us out of assets legally available therefor. The terms of our outstanding Class F preferred stock provide in general that if we fail to declare and pay or declare and set apart for payment full cumulative dividends on the preferred stock of that class for all past dividend periods and the then current dividend period, no dividends or distributions on our common stock (other than dividends payable in shares of common stock or other shares of our capital stock ranking junior to the outstanding preferred stock of that class) may be declared or paid nor may we purchase or otherwise acquire any of our common stock (except by conversion into or exchange for other capital stock of ours ranking junior to the outstanding preferred stock of that class and except for purchases or acquisitions of our stock for the purpose of preserving our status as a REIT for United States federal and/or state income tax purposes). If we were to experience liquidation, dissolution or winding up, holders of our common stock would be entitled to share equally and ratably in any assets available for distribution to them, after payment or adequate provision for payment of our debts and other liabilities and the preferential amounts owing with respect to our outstanding preferred stock. The terms of our outstanding Class F preferred stock provide in general that, in the event of our liquidation, dissolution or winding up, the holders of that preferred stock will be entitled to receive, out of assets legally available for distribution to our stockholders, a liquidating distribution of $25 per share, plus accrued and unpaid dividends, before any distribution or payment may be made to the holders of our common stock. The terms of any additional preferred stock we may issue in the future may also provide for restrictions or prohibitions on the payment of dividends on, and the purchase of, our common stock and may also provide for holders of that preferred stock to receive preferential distributions in the event of our liquidation, dissolution or winding up before any payments may be made on our common stock. For additional information, see "General Description of Preferred Stock—Dividends" and "General Description of Preferred Stock—Liquidation Preference" in this prospectus, the articles supplementary designating the terms of our outstanding Class F preferred stock which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part, the description of our Class F preferred stock contained in our Registration Statement on Form 8-A, including any subsequently filed amendments and reports filed for the purpose of updating such description, referred to under "Incorporation by Reference" below, and, if applicable, the articles supplementary designating the terms of any class or series of preferred stock we may subsequently issue, which will be filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part or to a document incorporated or deemed to be incorporated by reference in this prospectus, and the description of any such subsequently issued class or series of our preferred stock contained in the applicable Registration Statement on Form 8-A, including any subsequently filed amendments and reports filed for purposes of updating such descriptions, which may be obtained as described below under "Where You Can Find More Information" and "Incorporation by Reference".

        Subject to the provisions of our charter regarding the restrictions on ownership and transfer of stock (see "Restrictions on Ownership and Transfers of Stock" below), each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors (other than any directors to be elected exclusively by holders of our outstanding preferred stock) and, except as provided with respect to any other class or series of stock, the holders of shares of our common stock will possess the exclusive voting power. For information regarding certain voting rights of our preferred stock, see "General Description of Preferred Stock—Voting Rights" in this prospectus, the articles supplementary designating the terms of our outstanding Class F preferred stock incorporated by reference as exhibits to the registration statement of which this prospectus is a part, the description of our Class F preferred stock contained in our Registration Statement on Form 8-A, including any subsequently filed amendments and reports filed for the purpose of updating such description, referred to under "Incorporation by Reference" below, and, if applicable, the articles supplementary designating the terms of any class or series of preferred stock we may subsequently issue, which will be filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part or to a document incorporated or deemed to be incorporated by reference in this prospectus, and the description of any such subsequently issued class or series of our preferred stock contained in the applicable Registration Statement on Form 8-A, including any subsequently filed amendments and reports filed for purposes of updating such descriptions, which may be obtained as described below under "Where You Can Find More Information" and "Incorporation by Reference".

        Holders of our common stock do not have cumulative voting rights in the election of directors, which means that holders of more than 50% of all the shares of our common stock voting for the election of directors can elect all the directors standing for election at the time if they choose to do so, and the holders of the remaining shares cannot elect any directors. All of our directors currently serve a one year term. Holders of shares of common stock do not have preemptive rights, which means they have no right under the charter, bylaws, or Maryland law to acquire any additional shares of common stock that may be issued by us at a subsequent date. Holders of shares of common stock have no preference, conversion, exchange, sinking fund or redemption rights. Under Maryland law, stockholders generally are not liable for the corporation's debts or obligations.

        Under the Maryland General Corporation Law, or MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, convert into another entity, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation's charter. Our charter provides that any such action shall be effective if approved by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter. Because the term "substantially all" of a company's assets is not defined in the MGCL, it is subject to Maryland common law and to judicial interpretation and review in the context of the unique facts and circumstances of any particular transaction. Accordingly, there may be uncertainty as to whether a sale of "substantially all" of our assets has taken place within the meaning of the MGCL provisions described above.

        Our charter authorizes our board of directors to classify and reclassify any unissued shares of our common stock or preferred stock into other classes or series of stock and to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each such class or series. Thus, the board could cause the issuance of shares of preferred stock with dividend rights, rights to distributions in the event of our liquidation, dissolution or winding up, voting rights or other rights that could adversely affect the rights of holders of our common stock or delay or prevent a tender offer or change of control of our company that might involve a premium price for holders of our common stock or otherwise be in their best interests, any of which could adversely affect the market price of our common stock. For additional information, see "General Description of Preferred Stock" and "Certain Provisions of Maryland Law and of our Charter and Bylaws—Effect of Certain Provisions of Maryland Law and our Charter and Bylaws."

Restrictions on Ownership

        For us to qualify as a REIT under the Internal Revenue Code of 1986, as amended, or the Code, not more than 50% in value of our outstanding stock may be owned, actually or constructively, by or for five or fewer individuals (defined in the Code to include certain entities) during the last half of a taxable year. To assist us in meeting this requirement and certain other requirements relating to our tax status as a REIT, our charter contains provisions intended to limit the actual, beneficial or constructive ownership by a single person or entity of our outstanding common stock. See "Restrictions on Ownership and Transfers of Stock" below.

Transfer Agent

        The registrar and transfer agent for our common stock is Wells Fargo Bank, N.A.

 GENERAL DESCRIPTION OF PREFERRED STOCK

        We are authorized to issue 69,900,000 shares of preferred stock, $0.01 par value per share. As of December 18, 2015, we had outstanding 16,350,000 shares of our Class F preferred stock. For a description of some of the terms of our outstanding Class F preferred stock, see the articles supplementary designating the terms of such class of preferred stock which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part and the description of such class of preferred stock contained in our Registration Statement on Form 8-A, including any subsequently filed amendments and reports filed for the purpose of updating such description, referred to under "Incorporation by Reference" below. For a description of some of the terms of any other class or series of preferred stock we may issue in the future, see the articles supplementary designating the terms of such class or series of preferred stock, which will be filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part or a document incorporated or deemed to be incorporated by reference in this prospectus, and the description of such class or series of preferred stock contained in the applicable Registration Statement on Form 8-A, including any subsequently filed amendments and reports filed for the purpose of updating such description, which may be obtained as described below under "Where You Can Find More Information" and "Incorporation by Reference."

General

        The following description of our preferred stock sets forth certain general terms and provisions of our preferred stock to which any prospectus supplement or other offering materials may relate. The statements below describing our preferred stock are not complete, do not contain all of the information that may be important to you and are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our charter (including the applicable articles supplementary designating the terms of a class or series of preferred stock) and our bylaws, copies of which have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part or a document incorporated or deemed to be incorporated by reference herein and may be obtained as described below under "Where You Can Find More Information." You should review our charter and bylaws and the articles supplementary designating the terms of the applicable class or series of our preferred stock carefully before you invest. As used under this caption "General Description of Preferred Stock," references to "Realty Income," "our," "we" and "us," and all similar references, mean Realty Income Corporation excluding its subsidiaries, unless otherwise expressly stated or the context otherwise requires.

        Our charter authorizes our board of directors to classify any unissued shares of preferred stock and to reclassify any previously classified but unissued shares of any class or series. Prior to the issuance of shares of each series or class, our board is required by the MGCL and our charter to determine the number of shares of such class or series and to set, subject to the provisions of our charter regarding the restrictions on ownership and transfer of stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such series or class. Thus, the board could authorize the issuance of shares of preferred stock with dividend rights, rights to distributions in the event of our liquidation, dissolution or winding up, voting rights or other rights that could adversely affect the rights of holders of our common stock or which could have the effect of delaying or preventing a tender offer or a change in control of us that might involve a premium price for holders of our common stock or otherwise be in their best interest, any of which could adversely affect the market price of our common stock. For additional information, see "Certain Provisions of Maryland Law and of our Charter and Bylaws—Effect of Certain Provisions of Maryland Law and our Charter and Bylaws." The following discussion is applicable to any additional preferred stock that we may issue.

        You should refer to the prospectus supplement or other offering materials relating to the preferred stock offered thereby for specific terms of and other information concerning the preferred stock, including:

  (1)
  the title of the preferred stock;

  (2)
  the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

  (3)
  the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation thereof, applicable to the preferred stock;

  (4)
  whether the preferred stock is cumulative or not and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

  (5)
  the procedures for any auction and remarketing, if any, for the preferred stock;

  (6)
  the provision for a sinking fund, if any, for the preferred stock;

  (7)
  any voting rights of the preferred stock;

  (8)
  the provision for redemption, if applicable, of the preferred stock;

  (9)
  any listing of the preferred stock on any securities exchange;

  (10)
  the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock or other securities, including the conversion price or rate (or manner of calculation thereof);

  (11)
  a discussion of federal income tax considerations applicable to the preferred stock;

  (12)
  any limitations on actual, beneficial or constructive ownership and restrictions on transfer, in each case as may be appropriate to preserve our REIT status;

  (13)
  the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

  (14)
  whether liquidation preferences on preferred stock will be counted as liabilities of ours in determining whether distributions to stockholders can be made under the MGCL;

  (15)
  any limitations on issuance of any series or class of preferred stock ranking senior to or on a parity with such series or class of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

  (16)
  any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

Rank

        Unless otherwise specified in the applicable prospectus supplement or other offering materials, the preferred stock of any series or class will rank, with respect to the payment of dividends and the distribution of assets in the event of our liquidation, dissolution or winding up:

  •
  senior to all classes or series of our common stock and to all other equity securities issued by us other than equity securities referred to in the two immediately following bullet points;

  •
  on a parity with our outstanding Class F preferred stock and all other equity securities issued by us the terms of which specifically provide that such equity securities rank on a parity with the preferred stock of such series or class with respect to rights to the payment of dividends and the distribution of assets in the event of our liquidation, dissolution or winding up; and

  •
  junior to all equity securities issued by us the terms of which specifically provide that such equity securities rank senior to the preferred stock of such series or class with respect to rights to the payment of dividends and the distribution of assets in the event of our liquidation, dissolution or winding up.

For these purposes, the term "equity securities" does not include convertible debt securities.

Dividends

        Holders of shares of our preferred stock of each series or class shall be entitled to receive, when, as and if authorized by our board of directors and declared by us, out of our assets legally available for payment, cash dividends at rates and on dates as will be set forth in the applicable prospectus supplement or other offering materials. Each dividend shall be payable to holders of record as they appear on our stock transfer books on the record dates as shall be fixed by our board of directors.

        Dividends on any series or class of our preferred stock may be cumulative or noncumulative, as provided in the applicable prospectus supplement or other offering materials. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement or other offering materials. If our board of directors fails to authorize a dividend payable on a dividend payment date on any series or class of preferred stock for which dividends are noncumulative, then the holders of such series or class of preferred stock will have no right to receive a dividend in respect of the dividend period ending on that dividend payment date, and we will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series or class are declared or paid for any future period.

        If any shares of preferred stock of any series or class are outstanding, no full dividends shall be declared or paid or set apart for payment on the preferred stock of any other series or class ranking, as to dividends, on a parity with or junior to the preferred stock of that series or class for any period unless:

  •
  if the series or class of preferred stock has a cumulative dividend, full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the preferred stock of such series or class for all past dividend periods and the then current dividend period; or

  •
  if the series or class of preferred stock does not have a cumulative dividend, full dividends for the then current dividend period have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for the payment on the preferred stock of such series or class.

        When dividends are not paid in full (or a sum sufficient for the full payment is not set apart) upon the shares of preferred stock of any series or class and the shares of any other series or class of preferred stock ranking on a parity as to dividends with the preferred stock of that series or class, then all dividends declared on shares of preferred stock of that series or class and any other series or class of preferred stock ranking on a parity as to dividends with that preferred stock shall be declared pro rata so that the amount of dividends declared per share on the preferred stock of that series or class and such other series or class of preferred stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of preferred stock of such series or class (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such preferred stock does not have a cumulative dividend) and such other series or class of preferred stock (which, in the case of any such other series or class of preferred stock, shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such other series or class of preferred stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on preferred stock of such series or class that may be in arrears.

        Except as provided in the immediately preceding paragraph, unless:

  •
  if the series or class of preferred stock has a cumulative dividend, full cumulative dividends on the preferred stock of such series or class have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period; or

  •
  if the series or class of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of such series or class have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for the then current dividend period, then no dividends (other than in the common stock or other stock of ours ranking junior to the preferred stock of that series or class as to dividends and as to the distribution of assets upon liquidation, dissolution or winding up of us) shall be declared or paid or set aside for payment nor shall any other distribution be declared or made on the common stock or any other class or series of stock of ours ranking junior to or on a parity with the preferred stock of that series or class as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up of us, nor shall any shares of the common stock or any other stock of ours ranking junior to or on a parity with the preferred stock of that series or class as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up of us be redeemed, purchased or otherwise acquired for any consideration (or any amounts be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by us (except by conversion into or exchange for other stock of ours ranking junior to the preferred stock of that series or class as to dividends and as to the distribution of assets upon liquidation, dissolution or winding up of us); provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of our stock to preserve our status as a REIT for federal and/or state income tax purposes.

        Any dividend payment made on shares of a series or class of preferred stock shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of that series or class that remains payable.

Redemption

        If the applicable prospectus supplement or other offering material so states, the shares of preferred stock will be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case on the terms, at the times and at the redemption prices set forth in that prospectus supplement or other offering material.

        The prospectus supplement or other offering materials relating to a series or class of preferred stock that is subject to mandatory redemption will specify the number of shares of that preferred stock that shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accumulated and unpaid dividends thereon (which shall not, if such preferred stock does not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement or other offering materials. If the redemption price for preferred stock of any series or class is payable only from the net proceeds of the issuance of our stock, the terms of that preferred stock may provide that, if no such stock shall have been issued or, to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, that preferred stock shall automatically and mandatorily be converted into shares of our applicable stock pursuant to conversion provisions specified in the applicable prospectus supplement or other offering materials.

        Notwithstanding the foregoing, unless:

  •
  if the series or class of preferred stock has a cumulative dividend, full cumulative dividends on all outstanding shares of such series or class of preferred stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period; or

  •
  if the series or class of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of that series or class have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for the then current dividend period, then no shares of that series or class of preferred stock shall be redeemed unless all outstanding shares of preferred stock of that series or class are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of preferred stock of that series or class to preserve our REIT status for federal and/or state income tax purposes or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of preferred stock of that series or class.

        In addition, unless:

  •
  if the series or class of preferred stock has a cumulative dividend, full cumulative dividends on all outstanding shares of that series or class of preferred stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period; or

  •
  if the series or class of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of that series or class have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for the then current dividend period, we shall not purchase or otherwise acquire directly or indirectly any shares of preferred stock of such series or class (except by conversion into or exchange for stock of ours ranking junior to the preferred stock of that series or class as to dividends and upon the distribution of assets upon liquidation, dissolution and winding up of us); provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of preferred stock of such series or class to preserve our REIT status for federal and/or state income tax purposes or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of preferred stock of that series or class.

        If fewer than all the outstanding shares of preferred stock of any series or class are to be redeemed, the number of shares to be redeemed will be determined by us and the shares to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method determined by us that will not result in the automatic transfer of any shares of preferred stock of such series or class to a trust in order to avoid adversely affecting our REIT status.

        Notice of redemption will be mailed at least 30, but not more than 60, days before the redemption date to each holder of record of a share of preferred stock of any series or class to be redeemed at the address shown on our stock transfer books. Each notice shall state:

  •
  the redemption date;

  •
  the number of shares and series or class of the preferred stock to be redeemed;

  •
  the redemption price;

  •
  the place or places where certificates for the preferred stock are to be surrendered for payment of the redemption price;

  •
  that dividends on the shares to be redeemed will cease to accumulate on the redemption date; and

  •
  the date on which the holder's conversion rights, if any, as to those shares shall terminate.

        If fewer than all the shares of preferred stock of any series or class are to be redeemed, the notice mailed to each holder shall also specify the number of shares of preferred stock to be redeemed from such holder and, upon redemption, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof. If notice of redemption of any shares of preferred stock has been given and if the funds necessary for the redemption have been irrevocably set aside by us in trust for the benefit of the holders of the shares of preferred stock so called for redemption, then from and after the redemption date dividends will cease to accrue on such shares of preferred stock, such shares of preferred stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price plus accrued and unpaid dividends, if any.

        Notwithstanding the foregoing and except as otherwise may be required by law, the persons who were holders of record of shares of any class or series of preferred stock at the close of business on a record date for the payment of dividends will be entitled to receive the dividend payable on the corresponding dividend payment date notwithstanding the redemption of those shares after the record date and on or prior to the dividend payment date or our default in the payment of the dividend due on that dividend payment date. In that case, the amount payable on the redemption of those shares of preferred stock will not include that dividend. Except as provided in the preceding sentence and except to the extent that accrued and unpaid dividends are payable as part of the redemption price, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of preferred stock called for redemption.

        Subject to applicable law and the limitation on purchases when dividends on a series or class of preferred stock are in arrears, we may, at any time and from time to time, purchase any shares of such series or class of preferred stock in the open market, by tender or by private agreement.

Liquidation Preference

        Upon any voluntary or involuntary liquidation, dissolution, or winding up of our company, the holders of each series or class of our preferred stock shall be entitled to receive, out of our assets legally available for distribution to our stockholders, a liquidating distribution in the amount of the liquidation preference per share (set forth in the applicable prospectus supplement or other offering materials) applicable to that class or series, plus an amount equal to any accrued and unpaid dividends to the date of payment (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if the preferred stock of such class or series does not have a cumulative dividend), before any distribution or payment will be made to the holders of common stock or any other series or class of stock ranking junior to that series or class of preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of our company, but subject to the preferential rights of the holders of shares of any class or series of our stock ranking senior to such series or class of preferred stock with respect to the distribution of assets upon liquidation, dissolution or winding up. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of that series or class of preferred stock, as such, will have no right or claim to any of our remaining assets. If, upon any such voluntary or involuntary liquidation, dissolution or winding up, the assets legally available therefor are insufficient to pay the full amount of the liquidating distributions payable on all outstanding shares of any series or class of preferred stock and the full amount of the liquidating distributions payable on all shares of any other classes or series of our stock ranking on a parity with that series or class of preferred stock in the distribution of assets upon liquidation, dissolution or winding up, then the holders of that series or class of preferred stock and all other such classes or series of stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

        If liquidating distributions shall have been made in full to all holders of any series or class of preferred stock, our remaining assets will be distributed among the holders of any other classes or series of stock ranking junior to that series or class of preferred stock upon liquidation, dissolution or winding up, according to their respective rights and preferences. For those purposes, neither the consolidation or merger of us with or into any other entity, nor the sale, lease, transfer or conveyance of all or substantially all of our property or business, shall be deemed to constitute a liquidation, dissolution or winding up of us.

Voting Rights

        Except as may be set forth in the applicable prospectus supplement or other offering materials, whenever dividends on any shares of preferred stock of any series or class shall be in arrears for 18 or more monthly dividend periods, whether or not consecutive, the number of directors constituting our board of directors will be automatically increased by two (if not already increased by two by reason of the election of directors by the holders of any other class or series of our preferred stock upon which like voting rights have been conferred and are exercisable and with which the preferred stock of such class or series is entitled to vote as a class with respect to the election of those two directors, which may include our Class F preferred stock, if then outstanding), and the holders of such series or class of preferred stock (voting separately as a class with all other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with such class or series of preferred stock in the election of those two directors) will be entitled to vote for the election of such two additional directors to our board of directors at a special meeting called by us at the request of the holders of record of at least 10% of the outstanding shares of such class or series of preferred stock or by the holders of any other class or series of preferred stock upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with that class or series of preferred stock in the election of those two directors (unless the request is received less than 90 days before the date fixed for the next annual or special meeting of stockholders, in which case such vote will be held at the earlier of the next annual or special meeting of stockholders), and at each subsequent annual meeting until all dividends accumulated on the shares of preferred stock of that class or series for all past dividend periods and the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In that case, the right of the holders of the preferred stock of that class or series to elect those two directors will cease and (unless there are one or more other classes or series of our preferred stock upon which like voting rights have been conferred and are exercisable) the term of office of the two directors will automatically terminate and the number of directors constituting the board of directors will be reduced accordingly. If a special meeting is not called by us within 30 days after a request from the holders of the preferred stock of that class or series as described above, then the holders of record of at least 10% of the outstanding shares of that class or series of preferred stock may designate a holder to call the meeting at our expense.

        So long as any shares of any class or series of preferred stock remain outstanding, we shall not, without the consent or the affirmative vote of the holders of at least two-thirds of the shares of such class or series of preferred stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (with such series or class of preferred stock voting separately as a class):

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  authorize, create or issue, or increase the number of authorized or issued shares of, any class or series of stock ranking senior to that series or class of preferred stock with respect to payment of dividends or the distribution of assets on liquidation, dissolution or winding up, or reclassify any of our authorized stock into any such shares, or create, authorize or issue any obligation or security convertible into, exchangeable or exercisable for, or evidencing the right to purchase, any such shares;

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  amend, alter or repeal any of the provisions of our charter, including the articles supplementary for such series or class of preferred stock, so as to materially and adversely affect any right, preference, privilege or voting power of such series or class of preferred stock; or

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  enter into any share exchange that affects such series or class of preferred stock or consolidate with or merge into any other entity, or permit any other entity to consolidate with or merge into us, unless in each such case described in this bullet point each share of such series or class of preferred stock remains outstanding without a material adverse change to its terms and rights or is converted into or exchanged for preferred stock of the surviving or resulting entity having preferences, rights, dividends, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption substantially identical to and in any event without any material adverse change to those of such series or class of preferred stock;

provided that any amendment to our charter to authorize any increase in the number of authorized shares of preferred stock or common stock or the creation or issuance of any other class or series of preferred stock or any increase in the number of authorized or outstanding shares of such series or class or any other series or class of preferred stock, in each case ranking on a parity with or junior to the preferred stock of such series or class with respect to payment of dividends and the distribution of assets upon liquidation, dissolution and winding up, shall not be deemed to materially and adversely affect any right, preference, privilege or voting power of that series or class of preferred stock.

        The foregoing voting provisions will not apply if, at or prior to the time when the act, with respect to which the vote would otherwise be required, shall be effected, all outstanding shares of such series or class of preferred stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been irrevocably deposited in trust to effect the redemption.

Conversion Rights

        The terms and conditions, if any, upon which shares of any series or class of preferred stock are convertible into shares of common stock or other securities will be set forth in the applicable prospectus supplement or other offering materials. The terms will include the conversion price or rate (or the manner of calculation thereof) and, if applicable, the conversion period, provisions as to whether conversion will be at the option of the holders of the preferred stock or us, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the preferred stock.

Restrictions on Ownership

        For us to qualify as a REIT under the Code, not more than 50% in value of our outstanding capital stock may be owned, actually or constructively, by or for five or fewer individuals (defined in the Code to include certain entities) during the last half of a taxable year. To assist us in meeting this requirement and certain other requirements relating to our tax status as a REIT, the articles supplementary establishing any class or series of preferred stock may contain provisions, which will be described in the applicable prospectus supplement or other offering materials, intended to limit the actual, beneficial or constructive ownership by a single person or entity of our outstanding preferred stock.

Transfer Agent

        The transfer agent and registrar for any series or class of preferred stock will be set forth in the applicable prospectus supplement or other offering materials.

 DESCRIPTION OF DEPOSITARY SHARES

        We may issue depositary shares, each of which will represent a fractional interest in a share of a particular class or series of our preferred stock, as specified in the applicable prospectus supplement. Shares of a class or series of preferred stock represented by depositary shares will be deposited under a separate deposit agreement that we will enter into with a bank or trust company named therein, as depositary, which depositary receipts will evidence the depositary shares. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest in a share of a particular class or series of preferred stock represented by the depositary shares evidenced by that depositary receipt, to the rights and preferences of, and will be subject to the limitations and restrictions on, the class or series of preferred stock represented by those depositary shares (including, if applicable, dividend, voting, conversion, redemption and liquidation rights).

        Some of the particular terms of the depositary shares offered by the applicable prospectus supplement, as well as some of the terms of the related deposit agreement, will be described in the prospectus supplement, which may also include a discussion of certain U.S. federal income tax consequences.

        Copies of the applicable form of deposit agreement and depositary receipt will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part or to a document incorporated or deemed to be incorporated by reference herein and may be obtained as described below under "Where You Can Find More Information." The statements in this prospectus relating to any deposit agreement, the depositary receipts to be issued thereunder and the related depositary shares are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable deposit agreement and related depositary receipts. Accordingly, you should read the form of deposit agreement and depositary receipt in their entirety before making an investment decision.

        As used under this caption "Description of Depositary Shares," references to "Realty Income," "our," "we" and "us," and similar references, mean Realty Income Corporation excluding its subsidiaries, unless otherwise expressly stated or the context otherwise requires.

 DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of our debt securities, common stock, preferred stock or depositary shares and may issue warrants independently or together with our debt securities, common stock, preferred stock or depositary shares or attached to or as units with such securities. We will issue each series of warrants under a separate warrant agreement between us and a bank or trust company as warrant agent, as specified in the applicable prospectus supplement.

        The applicable prospectus supplement will describe the terms of the warrants in respect of which that prospectus supplement is delivered, including, where applicable, the following:

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  the title of the warrants;

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  the aggregate number of the warrants;

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  the price or prices at which the warrants will be issued;

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  the type and number of securities purchasable upon exercise of the warrants;

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  the designation and terms of the other securities, if any, with which the warrants are issued and the number of the warrants issued with each such other security;

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  the date, if any, on and after which the warrants and the related securities, if any, will be separately transferable;

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  the price at which each security purchasable upon exercise of the warrants may be purchased;

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  the provisions, if any, for changes to or adjustments in the exercise price or number or amount of securities issuable on exercise;

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  the date on which the right to exercise the warrants will commence and the date on which the right will expire;

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  the minimum or maximum amount of the warrants that may be exercised at any one time; and

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  any other terms of the warrants.

        Copies of the applicable form of warrant agreement will be filed as an exhibit to the registration statement of which this prospectus is a part or to a document incorporated or deemed to be incorporated by reference in this prospectus and may be obtained as described below under "Where You Can Find More Information." The statements made herein relating to any warrant agreement and the related warrants are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable warrant agreement and related warrant certificate. You should read the applicable form of warrant agreement and warrant certificate in their entirety before making an investment decision.

        As used under this caption "Description of Warrants," references to "Realty Income," "our," "we" and "us," and similar references, mean Realty Income Corporation excluding its subsidiaries, unless otherwise expressly stated or the context otherwise requires.

 RESTRICTIONS ON OWNERSHIP AND TRANSFERS OF STOCK

Internal Revenue Code Requirements

        To maintain our REIT status under the Code, no more than 50% in value of our outstanding shares of stock may be owned, actually or constructively, by or for five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. In addition, if we, or an owner of 10% or more of our stock, actually or constructively owns 10% or more of a tenant of ours (or a tenant of any partnership or limited liability company that is treated as a partnership for federal income tax purposes in which we are a partner or member), the rent received by us (either directly or through one or more subsidiaries) from that tenant will not be qualifying income for purposes of the REIT gross income tests of the Code. A REIT's stock must also be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year.

Transfer Restrictions in Charter

        Because we expect to continue to qualify as a REIT, our charter contains restrictions on the ownership and transfer of our common stock which, among other purposes, are intended to assist us in complying with applicable Code requirements. Our charter provides that, subject to certain specified exceptions, no person or entity may own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% (by number or value, whichever is more restrictive) of our outstanding shares of common stock. We refer to these restrictions as the "ownership limit." The constructive ownership rules of the Code are complex, and may cause shares of common stock owned actually or constructively by a group of related individuals and/or entities to be constructively owned by one individual or entity. As a result, the acquisition of less than 9.8% of the shares of common stock (or the acquisition of an interest in an entity that owns, actually or constructively, common stock) by an individual or entity, could nevertheless cause that individual or entity, or another individual or entity, to constructively own more than 9.8% of our outstanding common stock and thus violate the ownership limit, or any other limit as provided in our charter or as otherwise permitted by our board of directors. Our board of directors may, but in no event is required to, exempt from the ownership limit a particular stockholder if it determines that such ownership will not jeopardize our status as a REIT. As a condition of such exemption, the board of directors may require a ruling from the Internal Revenue Service or an opinion of counsel satisfactory to it and/or undertakings or representations from the applicant with respect to preserving our REIT status.

        Our charter further prohibits (1) any person from actually or constructively owning shares of our common stock that would result in our being "closely held" under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT, and (2) any person from transferring shares of our common stock if such transfer would result in shares of our capital stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution).

        Any person who acquires or attempts to acquire actual or constructive ownership of shares of our common stock that would violate any of the foregoing restrictions on transferability and ownership is required to give notice to us immediately and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interest to attempt to qualify, or to continue to qualify, as a REIT and such determination is approved by the holders of two-thirds of all shares entitled to vote on the matter, as required by our charter. Except as otherwise described above, any change in the ownership limit would require an amendment to the charter.

        Our outstanding preferred stock is subject to transfer restrictions similar to those described under this caption "Restrictions on Ownership and Transfers of Stock," and we anticipate that any class or series of preferred stock that we issue in the future will also be subject to similar restrictions. The restrictions on transfer applicable to any class or series of preferred stock we issue will be described in the applicable prospectus supplement or other offering materials.

Effect of Violation of Transfer Provisions

        According to our charter, if any purported transfer of common stock or any other event would result in any person violating the ownership limit or such other limit as provided in the charter, or as otherwise permitted by our board of directors, or result in our being "closely held" under Section 856(h) of the Code, or otherwise cause us to fail to qualify as a REIT, then the number of shares that would otherwise cause such violation or result will be transferred automatically to a trust, the beneficiary of which will be a qualified charitable organization selected by us. Such automatic transfer shall be deemed to be effective as of the close of business on the business day prior to the date of such violative transfer.

        Within 20 days of receiving notice from us of the transfer of shares to the trust, the trustee of the trust (who shall be designated by us and be unaffiliated with us and any prohibited transferee or prohibited owner) will be required to sell such shares to a person or entity who could own the shares without violating the ownership limit, or any other limit as provided in our charter or as otherwise permitted by our board of directors, and distribute to the prohibited transferee or prohibited owner, as applicable, an amount equal to the lesser of the price paid by the prohibited transferee or prohibited owner for such shares or the net sales proceeds received by the trust for such shares. In the case of any event other than a transfer, or in the case of a transfer for no consideration (such as a gift), the trustee will be required to sell such shares to a qualified person or entity and distribute to the prohibited owner an amount equal to the lesser of the market price (determined as provided in our charter) of such shares as of the date of the event resulting in the transfer or the net sales proceeds received by the trust for such shares. In either case, any proceeds in excess of the amount distributable to the prohibited transferee or prohibited owner, as applicable, will be distributed to the beneficiary. Prior to a sale of any such shares by the trust, the trustee will be entitled to receive, in trust for the beneficiary, all dividends and other distributions paid by us with respect to such shares, and also will be entitled to exercise all voting rights with respect to such shares.

        Subject to Maryland law, effective as of the date that such shares have been transferred to the trust, the trustee shall have the authority (at the trustee's sole discretion) (1) to rescind as void any vote cast by a prohibited transferee or prohibited owner, as applicable, prior to the discovery by us that such shares have been transferred to the trust and (2) to recast such vote in accordance with the desires of the trustee acting for the benefit of the beneficiary. However, if we have already taken irreversible corporate action, then the trustee shall not have the authority to rescind and recast that vote. Any dividend or other distribution paid to the prohibited transferee or prohibited owner (prior to the discovery by us that such shares had been automatically transferred to a trust as described above) will be required to be repaid to the trustee upon demand for distribution to the beneficiary. In the event that the transfer to the trust as described above is not automatically effective (for any reason) to prevent violation of the ownership limit or any other limit as provided in our charter or as otherwise permitted by our board of directors, then our charter provides that the transfer of such shares will be void.

        In addition, shares of our common stock held in the trust shall be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that resulted in such transfer to the trust (or, in the case of a devise or gift, the market price at the time of such devise or gift) and (2) the market price on the date we or our designee, accepts such offer. We shall have the right to accept such offer until the trustee has sold the shares of common stock held in the trust. Upon such a sale to us, the interest of the beneficiary in the shares sold shall terminate and the trustee shall distribute the net proceeds of the sale to the prohibited transferee or prohibited owner.

        If any purported transfer of shares of common stock would cause us to be beneficially owned by fewer than 100 persons, such transfer will be null and void in its entirety and the intended transferee will acquire no rights to the stock.

        All certificates representing shares of our common stock will bear a legend referring to the restrictions described above. The foregoing ownership limitations could delay, defer or prevent a transaction or a change in control of Realty Income that might involve a premium price for the common stock or otherwise be in the best interest of stockholders.

        As set forth in the Treasury Regulations, every owner of a specified percentage (or more) of the outstanding shares of our stock (including both common stock and preferred stock) must file a completed questionnaire with us containing information regarding their ownership of such shares. Under current Treasury Regulations, the percentage will be set between 0.5% and 5.0%, depending upon the number of record holders of our shares of stock. Under our charter, each common stockholder shall upon demand be required to disclose to us in writing such information as we may request in order to determine the effect, if any, of such common stockholder's actual and constructive ownership of common stock on our status as a REIT and to ensure compliance with the ownership limit, or any other limit as provided in our charter or as otherwise permitted by our board of directors.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

        The following summary of certain provisions of Maryland law and of our charter and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to our charter and bylaws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and to the MGCL. See "Where You Can Find More Information."

Election and Removal of Directors

        Our charter and bylaws provide that our board of directors may establish the number of directors of our company as long as the number is not fewer than the minimum number required under the MGCL, which is one, nor, unless our bylaws are amended, more than 15.

        Pursuant to our charter, each of our directors is elected by our stockholders to serve until the next annual meeting and until his or her successor is duly elected and qualifies.

        Pursuant to our bylaws, directors in uncontested elections are elected upon the affirmative vote of a majority of the total votes cast for and against such nominee at a duly called meeting of stockholders, and directors in contested elections are elected by a plurality of all of the votes cast. In both uncontested and contested elections, holders of shares of our common stock have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of our common stock will be able to elect all of our directors.

        Under the MGCL and our bylaws, except as otherwise provided in the terms of any class or series of our stock, vacancies on our board of directors created by any reason other than an increase in the number of directors may be filled by a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any vacancy in the number of directors created by an increase in the number of directors may be filled by a majority vote of the entire board. Any individual elected to fill a vacancy will serve for until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies.

        Our charter provides that, subject to the rights of holders of shares of one or more classes or series of preferred stock to elect or remove one or more directors, a director may be removed only for cause and by the affirmative vote of stockholders entitled to cast a majority of the votes entitled to be cast generally in the election of directors.

        The articles supplementary designating the terms of our Class F preferred stock expressly provide that the provisions thereof described above under "General Description of Preferred Stock—Voting Rights," insofar as they apply to the Class F preferred stock, shall supersede anything inconsistent contained in our charter and bylaws, and the articles supplementary designating any other class or series of our preferred stock that we may issue in the future may contain a similar provision.

Amendment to Charter and Bylaws

        Except as provided in the MGCL, amendments to our charter must be advised by our board of directors and approved by the affirmative vote of our stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter. Except for amendments to certain provisions in our bylaws related to a written statement required to be furnished to stockholders in the event of certain distributions, our investment policy and restrictions, an annual report to stockholders and the definitions used in those sections of our bylaws, which amendments must be approved by the affirmative vote of our stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter, our board of directors generally has the exclusive power to amend our bylaws.

Maryland Business Combination Law

        Under the MGCL, certain "business combinations" (including certain issuances of equity securities) between a Maryland corporation and any person who beneficially owns ten percent or more of the voting power of the corporation's outstanding voting stock, or an affiliate or associate of the corporation who beneficially owned ten percent or more of the voting power at any time within the preceding two years, in each case referred to as an "interested stockholder," or an affiliate thereof, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination must be approved by two super-majority stockholder votes unless, among other conditions, the corporation's common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares of common stock. The business combination provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by the board of directors prior to the time that the interested stockholder becomes an interested stockholder. These provisions of the MGCL may delay, defer or prevent a transaction or a change in control of us that might involve a premium price for the common stock or otherwise be in the best interests of the stockholders.

Maryland Control Share Acquisitions Law

        The MGCL provides that holders of "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquirer, by officers of the corporation or by employees who are directors of the corporation. "Control shares" are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (1) one-tenth or more but less than one-third, (2) one-third or more but less than a majority, or (3) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions.

        A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

        If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem for fair value any and all of the control shares (except those for which voting rights have previously been approved). Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or, if a meeting of stockholders is held at which the voting rights of such shares are considered and not approved, as of the date of the meeting. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights, meaning that they may require us to repurchase their shares for their appraised value as determined pursuant to the MGCL. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

        "Control share acquisition" does not include (1) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (2) acquisitions exempted by the charter or bylaws of the corporation, adopted at any time before the acquisition of the shares.

        As permitted by the MGCL, our bylaws contain a provision exempting us from the control share acquisition statute. That bylaw provision states that the control share statute shall not apply to any acquisition by any person of shares of our stock. Our board of directors may, without the consent of any of our stockholders, amend or eliminate this bylaw provision at any time, which means that we would then become subject to the Maryland control share acquisition statute, and there can be no assurance that such provision will not be amended or eliminated by our board of directors at any time in the future.

Subtitle 8

        Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to be subject to any or all of five provisions, including:

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  a classified board;

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  a two-thirds vote requirement for removing a director;

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  a requirement that the number of directors be fixed only by vote of the board of directors;

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  a requirement that a vacancy on the board of directors be filled only by a vote of the remaining directors in office and for the remainder of the full term of the class of directors in which the vacancy occurred and until a successor is elected and qualifies; and

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  a majority requirement for the calling of a stockholder-requested special meeting of stockholders.

        We have not elected to be subject to any of the provisions of Subtitle 8, including the provisions that would permit us to classify our board of directors or increase the vote required to remove a director without stockholder approval. Through provisions in our charter and bylaws unrelated to Subtitle 8, we (1) vest in our board of directors the exclusive power to fix the number of directors and (2) require, unless called by our chairman, our chief executive officer, our president or our board of directors, the request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at the meeting to call a special meeting of stockholders. The provisions of Subtitle 8 expressly provide that Subtitle 8 does not limit the power of a Maryland corporation, by provision in its charter, to confer on the holders of any class or series of preferred stock the right to elect one or more directors or designate the terms and voting powers of directors, which may vary among directors.

Special Meetings of Stockholders

        Pursuant to our bylaws, our chairman, our chief executive officer, our president or our board of directors may call a special meeting of our stockholders. Subject to the provisions of our bylaws, a special meeting of our stockholders to act on any matter that may properly be considered by our stockholders will also be called by our secretary upon the written request of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting on such matter, accompanied by the information required by our bylaws. Our secretary will inform the requesting stockholders of the reasonably estimated cost of preparing and delivering the notice of meeting (including our proxy materials), and the requesting stockholder must pay such estimated cost before our secretary may prepare and deliver the notice of the special meeting.

Advance Notice of Director Nomination and New Business

        Our bylaws provide that nominations of individuals for election as directors and proposals of business to be considered by stockholders at any annual meeting may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) by any stockholder who was a stockholder of record as of the record date set by the board for the annual meeting, at the time of giving the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of the individuals so nominated or on such other proposed business and who has complied with the advance notice procedures of our bylaws. Stockholders generally must provide notice to our secretary not earlier than the 150th day or later than the close of business on the 120th day before the first anniversary of the date our proxy statement was released for the preceding year's annual meeting.

        Only the business specified in the notice of the meeting may be brought before a special meeting of our stockholders. Nominations of individuals for election as directors at a special meeting of stockholders may be made only (1) by or at the direction of our board of directors, (2) by a stockholder that has requested that a special meeting be called for the purpose of electing directors in compliance with our bylaws or (3) if the special meeting has been called in accordance with our bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record as of the record date set by the board for the special meeting, at the time of giving the notice required by our bylaws and at the time of the special meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice procedures of our bylaws. Stockholders generally must provide notice to our secretary not earlier than the 120th day before such special meeting or later than the later of the close of business on the 90th day before the special meeting or the tenth day after the first public announcement of the date of the special meeting and the nominees of our board of directors to be elected at the meeting.

        A stockholder's notice must contain certain information specified by our bylaws about the stockholder, its affiliates and any proposed business or nominee for election as a director, including information about the economic interest of the stockholder, its affiliates and any proposed nominee in us.

Effect of Certain Provisions of Maryland Law and our Charter and Bylaws

        Our charter contains restrictions on ownership and transfer of our stock intended to, among other purposes, assist us in maintaining our status as a REIT for United States federal and/or state income tax purposes. For example, our charter restricts any person from acquiring actual or constructive ownership of more than 9.8% (in value or number of shares, whichever is more restrictive) of our outstanding shares of common stock. See "Restrictions on Ownership and Transfers of Stock." These restrictions could delay or prevent a tender offer or change in control of our company or reduce the possibility that a third party will attempt such a transaction, even if a tender offer or a change of control were in our stockholders' interests or involved a premium price for our common stock, which could adversely affect the market price of our common stock.

        Our charter authorizes our board of directors to issue our preferred stock, including convertible preferred stock, without stockholder approval. The board of directors may establish the preferences, rights and other terms of any class or series of preferred stock we may issue, which may include voting rights and rights to convert such preferred stock into common stock. See "General Description of Preferred Stock." The issuance of preferred stock could delay or prevent a tender offer or change in control of our company or reduce the possibility that a third party will attempt such a transaction, even if a tender offer or a change of control were in our stockholders' interests or involved a premium price for our common stock, which could adversely affect the market price of our common stock.

        Our charter and bylaws also provide that the number of directors may be established only by our board of directors, which prevents our stockholders from increasing the number of our directors and filling any vacancies created by such increase with their own nominees. The provisions of our bylaws discussed above under the captions "—Special Meetings of Stockholders" and "—Advance Notice of Director Nomination and New Business" require stockholders seeking to call a special meeting, nominate an individual for election as a director or propose other business at an annual or special meeting to comply with certain notice and information requirements. These provisions, alone or in combination, could make it more difficult for our stockholders to remove incumbent directors or fill vacancies on our board of directors with their own nominees and could delay or prevent a proxy contest, tender offer or change in control of our company or reduce the possibility that a third party will attempt such a contest or transaction, even if a proxy contest, tender offer or a change of control were in our stockholders' interests or involved a premium price for our common stock, which could adversely affect the market price of our common stock.

 UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following is a general summary of certain material U.S. federal income tax considerations regarding our election to be taxed as a REIT and the acquisition, ownership or disposition of our capital stock or debt securities. Supplemental U.S. federal income tax considerations relevant to holders of the securities offered by this prospectus (including warrants, preferred stock and depositary shares) may be provided in the prospectus supplement that relates to those securities. Unless otherwise expressly stated or the context otherwise requires, all references to the "Company," "Realty Income," "our," "we" and "us" and all similar references appearing under this caption "United States Federal Income Tax Considerations" mean Realty Income Corporation excluding its subsidiaries. This summary is for general information only and is not tax advice. The information in this summary is based on:

  •
  the Code;

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  current, temporary and proposed Treasury Regulations promulgated under the Code;

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  the legislative history of the Code;

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  administrative interpretations and practices of the IRS; and

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  court decisions;

in each case, as of the date of this prospectus. In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings that are not binding on the IRS except with respect to the particular taxpayers who requested and received those rulings. Future legislation, Treasury Regulations, administrative interpretations and practices and/or court decisions may adversely affect the tax considerations contained in this discussion. Any such change could apply retroactively to transactions preceding the date of the change. We have not requested, and do not plan to request, any rulings from the IRS that we qualify as a REIT, and the statements in this prospectus are not binding on the IRS or any court. Thus, we can provide no assurance that the tax considerations contained in this discussion will not be challenged by the IRS or will be sustained by a court if challenged by the IRS. This summary does not discuss any state, local or non-U.S. tax consequences, or any tax consequences arising under any federal tax laws other than federal income tax laws, associated with the acquisition, ownership or disposition of our capital stock or debt securities, or our election to be taxed as a REIT.

        You are urged to consult your tax advisor regarding the tax consequences to you of:

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  the acquisition, ownership or disposition of our capital stock or debt securities, including the federal, state, local, non-U.S. and other tax consequences;

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  our election to be taxed as a REIT for federal income tax purposes; and

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  potential changes in applicable tax laws.

Taxation of Our Company

        General.    We have elected to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with our taxable year ended December 31, 1994. We believe that we have been organized and have operated in a manner that has allowed us to qualify for taxation as a REIT under the Code commencing with our taxable year ended December 31, 1994, and we intend to continue to be organized and operate in this manner. However, qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership. Accordingly, no assurance can be given that we have been organized and have operated, or will continue to be organized and operate, in a manner so as to qualify or remain qualified as a REIT. See "—Failure to Qualify" for any potential tax consequences if we fail to qualify as a REIT.

        The sections of the Code and the corresponding Treasury Regulations that relate to qualification and taxation as a REIT are highly technical and complex. The following discussion sets forth certain material aspects of the sections of the Code that govern the federal income tax treatment of a REIT and the holders of certain of its securities. This summary is qualified in its entirety by the applicable Code provisions, Treasury Regulations promulgated under the Code, and administrative and judicial interpretations thereof.

        Latham & Watkins LLP has acted as our tax counsel in connection with our filing of this prospectus and our election to be taxed as a REIT. Latham & Watkins LLP has rendered an opinion to us to the effect that, commencing with our taxable year ending December 31, 1994, we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that this opinion was based on various assumptions and representations as to factual matters, including representations made by us in a factual certificate provided by one of our officers. In addition, this opinion was based upon our factual representations set forth in this prospectus. Moreover, our qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, which are discussed below, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership, the results of which have not been and will not be reviewed by Latham & Watkins LLP. Accordingly, no assurance can be given that our actual results of operation for any particular taxable year have satisfied or will satisfy those requirements. Further, the anticipated federal income tax treatment described herein may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. Latham & Watkins LLP has no obligation to update its opinion subsequent to the date of such opinion.

        Provided we qualify for taxation as a REIT, we generally will not be required to pay federal corporate income taxes on our REIT taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the "double taxation" that ordinarily results from investment in a C corporation. A C corporation is a corporation that generally is required to pay tax at the corporate level. Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when the income is distributed. We will, however, be required to pay federal income tax as follows:

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  First, we will be required to pay tax at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.

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  Second, we may be required to pay the "alternative minimum tax" on our items of tax preference under some circumstances.

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  Third, if we have (1) net income from the sale or other disposition of "foreclosure property" held primarily for sale to customers in the ordinary course of business or (2) other nonqualifying income from foreclosure property, we will be required to pay tax at the highest corporate rate on this income. To the extent that income from foreclosure property is otherwise qualifying income for purposes of the 75% gross income test, this tax is not applicable. Subject to certain other requirements, foreclosure property generally is defined as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property.

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  Fourth, we will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held as inventory or primarily for sale to customers in the ordinary course of business.

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  Fifth, if we fail to satisfy the 75% gross income test or the 95% gross income test, as described below, but have otherwise maintained our qualification as a REIT because certain other requirements are met, we will be required to pay a tax equal to (1) the greater of (A) the amount by which we fail to satisfy the 75% gross income test and (B) the amount by which we fail to satisfy the 95% gross income test, multiplied by (2) a fraction intended to reflect our profitability.

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  Sixth, if we fail to satisfy any of the asset tests (other than a de minimis failure of the 5% or 10% asset test), as described below, due to reasonable cause and not due to willful neglect, and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail such test.

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  Seventh, if we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the gross income tests or certain violations of the asset tests, as described below) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

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  Eighth, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of (1) 85% of our ordinary income for the year, (2) 95% of our capital gain net income for the year, and (3) any undistributed taxable income from prior periods.

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  Ninth, if we acquire any asset from a corporation that is or has been a C corporation in a transaction in which our basis in the asset is less than the fair market value of the asset, in each case determined as of the date on which we acquired the asset, and we subsequently recognize gain on the disposition of the asset during the five-year period beginning on the date on which we acquired the asset, then we generally will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (1) the fair market value of the asset over (2) our adjusted basis in the asset, in each case determined as of the date on which we acquired the asset. The results described in this paragraph with respect to the recognition of gain assume that the C corporation will refrain from making an election to receive different treatment under applicable Treasury Regulations on its tax return for the year in which we acquire the asset from the C corporation. Under applicable Treasury Regulations, any gain from the sale of property we acquired in an exchange under Section 1031 (a like-kind exchange) or 1033 (an involuntary conversion) of the Code generally are excluded from the application of this built-in gains tax.

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  Tenth, our subsidiaries that are C corporations, including our "taxable REIT subsidiaries" described below, generally will be required to pay federal corporate income tax on their earnings.

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  Eleventh, we will be required to pay a 100% tax on any "redetermined rents," "redetermined deductions," "excess interest," or (for taxable years beginning after December 31, 2015) "redetermined TRS service income," as described below under "—Penalty Tax." In general, redetermined rents are rents from real property that are overstated as a result of services furnished to any of our tenants by a taxable REIT subsidiary of ours. Redetermined deductions and excess interest generally represent amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm's length negotiations. Redetermined TRS service income generally represents income of a taxable REIT subsidiary that is understated as a result of services provided to us or on our behalf.

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  Twelfth, we may elect to retain and pay income tax on our net capital gain. In that case, a stockholder would include its proportionate share of our undistributed net capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the basis of the stockholder in our capital stock.

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  Thirteenth, if we fail to comply with the requirement to send annual letters to our stockholders requesting information regarding the actual ownership of our stock, and the failure is not due to reasonable cause or due to willful neglect, we will be subject to a $25,000 penalty, or if the failure is intentional, a $50,000 penalty.

        From time to time we may own properties in other countries which may impose taxes on our operations within their jurisdictions. To the extent possible, we will structure our activities to minimize our non-U.S. tax liability. However, there can be no assurance that we will be able to eliminate our non-U.S. tax liability or reduce it to a specified level. Furthermore, as a REIT, both we and our stockholders will derive little or no benefit from foreign tax credits arising from those non-U.S. taxes.

        Requirements for Qualification as a REIT.    The Code defines a REIT as a corporation, trust or association:

  (1)
  that is managed by one or more trustees or directors;

  (2)
  that issues transferable shares or transferable certificates to evidence its beneficial ownership;

  (3)
  that would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code;

  (4)
  that is not a financial institution or an insurance company within the meaning of certain provisions of the Code;

  (5)
  that is beneficially owned by 100 or more persons;

  (6)
  not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, including certain specified entities, during the last half of each taxable year; and

  (7)
  that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

        The Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (6), the term "individual" includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but generally does not include a qualified pension plan or profit sharing trust.

        We believe that we have been organized and have operated in a manner that has allowed us, and will continue to allow us, to satisfy conditions (1) through (7) inclusive, during the relevant time periods. In addition, our charter provides for restrictions regarding ownership and transfer of our shares that are intended to assist us in continuing to satisfy the share ownership requirements described in (5) and (6) above. A description of the share ownership and transfer restrictions relating to our capital stock is contained in the discussion under the heading "Restrictions on Ownership and Transfer." These restrictions, however, do not ensure that we have previously satisfied, and may not ensure that we will, in all cases, be able to continue to satisfy, the share ownership requirements described in conditions (5) and (6) above. If we fail to satisfy these share ownership requirements, except as provided in the next sentence, our status as a REIT will terminate. If, however, we comply with the rules contained in applicable Treasury Regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement. See "—Failure to Qualify."

        In addition, we may not maintain our status as a REIT unless our taxable year is the calendar year. We have and will continue to have a calendar taxable year.

        Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries.    In the case of a REIT that is a partner in a partnership or a member in a limited liability company treated as a partnership for federal income tax purposes, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership or limited liability company, as the case may be, based on its interest in partnership capital, subject to special rules relating to the 10% asset test described below. Also, the REIT will be deemed to be entitled to its proportionate share of the income of that entity. The assets and gross income of the partnership or limited liability company retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. Thus, our pro rata share of the assets and items of income of any partnership or limited liability company treated as a partnership or disregarded entity for federal income tax purposes in which we directly or indirectly own an interest is treated as our assets and items of income for purposes of applying the requirements described in this discussion, including the gross income and asset tests described below. A brief summary of the rules governing the federal income taxation of partnerships and limited liability companies is set forth below in "—Tax Aspects of the Subsidiary Partnerships and the Limited Liability Companies."

        We generally have control of our subsidiary partnerships and limited liability companies and intend to operate them in a manner consistent with the requirements for our qualification as a REIT. We may from time to time be a limited partner or non-managing member in some of our partnerships and limited liability companies. If a partnership or limited liability company in which we own an interest takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.

        We may from time to time own and operate certain properties through wholly-owned subsidiaries that we intend to be treated as "qualified REIT subsidiaries" under the Code. A corporation will qualify as our qualified REIT subsidiary if we own 100% of the corporation's outstanding stock and do not elect with the subsidiary to treat it as a "taxable REIT subsidiary," as described below. A qualified REIT subsidiary is not treated as a separate corporation, and all assets, liabilities and items of income, gain, loss, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, gain, loss, deduction and credit of the parent REIT for all purposes under the Code, including all REIT qualification tests. Thus, in applying the federal tax requirements described in this discussion, any qualified REIT subsidiaries we own are ignored, and all assets, liabilities and items of income, gain, loss, deduction and credit of such corporations are treated as our assets, liabilities and items of income, gain, loss, deduction and credit. A qualified REIT subsidiary is not subject to federal income tax, and our ownership of the stock of a qualified REIT subsidiary will not violate the restrictions on ownership of securities, as described below under "—Asset Tests."

        Ownership of Interests in Taxable REIT Subsidiaries.    We currently own an interest in a number of taxable REIT subsidiaries and may acquire securities in additional taxable REIT subsidiaries in the future. A taxable REIT subsidiary is a corporation other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with such REIT to be treated as a taxable

REIT subsidiary. If a taxable REIT subsidiary owns more than 35% of the total voting power or value of the outstanding securities of another corporation, such other corporation will also be treated as a taxable REIT subsidiary. Other than some activities relating to lodging and health care facilities, a taxable REIT subsidiary may generally engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT. A taxable REIT subsidiary is subject to federal income tax as a regular C corporation. In addition, a taxable REIT subsidiary may be prevented from deducting interest on debt funded directly or indirectly by its parent REIT if certain tests regarding the taxable REIT subsidiary's debt to equity ratio and interest expense are not satisfied. A REIT's ownership of securities of a taxable REIT subsidiary is not subject to the 5% or 10% asset test described below. See "—Asset Tests."

        Income Tests.    We must satisfy two gross income requirements annually to maintain our qualification as a REIT. First, in each taxable year we must derive directly or indirectly at least 75% of our gross income (excluding gross income from prohibited transactions, certain hedging transactions and certain foreign currency gains) from investments relating to real property or mortgages on real property, including "rents from real property," dividends from other REITs and, in certain circumstances, interest, or certain types of temporary investments. Second, in each taxable year we must derive at least 95% of our gross income (excluding gross income from prohibited transactions, certain hedging transactions, and certain foreign currency gains) from the real property investments described above or dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing. For these purposes, the term "interest" generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales.

        Rents we receive from a tenant will qualify as "rents from real property" for the purpose of satisfying the gross income requirements for a REIT described above only if all of the following conditions are met:

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  The amount of rent is not based in any way on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term "rents from real property" solely because it is based on a fixed percentage or percentages of receipts or sales;

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  Neither we nor an actual or constructive owner of 10% or more of our capital stock actually or constructively owns 10% or more of the interests in the assets or net profits of a non-corporate tenant, or, if the tenant is a corporation, 10% or more of the voting power or value of all classes of stock of the tenant. Rents we receive from such a tenant that is a taxable REIT subsidiary of ours, however, will not be excluded from the definition of "rents from real property" as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are substantially comparable to rents paid by our other tenants for comparable space. Whether rents paid by a taxable REIT subsidiary are substantially comparable to rents paid by other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a "controlled taxable REIT subsidiary" is modified and such modification results in an increase in the rents payable by such taxable REIT subsidiary, any such increase will not qualify as "rents from real property." For purposes of this rule, a "controlled taxable REIT subsidiary" is a taxable REIT subsidiary in which the parent REIT owns stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock of such taxable REIT subsidiary;

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  Rent attributable to personal property, leased in connection with a lease of real property, is not greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of the rent attributable to personal property will not qualify as "rents from real property"; and

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  We generally do not operate or manage the property or furnish or render services to our tenants, subject to a 1% de minimis exception and except as provided below. We may, however, perform services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant" of the property. Examples of these services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we may employ an independent contractor from whom we derive no revenue to provide customary services, or a taxable REIT subsidiary (which may be wholly or partially owned by us) to provide both customary and non-customary services to our tenants without causing the rent we receive from those tenants to fail to qualify as "rents from real property." Any amounts we receive from our taxable REIT subsidiaries with respect their provision of services are expected to be treated as dividends or interest, which would qualify for the 95% gross income test, but not the 75% gross income test.

        We generally do not intend to take actions we believe will cause us to fail to satisfy the rental conditions described above. However, we may intentionally fail to satisfy some of these conditions to the extent we determine, based on the advice of our tax counsel, that the failure will not jeopardize our tax status as a REIT. In addition, with respect to the limitation on the rental of personal property, we generally have not obtained appraisals of the real property and personal property leased to tenants. Accordingly, there can be no assurance that the IRS will not disagree with our determinations of value.

        From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income from a hedging transaction, including gain from the sale or disposition of such a transaction, that is clearly identified as a hedging transaction as specified in the Code will not constitute gross income and thus will be exempt from the 75% and 95% gross income tests. The term "hedging transaction," as used above, generally means (A) any transaction we enter into in the normal course of our business primarily to manage risk of (1) interest rate changes or fluctuations with respect to borrowings made or to be made by us to acquire or carry real estate assets, or (2) currency fluctuations with respect to an item of qualifying income under the 75% or 95% gross income test and (B) for taxable years beginning after December 31, 2015, new transactions entered into to hedge the income or loss from prior hedging transactions, where the property or indebtedness which was the subject of the prior hedging transaction was extinguished or disposed of. To the extent that we do not properly identify such transactions as hedges or we hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

        From time to time we may own properties or entities located outside the United States. These acquisitions could cause us to incur foreign currency gains or losses. Any foreign currency gains, to the extent attributable to specified items of qualifying income or gain, or specified qualifying assets, however, generally will not constitute gross income for purposes of the 75% and 95% gross income tests, and therefore will be excluded from these tests.

        To the extent our taxable REIT subsidiaries pay dividends, we generally will derive our allocable share of such dividend income. Such dividend income will qualify under the 95%, but not the 75%, gross income test.

        We will monitor the amount of the dividend and other income from our taxable REIT subsidiaries and will take actions intended to keep this income, and any other nonqualifying income, within the limitations of the gross income tests. Although we expect these actions will be sufficient to prevent a violation of the gross income tests, we cannot guarantee that such actions will in all cases prevent such a violation.

        If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Code. We generally may make use of the relief provisions if:

  •
  following our identification of the failure to meet the 75% or 95% gross income tests for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with Treasury Regulations to be issued; and

  •
  our failure to meet these tests was due to reasonable cause and not due to willful neglect.

        It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive exceeds the limits on nonqualifying income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. As discussed above in "—Taxation of Our Company—General," even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our nonqualifying income. We may not always be able to comply with the gross income tests for REIT qualification despite periodic monitoring of our income.

        Prohibited Transaction Income.    Any gain that we realize on the sale of property held as inventory or otherwise held primarily for sale to customers in the ordinary course of business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax, unless certain safe harbor exceptions apply. Our gain would include any gain realized by our qualified REIT subsidiaries and our share of any gain realized by any of the partnerships or limited liability companies in which we own an interest. This prohibited transaction income may also adversely affect our ability to satisfy the gross income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. We intend to hold our properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning our properties and to make occasional sales of the properties as are consistent with our investment objectives. We do not intend to enter into any sales that are prohibited transactions. However, the IRS may successfully contend that some or all of the sales made by us or our subsidiary partnerships or limited liability companies are prohibited transactions. We would be required to pay the 100% penalty tax on our allocable share of the gains resulting from any such sales.

        Penalty Tax.    Any redetermined rents, redetermined deductions, excess interest or (for taxable years beginning after December 31, 2015) redetermined TRS service income we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a taxable REIT subsidiary of ours, redetermined deductions and excess interest represent any amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm's length negotiations, and redetermined TRS service income is income of a taxable REIT subsidiary that is understated as a result of services provided to us or on our behalf.. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code.

        We do not believe we have been, and do not expect to be, subject to this penalty tax, although our rental or service arrangements may not satisfy the safe-harbor provisions described above. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on the excess of an arm's length fee for tenant services over the amount actually paid.

        Asset Tests.    At the close of each calendar quarter of our taxable year, we must also satisfy certain tests relating to the nature and diversification of our assets. First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and U.S. government securities. For purposes of this test, the term "real estate assets" generally means real property (including interests in real property and interests in mortgages on real property) and shares (or transferable certificates of beneficial interest) in other REITs, as well as any stock or debt instrument attributable to the investment of the proceeds of a stock offering or a public offering of debt with a term of at least five years, but only for the one-year period beginning on the date the REIT receives such proceeds. For taxable years beginning after December 31, 2015, the term "real estate assets" also includes debt instruments of publicly offered REITs, personal property securing a mortgage secured by both real property and personal property if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property, and personal property leased in connection with a lease of real property for which the rent attributable to personal property is not greater than 15% of the total rent received under the lease.

        Second, not more than 25% of the value of our total assets may be represented by securities (including securities of taxable REIT subsidiaries), other than those securities includable in the 75% asset test.

        Third, of the investments included in the 25% asset class, and except for investments in other REITs, our qualified REIT subsidiaries and taxable REIT subsidiaries, the value of any one issuer's securities may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer except, in the case of the 10% value test, securities satisfying the "straight debt" safe-harbor or securities issued by a partnership that itself would satisfy the 75% income test if it were a REIT. Certain types of securities we may own are disregarded as securities solely for purposes of the 10% value test, including, but not limited to, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code. From time to time we may own securities (including debt securities) of issuers that do not qualify as a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary. We intend that our ownership of any such securities will be structured in a manner that allows us to comply with the asset tests described above.

        Fourth, not more than 25% (20% for taxable years beginning after December 31, 2017) of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries. We currently own 100% of the stock of certain corporations that have elected, together with us, to be treated as our taxable REIT subsidiaries. So long as each of these companies qualifies as a taxable REIT subsidiary, we will not be subject to the 5% asset test, the 10% voting securities limitation or the 10% value limitation with respect to our ownership of their stock. We may acquire securities in other taxable REIT subsidiaries in the future. We believe that the aggregate value of our taxable REIT subsidiaries has not exceeded, and in the future will not exceed, 25% (20% for taxable years beginning after December 31, 2017) of the aggregate value of our gross assets. We generally do not obtain independent appraisals to support these conclusions. In addition, there can be no assurance that the IRS will not disagree with our determinations of value.

        Fifth, for taxable years beginning after December 31, 2015, not more than 25% of the value of our total assets may be represented by debt instruments of publicly offered REITs to the extent those debt instruments would not be real estate assets but for the inclusion of debt instruments of publicly offered REITs in the meaning of real estate assets effective for taxable years beginning after December 31, 2015, as described above.

        The asset tests must be satisfied at the close of each calendar quarter of our taxable year in which we (directly or through our qualified REIT subsidiaries, partnerships or limited liability companies) acquire securities in the applicable issuer, and also at the close of each calendar quarter in which we increase our ownership of securities of such issuer (including as a result of increasing our interest in a partnership or limited liability company that owns such securities, or acquiring other assets). For example, our indirect ownership of securities of each issuer may increase as a result of our capital contributions to, or the redemption of other partners' or members' interests in, a partnership or limited liability company in which we have an ownership interest. However, after initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy an asset test because we acquire securities or other property during a quarter (including as a result of an increase in our interests in a partnership or limited liability company), we may cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. We believe that we have maintained, and we intend to maintain, adequate records of the value of our assets to ensure compliance with the asset tests. If we fail to cure any noncompliance with the asset tests within the 30-day cure period, we would cease to qualify as a REIT unless we are eligible for certain relief provisions discussed below.

        Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30-day cure period. Under these provisions, we will be deemed to have met the 5% and 10% asset tests if the value of our nonqualifying assets (i) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (ii) we dispose of the nonqualifying assets or otherwise satisfy such tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30-day cure period by taking steps including (i) the disposition of sufficient nonqualifying assets, or the taking of other actions, which allow us to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued, (ii) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets, and (iii) disclosing certain information to the IRS.

        Although we believe we have satisfied the asset tests described above and plan to take steps to ensure that we satisfy such tests for any quarter with respect to which retesting is to occur, there can be no assurance that we will always be successful, or will not require a reduction in our overall interest in an issuer (including in a taxable REIT subsidiary). If we fail to cure any noncompliance with the asset tests in a timely manner, and the relief provisions described above are not available, we would cease to qualify as a REIT.

        Annual Distribution Requirements.    To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of:

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  90% of our "REIT taxable income"; and

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  90% of our after-tax net income, if any, from foreclosure property; minus

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  the excess of the sum of certain items of non-cash income over 5% of our "REIT taxable income."

        For these purposes, our "REIT taxable income" is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income generally means income attributable to leveled stepped rents, original issue discount on purchase money debt, cancellation of indebtedness, or a like-kind exchange that is later determined to be taxable.

        In addition, our "REIT taxable income" will be reduced by any taxes we are required to pay on any gain we recognize from the disposition of any asset we acquired from a corporation that is or has been a C corporation in a transaction in which our basis in the asset is less than the fair market value of the asset, in each case determined as of the date on which we acquired the asset, within the five-year period following our acquisition of such asset, as described above under "—General."

        We generally must pay, or be treated as paying, the distributions described above in the taxable year to which they relate. At our election, a distribution will be treated as paid in a taxable year if it is declared before we timely file our tax return for such year and paid on or before the first regular dividend payment after such declaration, provided such payment is made during the 12-month period following the close of such year. These distributions are treated as received by our stockholders in the year in which they are paid. This is so even though these distributions relate to the prior year for purposes of the 90% distribution requirement. In order to be taken into account for purposes of our distribution requirement, unless (for distributions made in taxable years beginning after December 31, 2014) we qualify as a "publicly offered REIT," the amount distributed must not be preferential—i.e., every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated other than according to its dividend rights as a class. We believe that we are, and expect we will continue to be, a "publicly offered REIT." To the extent that we do not distribute all of our net capital gain, or distribute at least 90%, but less than 100%, of our "REIT taxable income," as adjusted, we will be required to pay tax on the undistributed amount at regular corporate tax rates. We believe that we have made, and we intend to continue to make, timely distributions sufficient to satisfy these annual distribution requirements and to minimize our corporate tax obligations.

        We expect that our REIT taxable income will be less than our cash flow because of depreciation and other non-cash charges included in computing REIT taxable income. Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income. If these timing differences occur, we may borrow funds to pay dividends in order to meet the distribution requirements.

        Under some circumstances, we may be able to rectify an inadvertent failure to meet the 90% distribution requirement for a year by paying "deficiency dividends" to our stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends, subject to the 4% excise tax described below. However, we will be required to pay interest to the IRS based upon the amount of any deduction claimed for deficiency dividends.

        Furthermore, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of 85% of our ordinary income for such year, 95% of our capital gain net income for the year and any undistributed taxable income from prior periods. Any ordinary income and net capital gain on which this excise tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating such tax.

        For purposes of the 90% distribution requirement and excise tax described above, dividends declared during the last three months of the taxable year, payable to stockholders of record on a specified date during such period and paid during January of the following year, will be treated as paid by us and received by our stockholders on December 31 of the year in which they are declared.

        Like-Kind Exchanges.    We may dispose of properties in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could require us to pay federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.

        Failure to Qualify.    If we discover a violation of a provision of the Code that would result in our failure to qualify as a REIT, certain specified cure provisions may be available to us. Except with respect to violations of the gross income tests and asset tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status. If we fail to satisfy the requirements for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be required to pay tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible by us, and we will not be required to distribute any amounts to our stockholders. As a result, we anticipate that our failure to qualify as a REIT would reduce the cash available for distribution by us to our stockholders. In addition, if we fail to qualify as a REIT, all distributions to stockholders will be taxable as regular corporate dividends to the extent of our current and accumulated earnings and profits. In such event, corporate distributees may be eligible for the dividends-received deduction. In addition, non-corporate stockholders, including individuals, may be eligible for the preferential tax rates on qualified dividend income. Unless entitled to relief under specific statutory provisions, we would also be ineligible to elect to be treated as a REIT for the four taxable years following the year for which we lose our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.

Tax Aspects of the Subsidiary Partnerships and the Limited Liability Companies

        General.    From time to time, we may own, directly or indirectly, interests in various partnerships and limited liability companies. We expect these will be treated as partnerships or disregarded entities for federal income tax purposes. In general, entities that are treated as partnerships or disregarded entities for federal income tax purposes are "pass-through" entities which are not required to pay federal income tax. Rather, partners or members of such entities are allocated their shares of the items of income, gain, loss, deduction and credit of the partnership or limited liability company, and are potentially required to pay tax on this income, without regard to whether they receive a distribution from the partnership or limited liability company. We will include in our income our share of these partnership and limited liability company items for purposes of the various gross income tests, the computation of our REIT taxable income, and the REIT distribution requirements. Moreover, for purposes of the asset tests, we will include our pro rata share of assets held by these partnerships and limited liability companies, based on our capital interests in each such entity. See "—Taxation of Our Company."

        Entity Classification.    Our interests in the subsidiary partnerships and limited liability companies involve special tax considerations, including the possibility that the IRS might challenge the status of these entities as partnerships (or disregarded entities). For example, an entity that would otherwise be treated as a partnership for federal income tax purposes may nonetheless be taxable as a corporation if it is a "publicly traded partnership" and certain other requirements are met. A partnership or limited liability company would be treated as a publicly traded partnership if its interests are traded on an established securities market or are readily tradable on a secondary market or a substantial equivalent thereof, within the meaning of applicable Treasury Regulations. We do not anticipate that any subsidiary partnership or limited liability company will be treated as a publicly traded partnership that is taxable as a corporation. However, if any such entity were treated as a corporation, it would be required to pay an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change and could prevent us from satisfying the REIT asset tests and possibly the REIT income tests. See "—Taxation of Our Company—Asset Tests" and "—Income Tests." This, in turn, could prevent us from qualifying as a REIT. See "—Failure to Qualify" for a discussion of the effect of our failure to meet these tests. In addition, a change in the tax status of one or more of the partnerships or limited liability companies might be treated as a taxable event. If so, we might incur a tax liability without any related cash payment. We believe that each of our partnerships and limited liability companies have been and will continue to be treated as partnerships or disregarded entities for federal income tax purposes.

        Allocations of Income, Gain, Loss and Deduction.    A partnership or limited liability company agreement will generally determine the allocation of income and losses among partners or members, provided such allocations comply with the provisions of Section 704(b) of the Code and the related Treasury Regulations. If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners' or members' interests in the partnership or limited liability company, as the case may be. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners or members with respect to such item. We intend that the allocations of taxable income and loss in each of the partnerships and limited liability companies in which we own an interest from time to time comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder.

        Tax Allocations With Respect to the Properties.    Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership or limited liability company in exchange for an interest in the partnership or limited liability company must be allocated in a manner so that the contributing partner or member is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution, as adjusted from time to time. These allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners or members. Some of the partnerships and/or limited liability companies in which we own an interest were formed by way of contributions of appreciated property. The relevant partnership and/or limited liability company agreements require that allocations be made in a manner consistent with Section 704(c) of the Code. Under Section 704(c) of the Code we could be allocated less depreciation or more gain on sale with respect to a contributed property than the amounts that would have been allocated to us if we had instead acquired the contributed property with an initial tax basis equal to its fair market value.

        Any property acquired by a subsidiary partnership or limited liability company in a taxable transaction will initially have a tax basis equal to its fair market value, and Section 704(c) of the Code generally will not apply.

        Partnership Audit Rules.    The recently enacted Bipartisan Budget Act of 2015 changes the rules applicable to U.S. federal income tax audits of partnerships. Under the new rules (which are generally effective for taxable years beginning after December 31, 2017), among other changes and subject to certain exceptions, any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner's distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level. Although it is uncertain how these new rules will be implemented, it is possible that they could result in partnerships in which we directly or indirect invest being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of these partnerships, could be required to bear the economic burden of those taxes, interest, and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment. The changes created by these new rules are sweeping and in many respects dependent on the promulgation of future regulations or other guidance by the U.S. Treasury. Investors are urged to consult their tax advisors with respect to these changes and their potential impact on their investment in our common stock.

        Tax Liabilities and Attributes Inherited Through Merger or Acquisitions.    We may from time to time acquire other REITs through merger or acquisition. If any such REIT failed to qualify as a REIT for any of its taxable years, such REIT would be liable for (and we, as the surviving corporation in the merger or acquisition, would be obligated to pay) U.S. federal income tax on its taxable income at regular rates. Furthermore, after the merger or acquisition is effective, the asset and income tests will apply to all of our assets, including the assets we acquire from such REIT, and to all of our income, including the income derived from the assets we acquire from such REIT. As a result, the nature of the assets that we acquire from such REITs and the income we derive from those assets may have an effect on our tax status as a REIT.

Federal Income Tax Considerations for Holders of Our Capital Stock and Debt Securities

        The following summary describes the material U.S. federal income tax consequences to you of acquiring, owning and disposing of our capital stock or debt securities. This summary assumes you hold shares of our capital stock or debt securities as "capital assets" (generally, property held for investment within the meaning of Section 1221 of the Code). It does not address all U.S. federal income tax consequences that may be relevant to you in light of your particular circumstances. In addition, except where specifically noted, this discussion does not address the tax consequences relevant to persons subject to special rules, including, without limitation:

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  banks, insurance companies, and other financial institutions;

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  tax-exempt organizations or governmental organizations;

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  S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

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  persons who hold or receive our capital stock pursuant to the exercise of any employee stock option or otherwise as compensation;

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  persons subject to the alternative minimum tax;

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  regulated investment companies and REITs;

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  "controlled foreign corporations," "passive foreign investment companies," and corporations that accumulate earnings to avoid U.S. federal income tax;

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  broker, dealers or traders in securities;

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  U.S. expatriates and former citizens or long-term residents of the United States;

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  persons holding our capital stock or debt securities as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

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  persons deemed to sell our capital stock or debt securities under the constructive sale provisions of the Code; or

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  United States persons whose functional currency is not the U.S. dollar.

        If you are considering acquiring our capital stock or debt securities, you should consult your tax advisor concerning the application of U.S. federal income tax laws to your particular situation as well as any consequences of the acquisition, ownership and disposition of our capital stock or debt securities arising under the laws of any state, local or non-U.S. taxing jurisdiction or under any applicable tax treaty.

        When we use the term "U.S. holder," we mean a holder of shares of our capital stock or debt securities who, for U.S. federal income tax purposes, is:

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  an individual who is a citizen or resident of the United States;

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  a corporation, including an entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or of any state thereof or in the District of Columbia;

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  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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  a trust that (1) is subject to the primary supervision of a United States court and the control of one or more United States persons or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

        If you are an individual, corporation, estate or trust that holds shares of our capital stock or debt securities and you are not a U.S. holder, you are a "non-U.S. holder."

        If an entity treated as a partnership for U.S. federal income tax purposes holds shares of our capital stock or debt securities, the tax treatment of a partner in the partnership generally will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding shares of our capital stock or debt securities and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

Taxation of Taxable U.S. Holders of Our Capital Stock

        Distributions Generally.    Distributions out of our current or accumulated earnings and profits will be treated as dividends and, other than with respect to capital gain dividends and certain amounts which have previously been subject to corporate level tax, as discussed below, will be taxable to our taxable U.S. holders as ordinary income when actually or constructively received. See "—Tax Rates" below. As long as we qualify as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of U.S. holders that are corporations or, except to the extent described in "—Tax Rates" below, the preferential rates on qualified dividend income applicable to non-corporate U.S. holders, including individuals. For purposes of determining whether distributions to holders of our capital stock are out of our current or accumulated earnings and profits, our earnings and profits will be allocated first to our outstanding preferred stock, if any, and then to our outstanding common stock.

        To the extent that we make distributions on our capital stock in excess of our current and accumulated earnings and profits allocable to such stock, these distributions will be treated first as a tax-free return of capital to a U.S. holder. This treatment will reduce the U.S. holder's adjusted tax basis in such shares of stock by the amount of the distribution, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a U.S. holder's adjusted tax basis in its shares will be taxable as capital gain. Such gain will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November, or December of any year and which are payable to a holder of record on a specified date in any of these months will be treated as both paid by us and received by the holder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following year. U.S. holders may not include in their own income tax returns any of our net operating losses or capital losses.

        Capital Gain Dividends.    Dividends that we properly designate as capital gain dividends will be taxable to our taxable U.S. holders as a gain from the sale or disposition of a capital asset held for more than one year, to the extent that such gain does not exceed our actual net capital gain for the taxable year and, for taxable years beginning after December 31, 2015, may not exceed our dividends paid for the taxable year, including dividends paid the following year that are treated as paid in the current year. U.S. holders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income. If we properly designate any portion of a dividend as a capital gain dividend then, except as otherwise required by law, we presently intend to allocate a portion of the total capital gain dividends paid or made available to holders of all classes of our capital stock for the year to the holders of each class of our capital stock in proportion to the amount that our total dividends, as determined for U.S. federal income tax purposes, paid or made available to the holders of each such class of our capital stock for the year bears to the total dividends, as determined for U.S. federal income tax purposes, paid or made available to holders of all classes of our capital stock for the year. In addition, except as otherwise required by law, we will make a similar allocation with respect to any undistributed long term capital gains which are to be included in our stockholders' long term capital gains, based on the allocation of the capital gain amount which would have resulted if those undistributed long term capital gains had been distributed as "capital gain dividends" by us to our stockholders.

        Retention of Net Capital Gains.    We may elect to retain, rather than distribute as a capital gain dividend, all or a portion of our net capital gains. If we make this election, we would pay tax on our retained net capital gains. In addition, to the extent we so elect, our earnings and profits (determined for federal income tax purposes) would be adjusted accordingly, and a U.S. holder generally would:

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  include its pro rata share of our undistributed net capital gains in computing its long-term capital gains in its return for its taxable year in which the last day of our taxable year falls, subject to certain limitations as to the amount that is includable;

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  be deemed to have paid its share of the capital gains tax imposed on us on the designated amounts included in the U.S. holder's income as long-term capital gain;

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  receive a credit or refund for the amount of tax deemed paid by it;

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  increase the adjusted basis of its capital stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

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  in the case of a U.S. holder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated by the IRS.

        Passive Activity Losses and Investment Interest Limitations.    Distributions we make and gain arising from the sale or exchange by a U.S. holder of our capital stock will not be treated as passive activity income. As a result, U.S. holders generally will not be able to apply any "passive losses" against this income or gain. A U.S. holder may elect to treat capital gain dividends, capital gains from the disposition of our capital stock and income designated as qualified dividend income, as described in "—Tax Rates" below, as investment income for purposes of computing the investment interest limitation, but in such case, the holder will be taxed at ordinary income rates on such amount. Other distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

        Dispositions of Our Capital Stock.    Except as described below under "Redemption or Repurchase by Us," if a U.S. holder sells or disposes of shares of our capital stock, it will recognize gain or loss for federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the holder's adjusted basis in the shares of our capital stock for tax purposes. This gain or loss, except as provided below, will be long-term capital gain or loss if the holder has held such capital stock for more than one year. However, if a U.S. holder recognizes a loss upon the sale or other disposition of capital stock that it has held for six months or less, after applying certain holding period rules, the loss recognized will be treated as a long-term capital loss to the extent the U.S. holder received distributions from us which were required to be treated as long-term capital gains.

        Redemption or Repurchase by Us.    A redemption or repurchase of shares of our capital stock will be treated under Section 302 of the Code as a distribution (and taxable as a dividend to the extent of our current and accumulated earnings and profits as described above under "—Distributions Generally") unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares. The redemption or repurchase generally will be treated as a sale or exchange if it:

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  is "substantially disproportionate" with respect to the U.S. holder;

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  results in a "complete termination" of the U.S. holder's stock interest in us; or

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  is "not essentially equivalent to a dividend" with respect to the U.S. holder,

all within the meaning of Section 302(b) of the Code.

        In determining whether any of these tests has been met, shares of our capital stock, including common stock and other equity interests in us, considered to be owned by the U.S. holder by reason of certain constructive ownership rules set forth in the Code, as well as shares of our capital stock actually owned by the U.S. holder, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code will be satisfied with respect to the U.S. holder depends upon the facts and circumstances at the time that the determination must be made, U.S. holders are advised to consult their tax advisors to determine such tax treatment.

        If a redemption or repurchase of shares of our capital stock is treated as a distribution taxable as a dividend, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. See "—Distributions Generally." A U.S. holder's adjusted basis in the redeemed or repurchased shares of the stock for tax purposes generally will be transferred to its remaining shares of our capital stock, if any. If a U.S. holder owns no other shares of our capital stock, under certain circumstances, such basis may be transferred to a related person or it may be lost entirely. Proposed Treasury Regulations issued in 2009, if enacted in their current form, would affect the basis recovery rules described above. It is not clear whether these proposed regulations will be enacted in their current form or at all. Prospective investors should consult their tax advisors regarding the federal income tax consequences of a redemption or repurchase of our capital stock.

        If a redemption or repurchase of shares of our capital stock is not treated as a distribution taxable as a dividend, it will be treated as a taxable sale or exchange in the manner described under "—Dispositions of Our Capital Stock."

        Tax Rates.    The maximum tax rate for non-corporate taxpayers for (1) long-term capital gains, including certain "capital gain dividends," is generally 20% (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate) and (2) "qualified dividend income" is generally 20%. In general, dividends payable by REITs are not eligible for the reduced tax rate on qualified dividend income, except to the extent that certain holding period requirements have been met and the REIT's dividends are attributable to dividends received from taxable corporations (such as its taxable REIT subsidiaries) or to income that was subject to tax at the corporate/REIT level (for example, if the

REIT distributed taxable income that it retained and paid tax on in the prior taxable year). In addition, U.S. holders that are corporations may be required to treat up to 20% of some capital gain dividends as ordinary income.

Taxation of Tax-Exempt Holders of Our Capital Stock

        Dividend income from us and gain arising upon a sale of shares of our capital stock generally should not be unrelated business taxable income, or UBTI, to a tax-exempt holder, except as described below. This income or gain generally will be UBTI, however, if a tax-exempt holder holds its shares as "debt-financed property" within the meaning of the Code. Generally, "debt-financed property" is property the acquisition or holding of which was financed through a borrowing by the tax-exempt holder.

        For tax-exempt holders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, or qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) or (c)(20) of the Code, respectively, income from an investment in our shares will constitute UBTI unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult their tax advisors concerning these "set aside" and reserve requirements.

        Notwithstanding the above, however, a portion of the dividends paid by a "pension-held REIT" may be treated as unrelated business taxable income as to certain trusts that hold more than 10%, by value, of the interests in the REIT. A REIT will not be a "pension-held REIT" if it is able to satisfy the "not closely held" requirement without relying on the "look-through" exception with respect to certain trusts or if such REIT is not "predominantly held" by "qualified trusts." As a result of restrictions on ownership and transfer of our stock contained in our charter, we do not expect to be classified as a "pension-held REIT," and as a result, the tax treatment described above should be inapplicable to our holders. However, because our stock is publicly traded, we cannot guarantee that this will always be the case.

Taxation of Non-U.S. Holders of Our Capital Stock

        The following discussion addresses the rules governing U.S. federal income taxation of the acquisition, ownership and disposition of our capital stock by non-U.S. holders. These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of U.S. federal income taxation and does not address state, local or non-U.S. tax consequences that may be relevant to a non-U.S. holder in light of its particular circumstances. We urge non-U.S. holders to consult their tax advisors to determine the impact of federal, state, local and non-U.S. income tax laws and any applicable tax treaty on the acquisition, ownership and disposition of shares of our capital stock, including any reporting requirements.

        Distributions Generally.    Distributions (including any taxable stock dividends) that are neither attributable to gains from sales or exchanges by us of United States real property interests, or USRPIs, nor designated by us as capital gain dividends (except as described below) will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, unless the distributions are treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable). Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT. Certain certification and disclosure requirements must be satisfied for a non-U.S. holder to be exempt from withholding under the effectively connected income exemption. Dividends that are treated as effectively connected with a U.S. trade or business generally will not be subject to withholding but will be subject to U.S. federal income tax on a net basis at the regular graduated rates, in the same manner as dividends paid to U.S. holders are subject to federal income tax. Any such dividends received by a non-U.S. holder that is a corporation may also be subject to an additional branch profits tax at a 30% rate (applicable after deducting U.S. federal income taxes paid on such effectively connected income) or such lower rate as may be specified by an applicable income tax treaty.

        Except as otherwise provided below, we expect to withhold U.S. federal income tax at the rate of 30% on any distributions made to a non-U.S. holder unless:

  (1)
  a lower treaty rate applies and the non-U.S. holder files with us an IRS Form W-8BEN or W-8BEN-E (or applicable successor form) evidencing eligibility for that reduced treaty rate; or

  (2)
  the non-U.S. holder files an IRS Form W-8ECI (or applicable successor form) with us claiming that the distribution is income effectively connected with the non-U.S. holder's trade or business.

        Distributions in excess of our current and accumulated earnings and profits will not be taxable to a non-U.S. holder to the extent that such distributions do not exceed the adjusted basis of the holder's capital stock, but rather will reduce the adjusted basis of such stock. To the extent that such distributions exceed the non-U.S. holder's adjusted basis in such capital stock, they will give rise to gain from the sale or exchange of such stock, the tax treatment of which is described below. For withholding purposes, we expect to treat all distributions as made out of our current or accumulated earnings and profits. However, amounts withheld may be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits, provided that certain conditions are met.

        Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of United States Real Property Interests.    Distributions to a non-U.S. holder that we properly designate as capital gain dividends, other than those arising from the disposition of a USRPI, generally should not be subject to U.S. federal income taxation, unless:

  (1)
  the investment in our capital stock is treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable), in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, except that a non-U.S. holder that is a non-U.S. corporation may also be subject to a branch profits tax of up to 30%, as discussed above; or

  (2)
  the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the non-U.S. holder will be subject to U.S. federal income tax at a rate of 30% on the non-U.S. holder's capital gains (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of such non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

        Pursuant to the Foreign Investment in Real Property Tax Act, which is referred to as "FIRPTA," distributions to a non-U.S. holder that are attributable to gain from sales or exchanges by us of USRPIs, whether or not designated as capital gain dividends, will cause the non-U.S. holder to be treated as recognizing such gain as income effectively connected with a U.S. trade or business.

Non-U.S. holders would generally be taxed at the regular graduated rates applicable to U.S. holders, subject to any applicable alternative minimum tax. We also will be required to withhold and to remit to the IRS 35% (or 20% to the extent provided in applicable Treasury Regulations) of any distribution to non-U.S. holders attributable to gain from sales or exchanges by us of USRPIs. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. The amount withheld is creditable against the non-U.S. holder's U.S. federal income tax liability. However, any distribution with respect to any class of stock that is "regularly traded" on an established securities market located in the United States is not subject to FIRPTA, and therefore, not subject to the 35% U.S. withholding tax described above, if the non-U.S. holder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of the distribution. Instead, such distributions generally will be treated as ordinary dividend distributions and subject to withholding in the manner described above with respect to ordinary dividends. In addition, distributions to certain non-U.S. publicly traded shareholders that meet certain record-keeping and other requirements ("qualified shareholders") are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our capital stock. Furthermore, distributions to "qualified foreign pension funds" or entities all of the interests of which are held by "qualified foreign pension funds" are exempt from FIRPTA. Non-U.S. holders should consult their tax advisors regarding the application of these rules.

        Retention of Net Capital Gains.    Although the law is not clear on the matter, it appears that amounts we designate as retained net capital gains in respect of the capital stock held by U.S. holders generally should be treated with respect to non-U.S. holders in the same manner as actual distributions of capital gain dividends. Under this approach, the non-U.S. holders would be able to offset as a credit against their U.S. federal income tax liability their proportionate share of the tax paid by us on such retained net capital gains and to receive from the IRS a refund to the extent their proportionate share of such tax paid by us exceeds their actual U.S. federal income tax liability. If we were to designate any portion of our net capital gain as retained net capital gain, non-U.S. holders should consult their tax advisors regarding the taxation of such retained net capital gain.

        Sale of Our Capital Stock.    Except as described below under "—Redemption or Repurchase by Us," gain realized by a non-U.S. holder upon the sale, exchange or other taxable disposition of our capital stock generally will not be subject to U.S. federal income tax unless such stock constitutes a USRPI. In general, stock of a domestic corporation that constitutes a "U.S. real property holding corporation," or USRPHC, will constitute a USRPI. We believe that we are a USRPHC. Our capital stock will not, however, constitute a USRPI so long as we are a "domestically controlled qualified investment entity." A "domestically controlled qualified investment entity" includes a REIT in which at all times during a specified testing period less than 50% in value of its stock is held directly or indirectly by non-U.S. persons, subject to certain rules. For purposes of determining whether a REIT is a "domestically controlled qualified investment entity," a person who at all applicable times holds less than 5 percent of a class of stock that is "regularly traded" is treated as a U.S. person unless the REIT has actual knowledge that such person is not a U.S. person. We believe, but cannot guarantee, that we are a "domestically controlled qualified investment entity." Because our stock is (and, we anticipate, will continue to be) publicly traded, no assurance can be given that we will continue to be a "domestically controlled qualified investment entity."

        Even if we do not qualify as a "domestically controlled qualified investment entity" at the time a non-U.S. holder sells our capital stock, gain realized from the sale or other taxable disposition by a non-U.S. holder of such capital stock would not be subject to U.S. federal income tax under FIRPTA as a sale of a USRPI if:

  (1)
  such class of capital stock is "regularly traded," as defined by applicable Treasury Regulations, on an established securities market such as the New York Stock Exchange; and

  (2)
  such non-U.S. holder owned, actually and constructively, 10% or less of such class of capital stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the non-U.S. holder's holding period.

        In addition, dispositions of our capital stock by qualified shareholders are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our capital stock. An actual or deemed disposition of our capital stock by such shareholders may also be treated as a dividend. Furthermore, dispositions of our capital stock by "qualified foreign pension funds" or entities all of the interests of which are held by "qualified foreign pension funds" are exempt from FIRPTA. Non-U.S. holders should consult their tax advisors regarding the application of these rules.

        Notwithstanding the foregoing, gain from the sale, exchange or other taxable disposition of our capital stock not otherwise subject to FIRPTA will be taxable to a non-U.S. holder if either (a) the investment in our capital stock is treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable), in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, except that a non-U.S. holder that is a foreign corporation may also be subject to the 30% branch profits tax (or such lower rate as may be specified by an applicable income tax treaty) on such gain, as adjusted for certain items, or (b) the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax on the non-U.S. holder's capital gains (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses. In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our capital stock, a non-U.S. holder may be treated as having gain from the sale or other taxable disposition of a USRPI if the non-U.S. holder (1) disposes of our capital stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, or is deemed to acquire, other shares of that stock during the 61-day period beginning with the first day of the 30-day period described in clause (1), unless such stock is "regularly traded" and the non-U.S. holder did not own more than 5% of the stock at any time during the one-year period ending on the date of the distribution described in clause (1).

        If gain on the sale, exchange or other taxable disposition of our capital stock were subject to taxation under FIRPTA, the non-U.S. holder would be required to file a U.S. federal income tax return and would be subject to regular U.S. federal income tax with respect to such gain in the same manner as a taxable U.S. holder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, if the sale, exchange or other taxable disposition of our capital stock were subject to taxation under FIRPTA, and if shares of the applicable class of our capital stock were not "regularly traded" on an established securities market, the purchaser of such capital stock generally would be required to withhold and remit to the IRS 10% (15% for dispositions occurring after February 16, 2016) of the purchase price.

        Redemption or Repurchase by Us.    A redemption or repurchase of shares of our capital stock will be treated under Section 302 of the Code as a distribution (and taxable as a dividend to the extent of our current and accumulated earnings and profits) unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares. See "—Taxation of Taxable U.S. Holders of Our Capital Stock—Redemption or Repurchase by Us." If the redemption or repurchase of shares is treated as a distribution, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. See "—Taxation of Non-U.S. Holders of Our Capital Stock—Distributions Generally." If the redemption or repurchase of shares is not treated as a distribution, it will be treated as a taxable sale or exchange in the manner described under "—Taxation of Non-U.S. Holders of Our Capital Stock—Sale of Our Capital Stock."

Taxation of Holders of Our Debt Securities

        The following summary describes the material U.S. federal income tax consequences of acquiring, owning and disposing of our debt securities. This discussion assumes the debt securities will be issued with less than a statutory de minimis amount of original issue discount for U.S. federal income tax purposes. In addition, this discussion is limited to persons purchasing the debt securities for cash at original issue and at their original "issue price" within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of the debt securities is sold to the public for cash).

  U.S. Holders

        Payments of Interest.    Interest on a debt security generally will be taxable to a U.S. holder as ordinary income at the time such interest is received or accrued, in accordance with such U.S. holder's method of accounting for U.S. federal income tax purposes.

        Sale or Other Taxable Disposition.    A U.S. holder will recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a debt security. The amount of such gain or loss generally will be equal to the difference between the amount received for the debt security in cash or other property valued at fair market value (less amounts attributable to any accrued but unpaid interest, which will be taxable as interest to the extent not previously included in income) and the U.S. holder's adjusted tax basis in the debt security. A U.S. holder's adjusted tax basis in a debt security generally will be equal to the amount the U.S. holder paid for the debt security. Any gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. holder has held the debt security for more than one year at the time of such sale or other taxable disposition. Otherwise, such gain or loss will be short-term capital gain or loss. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, generally will be taxable at reduced rates. The deductibility of capital losses is subject to limitations.

  Non-U.S. Holders

        Payments of Interest.    Interest paid on a debt security to a non-U.S. holder that is not effectively connected with the non-U.S. holder's conduct of a trade or business within the United States generally will not be subject to U.S. federal income tax or withholding, provided that:

  •
  the non-U.S. holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our voting stock;

  •
  the non-U.S. holder is not a controlled foreign corporation related to us through actual or constructive stock ownership; and

  •
  either (1) the non-U.S. holder certifies in a statement provided to the applicable withholding agent under penalties of perjury that it is not a United States person and provides its name and address; (2) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business and holds the debt security on behalf of the non-U.S. holder certifies to the applicable withholding agent under penalties of perjury that it, or the financial institution between it and the non-U.S. holder, has received from the non-U.S. holder a statement under penalties of perjury that such holder is not a United States person and provides the applicable withholding agent with a copy of such statement; or

    (3) the non-U.S. holder holds its debt security directly through a "qualified intermediary" (within the meaning of the applicable Treasury Regulations) and certain conditions are satisfied.

        If a non-U.S. holder does not satisfy the requirements above, such non-U.S. holder will be subject to withholding tax of 30%, subject to a reduction in or an exemption from withholding on such interest as a result of an applicable tax treaty. To claim such entitlement, the non-U.S. holder must provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) claiming a reduction in or exemption from withholding tax under the benefit of an income tax treaty between the United States and the country in which the non-U.S. holder resides or is established.

        If interest paid to a non-U.S. holder is effectively connected with the non-U.S. holder's conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such interest is attributable), the non-U.S. holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the non-U.S. holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that interest paid on a debt security is not subject to withholding tax because it is effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States.

        Any such effectively connected interest generally will be subject to U.S. federal income tax at the regular graduated rates. A non-U.S. holder that is a corporation may also be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected interest, as adjusted for certain items.

        The certifications described above must be provided to the applicable withholding agent prior to the payment of interest and must be updated periodically. Non-U.S. holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

        Sale or Other Taxable Disposition.    A non-U.S. holder will not be subject to U.S. federal income tax on any gain realized upon the sale, exchange, redemption, retirement or other taxable disposition of a debt security (such amount excludes any amount allocable to accrued and unpaid interest, which generally will be treated as interest and may be subject to the rules discussed above in "—Taxation of Holders of Our Debt Securities—Non-U.S. Holders—Payments of Interest") unless:

  •
  the gain is effectively connected with the non-U.S. holder's conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable); or

  •
  the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met.

        Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A non-U.S. holder that is a foreign corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

        Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

        Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

        U.S. Holders.    A U.S. holder may be subject to information reporting and backup withholding when such holder receives payments on our capital stock or debt securities or proceeds from the sale or other taxable disposition of such stock or debt securities (including a redemption or retirement of a debt security). Certain U.S. holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. holder will be subject to backup withholding if such holder is not otherwise exempt and such holder:

  •
  fails to furnish the holder's taxpayer identification number, which for an individual is ordinarily his or her social security number;

  •
  furnishes an incorrect taxpayer identification number;

  •
  is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

  •
  fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder's U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

        Non-U.S. Holders.    Payments of dividends on our capital stock or interest on our debt securities generally will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any dividends on our capital stock or interest on our debt securities paid to the non-U.S. holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of such stock or debt securities (including a retirement or redemption of a debt security) within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a U.S. person, or the holder otherwise establishes an exemption. Proceeds of a disposition of such stock or debt securities conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

        Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder's U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Medicare Contribution Tax on Unearned Income

        Certain U.S. holders that are individuals, estates or trusts are required to pay an additional 3.8% tax on, among other things, dividends on stock, interest on debt obligations, and capital gains from the sale or other disposition of stock or debt obligations. U.S. holders should consult their tax advisors regarding the effect, if any, of these rules on their ownership and disposition of our capital stock or debt securities.

Additional Withholding Tax on Payments Made to Foreign Accounts

        Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such sections commonly referred to as the Foreign Account Tax Compliance Act, or FATCA) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on our capital stock, interest on our debt securities, or gross proceeds from the sale or other disposition of our capital stock or debt securities, in each case paid to a "foreign financial institution" or a "non-financial foreign entity" (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any "substantial United States owners" (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, it must enter into an agreement with the U.S. Department of the Treasury under which it undertakes, among other things, to identify accounts held by certain "specified United States persons" or "United States-owned foreign entities" (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

        Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our capital stock or interest on our debt securities, and will apply to payments of gross proceeds from the sale or other disposition of such stock or debt securities on or after January 1, 2019.

        Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our capital stock or debt securities.

Other Tax Consequences

        State, local and non-U.S. income tax laws may differ substantially from the corresponding federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or non-U.S. jurisdiction, or any federal tax other than the income tax. You should consult your tax advisor regarding the effect of state, local and non-U.S. tax laws with respect to our tax treatment as a REIT and on an investment in our capital stock or debt securities.

PLAN OF DISTRIBUTION

        We may sell the securities being offered by this prospectus and any accompanying prospectus supplement or other offering materials:

  •
  through underwriters or dealers;

  •
  through agents;

  •
  directly to purchasers;

  •
  directly to our stockholders; or

  •
  through a combination of any such methods of sale.

        The securities may be sold in one or more transactions either:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices relating to prevailing market prices; or

  •
  at negotiated prices.

        We will describe in a prospectus supplement or other offering materials the particular terms of the offering of the securities, including the following:

  •
  the names of any underwriters or agents;

  •
  any underwriters' or agents' discounts or commissions; and

  •
  any securities exchanges on which the applicable securities may be listed.

        If we use underwriters in the sale, such underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices.

        The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions.

        We may sell securities through agents designated by us. Any agent involved in the offer or sale of the securities pursuant to this prospectus will be named, and any commissions payable by us to that agent will be set forth, in the prospectus supplement or other offering materials.

        Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act.

        We may have agreements with the underwriters, dealers and agents to indemnify them against certain liabilities, including liabilities under the Securities Act or to contribute with respect to payments which the underwriters, dealers or agents may be required to make. Additionally, underwriters, dealers and agents and their affiliates may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

        In order to facilitate the offering of our securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of such securities or other securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in such securities for their own account. In addition, to cover overallotments or to stabilize the price of the securities or of such other securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of such securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time without notice.

        We also may solicit offers to purchase securities directly from, and we may sell securities directly to, institutional investors or others. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement or other offering materials.

        Some or all of the securities we may sell may be new issues of securities with no established trading market. We cannot give any assurances as to the liquidity of the trading market for any of our securities.

 EXPERTS

        The consolidated balance sheets of Realty Income Corporation and subsidiaries as of December 31, 2014 and 2013, and the related consolidated statements of income, equity, and cash flows for each of the years in the three-year period ended December 31, 2014, and the related financial statement schedule III, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2014, have been incorporated by reference in this prospectus in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. Their report with respect to the consolidated financial statements and financial statement schedule of Realty Income Corporation makes reference to Realty Income Corporation changing its method of reporting discontinued operations in 2014 due to the adoption of FASB Accounting Standards Update No. 2014-08.

LEGAL MATTERS

        The validity of the securities offered hereby will be passed upon for us by Venable LLP, Baltimore, Maryland, and Latham & Watkins LLP, Costa Mesa, California. Latham & Watkins LLP, Los Angeles, California, has issued an opinion to us regarding certain tax matters described under "United States Federal Income Tax Considerations." Sidley Austin LLP, San Francisco, California will act as counsel for any underwriters or agents. As of December 17, 2015, William J. Cernius, a partner of Latham & Watkins LLP, beneficially owned approximately 7,826 shares of our common stock. As of December 17, 2015, Eric S. Haueter, a partner of Sidley Austin LLP, beneficially owned approximately 8,872 shares of our common stock.

WHERE YOU CAN FIND MORE INFORMATION

        Realty Income Corporation is subject to the information reporting requirements of the Exchange Act, and in accordance with these requirements, it files annual, quarterly and current reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information may be inspected and copied at the SEC's Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330. Realty Income Corporation's SEC filings are available to the public at the SEC's website at http://www.sec.gov. You may also inspect information that we file with The New York Stock Exchange at the offices of The New York Stock Exchange at 20 Broad Street, New York, New York 10005.

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement.

 INCORPORATION BY REFERENCE

        We "incorporate by reference" certain information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and any information contained in this prospectus or in any document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to have been modified or superseded to the extent that a statement contained in this prospectus, or, if applicable, the accompanying prospectus supplement, in any other offering materials we may provide you in connection with the offering of securities, or in any other document we subsequently file with the SEC that also is incorporated or deemed to be incorporated by reference in this prospectus, modifies or supersedes the original statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this prospectus. We incorporate by reference the documents of Realty Income Corporation listed below and any future filings made by Realty Income Corporation with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering of securities described in this prospectus; provided, however, that we are not incorporating by reference any documents, portions of documents, exhibits or other information that is deemed to have been "furnished" to and not "filed" with the SEC:

  •
  Annual Report of Realty Income on Form 10-K for the year ended December 31, 2014;

  •
  Quarterly Report of Realty Income on Form 10-Q for the quarter ended March 31, 2015;

  •
  Quarterly Report of Realty Income on Form 10-Q for the quarter ended June 30, 2015;

  •
  Quarterly Report of Realty Income on Form 10-Q for the quarter ended September 30, 2015;

  •
  Current Reports on Form 8-K filed with the SEC on February 23, 2015, April 10, 2015, May 13, 2015, June 17, 2015, July 2, 2015, July 30, 2015, September 10, 2015 (both Current Reports on Form 8-K filed on such date), October 1, 2015, October 7, 2015, December 4, 2015 and December 18, 2015;

  •
  The description of the Class F preferred stock contained in our Registration Statement on Form 8-A (File No. 001-13374) filed with the SEC on February 3, 2012 (as amended pursuant to our Registration Statement on Form 8-A/A (File No. 001-13374) filed with the SEC on April 17, 2012), including any subsequently filed amendments and reports filed for the purpose of updating such descriptions.

You may request a copy of the filings referred to above at no cost by writing or telephoning us at the following address:

  Realty Income Corporation.
  11995 El Camino Real
  San Diego, CA 92130
  Attention: Corporate Secretary
  (858) 284-5000

11,859,410 Shares

Common Stock

PROSPECTUS SUPPLEMENT

May 24, 2018